     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 3, 1999



                                                      REGISTRATION NO. 333-83637

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4

                                AMENDMENT NO. 1


                                       TO

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        AMERICAN MEDIA OPERATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             2721                            59-2094424
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                            ------------------------

                             600 EAST COAST AVENUE
                             LANTANA, FL 33464-0002
                                 (561) 540-1000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                               SCOTT PRICE, ESQ.
                             600 EAST COAST AVENUE
                             LANTANA, FL 33464-0002
                                 (561) 540-1000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                WITH A COPY TO:

                             GARY L. SELLERS, ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 455-2000
                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration number of the earlier effective Registration Statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]
                            ------------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF
THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT
SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                   TABLE OF ADDITIONAL REGISTRANT GUARANTORS


                                                                        ADDRESS INCLUDING ZIP CODE,
                                 STATE OR OTHER         I.R.S.              AND TELEPHONE NUMBER
        EXACT NAME OF           JURISDICTION OF        EMPLOYER             INCLUDING AREA CODE,
     REGISTRANT GUARANTOR       INCORPORATION OR    IDENTIFICATION       OF REGISTRANT GUARANTOR'S
 AS SPECIFIED IN ITS CHARTER      ORGANIZATION          NUMBER          PRINCIPAL EXECUTIVE OFFICES
- ------------------------------  ----------------    --------------    --------------------------------
American Media Marketing, Inc.    Florida           65-0757297        600 East Coast Avenue
                                                                      Lantana, FL 33464 (561) 540-1000
Biocide, Inc.                     Delaware          58-2286482        600 East Coast Avenue
                                                                      Lantana, FL 33464 (561) 540-1000
Country Weekly, Inc.              Delaware          65-0462019        600 East Coast Avenue
                                                                      Lantana, FL 33464 (561) 540-1000
Distribution Services, Inc.       Delaware          59-1641185        600 East Coast Avenue
                                                                      Lantana, FL 33464 (561) 540-1000
Fairview Printing, Inc.           Florida           59-2521785        600 East Coast Avenue
                                                                      Lantana, FL 33464 (561) 540-1000
Health Xtra, Inc.                 Florida           65-0886419        600 East Coast Avenue
                                                                      Lantana, FL 33464 (561) 540-1000
Marketing Services, Inc.          Delaware          65-0228937        600 East Coast Avenue
                                                                      Lantana, FL 33464 (561) 540-1000
National Enquirer, Inc.           Florida           59-2764097        600 East Coast Avenue
                                                                      Lantana, FL 33464 (561) 540-1000
NDSI, Inc.                        Delaware          59-2632066        600 East Coast Avenue
                                                                      Lantana, FL 33464 (561) 540-1000
Retail Marketing Network, Inc.    Delaware          65-0503059        600 East Coast Avenue
                                                                      Lantana, FL 33464 (561) 540-1000
Star Editorial, Inc.              Delaware          59-2719233        600 East Coast Avenue
                                                                      Lantana, FL 33464 (561) 540-1000
SOM Publishing, Inc.              Florida           59-2429187        600 East Coast Avenue
                                                                      Lantana, FL 33464 (561) 540-1000
Weekly World News, Inc.           Florida           59-1896614        600 East Coast Avenue
                                                                      Lantana, FL 33464 (561) 540-1000

                  SUBJECT TO COMPLETION, DATED AUGUST 3, 1999

PROSPECTUS

$250,000,000
AMERICAN MEDIA OPERATIONS, INC.

OFFER TO EXCHANGE ALL OUTSTANDING 10 1/4% SENIOR SUBORDINATED NOTES DUE 2009 FOR 10 1/4% SENIOR SUBORDINATED NOTES DUE 2009,
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

THE EXCHANGE OFFER

- - We will exchange all old notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradeable.

- - You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer.


- - The exchange offer expires at 5:00 p.m., New York City time, on September 2, 1999, unless extended. We do not currently intend to extend the expiration date.

THE EXCHANGE NOTES

- - The terms of the exchange notes to be issued in the exchange offer are substantially identical to the old notes, except that the exchange notes will be freely tradeable.

RESALES OF EXCHANGE NOTES

- - The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. The exchange notes will be eligible for trading in the PORTAL market.

                            ------------------------

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 14 OF THIS PROSPECTUS BEFORE PARTICIPATING IN THIS EXCHANGE OFFER.
                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------


                 The date of this prospectus is August 5, 1999.


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE NOTES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE NOTES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE NOTES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Summary...............................    1
Risk Factors..........................   14
The Transactions......................   22
Use of Proceeds.......................   23
Capitalization........................   24
Unaudited Pro Forma Consolidated
  Financial Statements................   25
Selected Historical Consolidated
  Financial Information...............   31
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   33
Business..............................   41
Management............................   51

                                        PAGE
                                        ----
Outstanding Voting Securities.........   54
Certain Relationships and Related
  Transactions........................   55
Description of Other Indebtedness.....   56
The Exchange Offer....................   58
Description of the Notes..............   68
U.S. Federal Tax Considerations of the
  Exchange Offer......................  107
Plan of Distribution..................  108
Legal Matters.........................  108
Experts...............................  109
Where You Can Find More Information...  109
Index to Financial Statements.........  F-1

        SPECIAL NOTE REGARDING INDUSTRY DATA AND CIRCULATION INFORMATION

     Unless otherwise specifically indicated, all statements presented in this prospectus regarding

     - circulation rankings in the United States and Canada of National Enquirer and Star relative to other magazines based on weekly single copy circulation and of Country Weekly in its category based on weekly circulation,

     - rankings in the United States and Canada of National Enquirer and Star relative to other magazines based on total magazine retail dollars generated,

     - our publications' share of total weekly single copy circulation in the United States and Canada, and

     - the percentage that average weekly single copy circulation of our publications in the United States, Canada or outside of North America represents of total average weekly single copy circulation of our publications are based upon statistical data obtained from the report of the Audit Bureau of Circulations for the six months ended December 31, 1998. Unless otherwise indicated, all average weekly circulation information for our publications is an average of actual weekly single copy circulation for the six months ended December 28, 1998. All references to "circulation" are to single copy and subscription circulation, unless otherwise specified. All information regarding multiple readers per copy of our publications and the core demographic profile of our readers is based on National Enquirer and Star magazine audience estimates prepared at our request for fall 1998 by Mediamark Research Inc. The information contained in the report of the Audit Bureau of Circulations and the magazine audience estimate by Mediamark Research Inc. have not been independently verified by us.

                           FORWARD-LOOKING STATEMENTS

     Some of the information presented in this prospectus constitutes forward-looking statements, including, in particular, the statements about our plans, strategies and prospects under the headings "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We caution you that a variety of factors could cause business conditions and results to differ materially from what is contained in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions about us, including, among other things:

- - our high degree of leverage and significant debt service obligations,

- - our ability to increase circulation and advertising revenues,

- - market conditions for our publications,

- - our ability to develop new publications and services,

- - outcomes of pending and future litigation,

- - increasing competition by domestic and foreign media companies,

- - changes in the costs of paper used by us,

- - any future changes in management,

- - general risks associated with the publishing industry, and

- - the potential effect of year 2000 computer issues.

                                    SUMMARY

     This summary highlights information contained elsewhere or incorporated by reference in this prospectus. It is not complete and may not contain all of the information that is important to you. Unless the context otherwise requires, references in this prospectus to "American Media Operations," the "Company" or "us," "we" or "our" are to American Media Operations, Inc. and its subsidiaries.

     All references to a particular fiscal year are to the four fiscal quarters ended the last Monday in March of the fiscal year specified. All references to "notes" are to the exchange notes and the old notes.

                           AMERICAN MEDIA OPERATIONS

OVERVIEW

     We are a leading publisher in the field of general interest magazines, publishing National Enquirer, Star, Weekly World News and Country Weekly, with a current aggregate weekly circulation of approximately 4.7 million copies. National Enquirer and Star, our premier titles, have the second and fourth highest weekly single copy circulation, respectively, of any weekly periodical in the United States. We are the leader in total weekly single copy circulation of magazines in the United States and Canada with approximately 34% of total U.S. and Canadian circulation for weekly publications. We derive approximately 85% of our revenues from circulation, predominantly single copy sales in retail outlets, and the remainder from advertising and other sources. National Enquirer and Star are distributed in approximately 165,000 retail outlets in the United States and Canada, representing, in the opinion of management, substantially complete coverage of periodical outlets in these countries. Distribution Services, Inc., or DSI, our subsidiary, arranges for the placement and merchandising of our publications and third-party publications at retail outlets throughout the United States and Canada. In addition, DSI provides marketing, merchandising and information-gathering services for third parties. For the fiscal year ended March 29, 1999, we had pro forma revenues and pro forma EBITDA of $272.2 million and $95.8 million, respectively.

     Our publications are among the most well-known and widely distributed titles in the publishing industry. While our publications have a current aggregate weekly circulation of approximately 4.7 million copies, they enjoy a weekly readership of over 20 million people due to multiple readers per copy sold. As a result, we believe our publications enjoy strong consumer brand awareness with a large and loyal readership base. Our publications include the following titles:

     - National Enquirer is a weekly general interest periodical with an editorial content devoted to celebrity features, human interest stories and articles covering lifestyle topics such as health, food and household affairs. National Enquirer is the second highest selling weekly periodical in the United States and Canada based on single copy circulation, selling on average 1,814,000 copies per week. National Enquirer has a total average weekly circulation of 2,201,000 copies, including subscriptions, with an average of approximately 7 readers per copy. National Enquirer has a core demographic profile of women aged 18-49. National Enquirer's cover price is $1.59 in the United States.

     - Star is a weekly celebrity news-based periodical with a strong emphasis on television and movie performers and the lives of the rich and famous. Star complements this focus with human interest stories about ordinary people in unusual circumstances. Every issue also includes a variety of features on topics such as food, fashion, health, fitness and parenting. Star is the fourth highest selling weekly periodical in the United States and Canada based on single copy circulation, selling on average 1,487,000 copies per week. Star has a total average weekly circulation of 1,776,000 copies, including subscriptions, with an average of approximately 4 readers per copy. Star has a core demographic profile of women aged 18-49. Star's cover price is $1.59 in the United States.

     - Weekly World News is a tabloid devoted to the publication of entertaining and unusual stories. The editorial content is derived principally from rewritten stories and photographs purchased from agencies and periodicals around the world. Weekly World News has an average weekly single copy circulation of 355,000 copies, with a total average weekly circulation of 379,000 copies, including subscriptions. Weekly World News' cover price is $1.39 in the United States.

     - Country Weekly is a special interest magazine presenting various aspects of country music, lifestyles, events and personalities, and has the highest weekly circulation of any such magazine in its category. Country Weekly has an average weekly single copy circulation of 171,000 copies, with a total average weekly circulation of 363,000 copies, including subscriptions. Country Weekly's cover price is $1.99 in the United States.

COMPETITIVE STRENGTHS

     We believe that the following factors have contributed to the leading market position of our publications:

     - Strong, well-established brand names

     - Extensive editorial sourcing capabilities

     - Broad distribution base

     - Experienced management team

BUSINESS STRATEGY

     The key elements of our business strategy are to:

     - Enhance editorial content to drive single copy circulation

     - Aggressively promote our brands

     - Increase advertising revenues

     - Build on the strength of DSI

     - Utilize price flexibility

     - Leverage brand equity

     - Pursue complementary acquisitions

THE TRANSACTIONS

     THE MERGER. On May 7, 1999, EMP Acquisition Corp., a company formed by Evercore Capital Partners L.P., a private equity firm, entered into a merger agreement with our parent company, American Media, Inc., pursuant to which (a) EMP Acquisition Corp. merged into American Media, Inc., (b) the existing stockholders of American Media, Inc. received aggregate cash consideration of $299.4 million and (c) Evercore and certain other investors, including David Pecker, our chairman, acquired 100% of the common stock of American Media, Inc.

     FINANCING FOR THE TRANSACTIONS. The investors made an equity investment of $235.0 million in EMP Acquisition Corp. to fund a portion of the total cost of the transactions. In addition, we

     - entered into, and made initial borrowings under, a new senior secured bank credit facility with The Chase Manhattan Bank, as agent, and a syndicate of other financial institutions, providing for a credit facility of up to $400.0 million consisting of a $60.0 million revolving credit facility, a $100.0 million tranche A term loan facility and a $240.0 million tranche B term loan facility,

     - issued the notes,

     - repaid all outstanding borrowings under, and terminated, our old senior secured bank credit facility, and

     - consummated a debt tender offer for our 11 5/8% Senior Subordinated Notes due 2004.

     The following table sets forth sources and uses of funds in connection with the foregoing transactions, giving effect to the sale of our soap opera publications (as discussed below):

                                                              (DOLLARS IN
                                                               MILLIONS)
SOURCES:
New credit facility(1)......................................    $352.0
Notes.......................................................     250.0
Equity investment...........................................     235.0
                                                                ------
     Total sources..........................................    $837.0
                                                                ======
USES:
Cash consideration..........................................    $299.4
Repayment of old credit facility............................     267.0
Purchase of our 11 5/8% senior subordinated notes...........     199.3
Payment of accrued interest on old credit facility and
  11 5/8% senior subordinated notes.........................      12.7
Transaction fees and expenses(2)............................      58.6
                                                                ------
     Total uses.............................................    $837.0
                                                                ======

- ---------------
(1) Represents borrowings under the new credit facility made on the closing date of the merger, consisting of $100.0 million under the tranche A term loan facility, $240.0 million under the tranche B term loan facility and $12.0 million under the revolving credit facility.

(2) Transaction fees and expenses include, among other things, the debt tender offer premium and consent fee, the initial purchaser's discount and other expenses incurred in the offering of the old notes and fees and expenses associated with the merger, the existing credit facility and the debt tender offer.

     SALE OF SOAP OPERA PUBLICATIONS. On February 3, 1999, we ceased publication of Soap Opera News and Soap Opera Magazine and sold certain of the trademarks and other soap opera publishing assets relating to these magazines to Primedia, Inc. for $10.0 million in cash. We used the entire cash proceeds to repay borrowings under our old credit facility. In addition, we may receive future consideration based upon increased financial performance above certain levels of Primedia Inc.'s Soap Opera Digest and Soap Opera Weekly publications. There can be no assurance, however, that we will receive any such future consideration.

                     SUMMARY OF TERMS OF THE EXCHANGE OFFER

     On May 7, 1999, we completed the private offering of our 10 1/4% Senior Subordinated Notes due 2009. References to "notes" in this prospectus are references to both the old notes and the exchange notes.

     We and our note guarantors entered into an exchange and registration rights agreement with the initial purchaser in the private offering in which we and our guarantors agreed to deliver to you this prospectus and we agreed to complete the exchange offer within 195 days after the date of original issuance of the old notes. You are entitled to exchange in the exchange offer your old notes for exchange notes which are identical in all material respects to the old notes except that:

     - the exchange notes have been registered under the Securities Act;

     - the exchange notes are not entitled to certain registration rights which are applicable to the old notes under the exchange and registration rights agreement; and

     - certain contingent interest rate provisions are no longer applicable.

The Exchange Offer............   We are offering to exchange up to $250.0
                                 million aggregate principal amount of 10 1/4% senior subordinated notes which have been registered under the Securities Act for up to $250.0 million aggregate principal amount of 10 1/4% senior subordinated notes which were issued in May 1999. Old notes may be exchanged only in integral multiples of $1,000.

Resales.......................   Based on an interpretation by the staff of the
                                 Securities and Exchange Commission set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by you (unless you are our "affiliate" within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you are acquiring the exchange notes in the ordinary course of your business and that you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

                                 Each participating broker-dealer that receives exchange notes for its own account pursuant to the exchange offer in exchange for old notes that were acquired as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See "Plan of Distribution."

                                 Any holder of old notes who

                                 - is our affiliate,

                                 - does not acquire exchange notes in the
                                   ordinary course of its business, or

                                 - tenders in the exchange offer with the
                                   intention to participate, or for the purpose of participating, in a distribution of exchange notes,

                                 cannot rely on the position of the staff of the SEC enunciated in Exxon Capital Holdings Corporation, Morgan Stanley & Co. Incorporated or similar no-action letters and, in the absence of an exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the exchange notes.


Expiration Date; Withdrawal of
  Tenders.....................   The exchange offer will expire at 5:00 p.m.,
                                 New York City time, on September 2, 1999, or such later date and time to which we extend it
                                 (the "expiration date"). We do not currently intend to extend the expiration date. A tender of old notes pursuant to the exchange offer may be withdrawn at any time prior to the expiration date. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.


Certain Conditions to the
Exchange Offer................   The exchange offer is subject to customary
                                 conditions, which we may waive. Please read the section captioned "The Exchange
                                 Offer -- Certain Conditions to the Exchange
                                 Offer" of this prospectus for more information regarding the conditions to the exchange offer.

Procedures for Tendering Old
Notes.........................   If you wish to accept the exchange offer, you
                                 must complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must also mail or otherwise deliver the letter of transmittal, or a facsimile of the letter of transmittal, together with the old notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal. If you hold old notes through The Depository Trust Company and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC, by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

                                 - any exchange notes that you receive will be
                                   acquired in the ordinary course of your
                                   business;

                                 - you have no arrangement or understanding with
                                   any person or entity to participate in a distribution of the exchange notes;

                                 - if you are a broker-dealer that will receive
                                   exchange notes for your own account in
                                   exchange for old notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes; and

                                 - you are not our "affiliate," as defined in
                                   Rule 405 of the Securities Act, or, if you are an affiliate, you will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

Special Procedures for
Beneficial Owners.............   If you are a beneficial owner of old notes
                                 which are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such old notes in the exchange offer, you should contact such registered holder promptly and instruct such registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery
Procedures....................   If you wish to tender your old notes and your
                                 old notes are not immediately available or you cannot deliver your old notes, the letter of transmittal or any other documents required by the letter of transmittal or comply with the applicable procedures under DTC's Automated
                                 Tender Offer Program prior to the expiration date, you must tender your old notes according to the guaranteed delivery procedures set forth in this prospectus under "The Exchange
                                 Offer -- Guaranteed Delivery Procedures."

Effect on Holders of Old
Notes.........................   As a result of the making of, and upon
                                 acceptance for exchange of all validly tendered old notes pursuant to the terms of the exchange offer, we will have fulfilled a covenant contained in the exchange and registration rights agreement and, accordingly, we will not be obligated to pay liquidated damages as described in the exchange and registration rights agreement. If you are a holder of old notes and you do not tender your old notes in the exchange offer, you will continue to hold such old notes and you will be entitled to all the rights and limitations applicable to the old notes in the indenture, except for any rights under the exchange and registration rights agreement that by their terms terminate upon the consummation of the exchange offer.

                                 To the extent that old notes are tendered and accepted in the exchange offer, the trading market for old notes could be adversely affected.

Consequences of Failure to
Exchange......................   All untendered old notes will continue to be
                                 subject to the restrictions on transfer
                                 provided for in the old notes and in the indenture. In general, the old notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the old notes under the Securities Act.

Certain U.S. Federal Income
Tax Considerations............   The exchange of old notes for exchange notes in
                                 the exchange offer will not be a taxable event for U.S. federal income tax purposes. See "U.S.
                                 Federal Income Tax Consequences of the Exchange
                                 Offer."

Use of Proceeds...............   We will not receive any cash proceeds from the
                                 issuance of exchange notes pursuant to the exchange offer.

Exchange Agent................   ChaseMellon Shareholder Services, L.L.C. is the
                                 exchange agent for the exchange offer. The address and telephone number of the exchange agent are set forth in the section captioned
                                 "The Exchange Offer -- Exchange Agent."

                      SUMMARY TERMS OF THE EXCHANGE NOTES

Issuer........................   American Media Operations, Inc.

Notes Offered.................   $250,000,000 in aggregate principal amount of
                                 10 1/4% Senior Subordinated Notes due 2009, which have been registered under the Securities
                                 Act.

Maturity Date.................   May 1, 2009.

Interest......................   Annual rate: 10 1/4%.

                                 Payment frequency: every six months on May 1 and November 1.

                                 First payment: November 1, 1999.

Optional Redemption...........   On and after May 1, 2004, we may redeem some or
                                 all of the exchange notes at the redemption prices listed in the section entitled
                                 "Description of the Notes -- Optional
                                 Redemption." Prior to such date, we may not redeem the exchange notes, except as described in the following sentence.

                                 At any time prior to May 1, 2002, we may, on one or more occasions, redeem up to 35% of the original aggregate principal amount of the exchange notes with the net cash proceeds of certain offerings of equity at a redemption price equal to 110.25% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages.

Change of Control.............   Upon the occurrence of a change of control, you
                                 will have the right to require us to repurchase all or a portion of your exchange notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages thereon, if any, to the date of repurchase. However, we will not be obligated to repurchase the exchange notes pursuant to a change of control offer in the event that we have exercised our right to redeem all the exchange notes, as described under "Optional Redemption" above.
                                 See "Description of the Notes -- Change of
                                 Control."

Note Guarantees...............   The exchange notes are fully and
                                 unconditionally guaranteed, on an unsecured senior subordinated basis, by each of our subsidiaries existing on May 7, 1998, other than Frontline Marketing, Inc., our 80%-owned subsidiary, and by each of our future wholly-owned domestic restricted subsidiaries.
                                 The note guarantees will be subordinated to the guarantees of senior indebtedness issued by the note guarantors under our new credit facility.
                                 See "Description of the Notes -- Note
                                 Guarantees."

Ranking.......................   The exchange notes will be unsecured and
                                 subordinated in right of payment to all of our existing and future senior indebtedness, including all of our borrowings under the new credit facility. The exchange notes will rank equal in right of payment with all of our existing and future senior subordinated indebtedness and senior to all of our future subordinated obligations. We are a holding company and as such we derive all of our operating income and cash flow from our subsidiaries. See
                                 "Description of the Notes -- Ranking."

                                 Assuming that the transactions had taken place on March 29, 1999, as of such date we would have had outstanding:

                                 - $352.0 million of senior indebtedness all of
                                   which would have been secured indebtedness
                                   (excluding unused commitments under the new credit facility);

                                 - $250.9 million of senior indebtedness all of
                                   which would have been of senior subordinated indebtedness (other than the notes) and no indebtedness that is subordinate or junior in right of repayment to the notes;

                                 - no senior indebtedness of the note guarantors
                                   (excluding their guarantees of indebtedness of the Company under the new credit facility); and

                                 - no senior subordinated indebtedness of the
                                   note guarantors (other than the note
                                   guarantees) and no indebtedness of the note guarantors that is subordinate or junior in right of payment to the note guarantees.

Certain Covenants.............   We will issue the exchange notes under an
                                 indenture among us, the note guarantors and The
                                 Chase Manhattan Bank, as trustee. The indenture governs both the old notes and the exchange notes and will, among other things, restrict our ability and the ability of our subsidiaries to:

                                 - borrow money;

                                 - guarantee other indebtedness;

                                 - use assets as security in other transactions;

                                 - pay dividends on stock, redeem stock or
                                   redeem subordinated debt;

                                 - make investments;

                                 - enter into agreements that restrict dividends
                                   from subsidiaries;

                                 - sell assets;

                                 - enter into affiliate transactions;

                                 - sell capital stock of subsidiaries;

                                 - enter into new lines of business; and

                                 - merge or consolidate.

                                 For more details, see "Description of the Notes -- Certain Covenants."

Use of Proceeds...............   There will be no cash proceeds to us from the
                                 exchange offer.

                                  RISK FACTORS

     You should carefully consider the information under the caption "Risk Factors" and all other information in this prospectus before tendering your notes.
                            ------------------------

     Our executive offices are located at 600 East Coast Avenue, Lantana, Florida 33464-0002. Our telephone number is (561) 540-1000.

         SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The following summary unaudited pro forma consolidated financial information has been derived from the unaudited pro forma consolidated financial statements and the related notes included elsewhere in this prospectus. The summary unaudited pro forma consolidated balance sheet gives effect to the transactions as if they had occurred on March 29, 1999. The summary unaudited pro forma consolidated statement of income information and other financial information for the fiscal year ended March 29, 1999 give effect to the transactions and the sale of the soap opera assets as if they had occurred at the beginning of such period. The summary unaudited pro forma consolidated financial information is for informational purposes only and does not purport to be indicative of our financial position or the results of our operations that would have actually been obtained had the transactions and the sale of the soap opera assets in fact occurred as of the assumed dates or for the periods presented, nor are they indicative of, or projections for, our results of operations or financial position for any future period or date. The pro forma adjustments, as described in the notes to the unaudited pro forma consolidated financial statements included elsewhere in this prospectus, are based on available information and upon certain assumptions which we believe are reasonable.

     The merger was accounted for using the purchase method of accounting. The purchase price will be allocated to the assets acquired and liabilities assumed, based on their respective fair values. The allocation of the purchase price reflected in the summary unaudited pro forma consolidated financial information is preliminary. The adjustments that have been included in the summary unaudited pro forma consolidated financial information will change based upon the final allocation of the purchase price when additional information concerning asset and liability valuation is obtained. The actual allocation of the purchase price and the resulting effect on operating income may differ significantly from the unaudited summary pro forma amounts included herein.

     The following summary unaudited pro forma consolidated financial information should be read in conjunction with "Unaudited Pro Forma Consolidated Financial Statements," "Selected Historical Consolidated Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes included elsewhere in this prospectus.

         SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

                                                                FISCAL YEAR ENDED
                                                                  MARCH 29, 1999
                                                              ----------------------
                                                              (DOLLARS IN THOUSANDS)
STATEMENT OF INCOME INFORMATION:
Operating revenues
  Circulation...............................................         $228,244
  Advertising...............................................           22,582
  Other.....................................................           21,358
                                                                     --------
                                                                      272,184
Operating expenses
  Editorial.................................................           25,144
  Production................................................           65,488
  Distribution, circulation and other cost of sales.........           59,188
  Selling, general and administrative.......................           26,561
  Depreciation and amortization.............................           50,564
                                                                     --------
                                                                      226,945
  Operating income..........................................           45,239

Interest expense............................................          (58,749)
Other income, net(1)........................................            4,105
                                                                     --------
  Loss before income taxes charge...........................           (9,405)
Income taxes................................................            9,505
                                                                     --------
  Net loss..................................................         $(18,910)
                                                                     ========
OTHER FINANCIAL INFORMATION:
EBITDA(2)...................................................         $ 95,803
Cash interest expense.......................................           55,909
Capital expenditures........................................           13,070
Ratio of EBITDA to cash interest expense....................              1.7x
BALANCE SHEET INFORMATION (END OF PERIOD):
Total debt..................................................         $602,874
Total stockholder's equity..................................          215,539

- ---------------
(1) Other income, net is comprised of miscellaneous nonrecurring items and includes for the fiscal year ended March 29, 1999, a net gain of $4,400 from the favorable settlement of certain litigation.

(2) EBITDA is defined as net loss before extraordinary charges, interest expense, income taxes, depreciation and amortization and other income. EBITDA is not a measure of performance defined by generally accepted accounting principles. EBITDA should not be considered in isolation or as a substitute for net income or a statement of cash flows which have been prepared in accordance with GAAP or as a measure of our operating performance, profitability or liquidity. We believe EBITDA provides useful information regarding our ability to service our debt, and we understand that such information is considered by certain investors to be an additional basis for evaluating a company's ability to pay interest and repay debt. EBITDA measures presented herein may not be comparable to similarly titled measures of other companies due to differences in methods of calculation.

             SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

     The following table sets forth certain of our summary historical consolidated financial information and the notes thereto. The summary historical consolidated financial information as of and for the fiscal years ended March 31, 1997, March 30, 1998 and March 29, 1999 has been derived from, and should be read in conjunction with, our audited historical consolidated financial statements and the notes thereto, which have been audited by Arthur Andersen LLP, independent auditors, and which are included elsewhere in this prospectus. See also "Selected Historical Consolidated Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the notes thereto included elsewhere in this prospectus.

                                                                       FISCAL YEAR ENDED
                                                              -----------------------------------
                                                              MARCH 31,    MARCH 30,    MARCH 29,
                                                               1997(1)       1998         1999
                                                              ---------    ---------    ---------
                                                                    (DOLLARS IN THOUSANDS)
STATEMENT OF INCOME INFORMATION:
Operating revenues
  Circulation...............................................  $273,567     $262,249     $248,630
  Advertising...............................................    24,280       23,643       23,460
  Other.....................................................    18,141       21,792       21,369
                                                              --------     --------     --------
                                                               315,988      307,684      293,459
Operating expenses
  Editorial.................................................    28,369       30,497       28,906
  Production................................................    80,286       82,296       79,691
  Distribution, circulation and other cost of sales.........    60,514       66,883       67,640
  Selling, general and administrative.......................    30,428       27,101       26,212
  Gain on sale of soap opera assets.........................        --           --       (6,499)
  Depreciation and amortization.............................    29,220       30,327       32,110
                                                              --------     --------     --------
                                                               228,817      237,104      228,060
  Operating income..........................................    87,171       70,580       65,399
Interest expense............................................   (56,284)     (50,486)     (46,897)
Other income (expense), net(2)..............................    (1,705)      (1,641)       2,943
                                                              --------     --------     --------
  Income before income taxes and extraordinary charge.......    29,182       18,453       21,445
Income taxes................................................    16,716       12,437       13,559
  Income before extraordinary charge........................    12,466        6,016        7,886
Extraordinary charge(3).....................................        --           --       (2,161)
                                                              --------     --------     --------
  Net income................................................  $ 12,466     $  6,016     $  5,725
                                                              ========     ========     ========
OTHER FINANCIAL INFORMATION:
EBITDA(4)...................................................  $114,593     $ 99,226     $ 96,347
Capital expenditures........................................     8,526       11,018       15,019
Cash provided from operating activities.....................    46,688       41,810       29,802
Cash used in investing activities...........................   (10,762)     (11,018)      (5,019)
Cash used in financing activities...........................   (32,339)     (31,617)     (28,365)
BALANCE SHEET INFORMATION (END OF PERIOD):
Total debt..................................................  $528,662     $497,535     $471,134
Total stockholder's equity..................................    48,457       54,473       60,198

- ---------------
(1) Fiscal 1997 includes 53 weeks as compared to 52 weeks for all other fiscal years presented.

(2) Other income, net for any period is comprised of the management fee incurred during such period and miscellaneous nonrecurring items and includes for the fiscal year ended March 29, 1999, a net gain of $4,400 from the favorable settlement of certain litigation.

(3) Consists primarily of the write-off of deferred debt issuance costs and charges relating to refinancing of indebtedness.

(4) EBITDA is defined as net income before extraordinary charges, interest expense, income taxes, depreciation and amortization and other income (expense) (other than management fees). The management fees included in other income (expense) were $1,798, $1,681 and $1,162, respectively, for fiscal 1997, 1998 and 1999. The pro forma financial information presented elsewhere herein includes a new monitoring fee of $750 per annum as a selling, general and administrative operating expense. EBITDA is not a measure of performance defined by GAAP. EBITDA should not be considered in isolation or as a substitute for net income or a statement of cash flows which have been prepared in accordance with GAAP or as a measure of our operating performance, profitability or liquidity. We believe EBITDA provides useful information regarding our ability to service our debt, and we understand that such information is considered by certain investors to be an additional basis for evaluating a company's ability to pay interest and repay debt. EBITDA measures presented herein may not be comparable to similarly titled measures of other companies due to differences in the methods of calculation.

                                  RISK FACTORS

     Before you tender your notes in the exchange offer, you should be aware that there are various risks, including those described below. You should carefully consider these risk factors, together with the other information in this prospectus, before tendering your notes. There may be additional risks which affect our business, financial condition or results of operations in the future and of which we are not currently aware. The risk factors set forth below are generally applicable to the old notes as well as the exchange notes.

     IF YOU DO NOT PARTICIPATE IN THE EXCHANGE OFFER, YOU WILL CONTINUE TO BE SUBJECT TO TRANSFER RESTRICTIONS.

     If you not exchange your old notes in the exchange offer, you will continue to be subject to restrictions on transfer on your old notes. We did not register the old notes under the federal or any state securities laws, and we do not intend to register them following the exchange offer. As a result, the old notes may only be transferred in limited circumstances under the securities laws. In addition, to the extent old notes are tendered and accepted in the exchange offer, the trading market, if any, for the old notes would be adversely affected. As a result, after the exchange offer, you may have difficulty selling your old notes.

     YOU MUST FOLLOW THE EXCHANGE OFFER PROCEDURES CAREFULLY IN ORDER TO RECEIVE THE NEW NOTES.

     If you do not follow the procedures described herein, you will not receive exchange notes. The new notes will be issued to you in exchange for your old notes only after timely receipt by the exchange agent of:

     - your old notes and either:

     - a properly completed and executed letter of transmittal and all other required documentation or

     - a book-entry delivery by transmittal of an agent's message through The Depository Trust Company.

     If you want to tender your old notes in exchange for new notes, you should allow sufficient time to ensure timely delivery. No one is under any duty to give you notification of defects or irregularities with respect to tenders of old notes for exchange. For additional information, please refer to "The Exchange Offer" and "Plan of Distribution" sections of this prospectus.

OUR SIGNIFICANT INDEBTEDNESS COULD IMPAIR OUR ABILITY TO OPERATE AND EXPOSE US TO CERTAIN RISKS.

     As a result of the transactions, we incurred a substantial amount of debt. Assuming that the transactions had taken place on March 29, 1999, we would have had as of such date total debt (excluding unused commitments) of $602.9 million and total stockholder's equity of $215.5 million, giving us a total debt to equity ratio of 2.8 to 1.0. In addition, subject to restrictions in the new credit facility and in the indenture, we may borrow more money for working capital, capital expenditures, acquisitions or for other purposes.

     Our high level of debt could have important consequences for you, including the following:

     - we may have difficulty borrowing money in the future for working capital, capital expenditures, acquisitions or other purposes;

     - we will need to use a large portion of the money earned by our subsidiaries to pay principal and interest on the new credit facility, the notes and other debt, which will reduce the amount of money available to us to finance our operations and other business activities;

     - some of our debt has a variable rate of interest, which exposes us to the risk of increased interest rates;

     - debt under the new credit facility will be secured and will mature prior to the notes;

     - we may have a much higher level of debt than certain of our competitors, which may put us at a competitive disadvantage;

     - our debt level makes us more vulnerable to economic downturns and adverse developments in our business;

     - our debt level reduces our flexibility in responding to changing business and economic conditions, including increased competition in the publishing industry; and

     - our debt level limits our ability to pursue other business opportunities, borrow more money for operations or capital in the future and implement our business strategy.

     After giving pro forma effect to the transactions and the sale of the soap opera assets, our interest expense for the fiscal year ended March 29, 1999 would have been $58.7 million. For the fiscal year ended March 29, 1999, after giving pro forma effect to the transactions and the sale of the soap opera assets, our earnings would have been insufficient to cover fixed charges by $9.4 million.

     We expect to obtain the money to pay our expenses and to pay the principal and interest on the notes, the new credit facility and other debt from the operations of our subsidiaries. Our ability to meet our expenses and debt service obligations thus depends on the future performance of our subsidiaries, which will be affected by financial, business, economic and other factors. We will not be able to control many of these factors, such as economic conditions and pressure from competitors. We cannot be certain that the money earned by our subsidiaries will be sufficient to allow us to pay principal and interest on our debt (including the notes) and meet our other obligations. If we do not have enough money, we may be required to refinance all or part of our existing debt, including the notes, sell assets, borrow more money or raise equity. We cannot guarantee that we will be able to refinance our debt, sell assets, borrow more money or raise equity on terms acceptable to us. In addition, the terms of existing or future debt agreements, including the new credit facility and the indenture, may restrict us from adopting any of these alternatives.

     Under the new credit facility, we also must comply with certain specified financial ratios and tests. If we do not comply with these or other covenants and restrictions contained in the new credit facility, we could default under the new credit facility. Such debt, together with accrued interest, could then be declared immediately due and payable. Our ability to comply with such provisions may be affected by events beyond our control. See "Description of Other Indebtedness."

OUR PUBLICATIONS HAVE EXPERIENCED DECLINES IN SINGLE COPY CIRCULATION.

     Single copy circulation of each of National Enquirer and Star has experienced declines. For example, in fiscal 1994, National Enquirer and Star had average weekly single copy circulation of approximately 2.8 million copies and 2.5 million copies, respectively, which declined in fiscal 1999 to approximately 1.8 million and 1.4 million copies, respectively. Our other publications also have experienced declines in single copy circulation. See "Business -- Circulation."

     We believe that a significant portion of the decline in circulation since fiscal 1994 is primarily due to two factors. First, the death of Princess Diana in August 1997 resulted in a significant amount of adverse publicity against celebrity news-based magazines. While single copy circulation of National Enquirer and Star have improved from the low levels experienced in the months immediately after Princess Diana's death, they have not returned to their prior levels. We believe the second principal factor contributing to lower circulation since fiscal 1994 has been a significant reduction in advertising expenditures by us to promote our publications. Total advertising expenditures for National Enquirer and Star decreased from $16.1 million in fiscal 1994 to $0.6 million in fiscal 1999. We believe that this reduction in advertising was a significant factor in the decrease in average weekly single copy circulation of National Enquirer and Star from approximately 2.8 million copies and 2.5 million copies, respectively, in fiscal 1994 to approximately 1.8 million copies and 1.4 million copies, respectively, in fiscal 1999. In addition, single copy circulation declines of our publications can be attributed to (a) increased competition from other publications and forms of media, such as certain newspapers, television and radio programs concentrating on celebrity news and (b) a general industry-wide decline in single copy circulation of individual publications due to an increasing number of publications in the industry. See "-- We operate in a very competitive business environment" and "Business -- Circulation."

     Historically, we have offset declines in single copy circulation, in part, through increases in cover prices. There can be no assurance we will be able to continue to increase cover prices without decreasing circulation, or be able to take other measures, such as increasing advertising and promotion of our titles to offset such circulation declines or that the single copy circulation declines described above will be reversed. Continued declines in circulation could have a material adverse effect on our business or financial performance. See "-- There are risks associated with the implementation of our business strategy" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

THERE ARE RISKS ASSOCIATED WITH THE IMPLEMENTATION OF OUR BUSINESS STRATEGY.

     Our future financial performance and success are dependent in large part upon our ability to successfully implement our business strategy. There can be no assurance that implementation of the business strategy we have described in this prospectus will be successful or will improve operating results. In particular, there can be no assurance that we will be able to increase circulation of our publications, obtain new sources of advertising revenues, generate additional revenues by building on the brand names of our publications, attract new clients for DSI or raise the cover prices of our publications without causing a decline in circulation. Furthermore, any growth through acquisitions and investments will be dependent upon identifying suitable acquisition or investment candidates and successfully consummating such transactions at reasonable costs. Such acquisitions and investments may require additional funding which may be provided in the form of additional debt, equity financing or a combination thereof. There can be no assurance that any such additional financing will be available to us on acceptable terms or that we will be permitted under the terms of the new credit facility (or any replacement credit facility) or under the terms of the indenture to obtain such financing for such purpose. See "-- We operate in a very competitive business environment," "-- Our publications have experienced declines in single copy circulation," "Business -- Business Strategy," "Description of Other Indebtedness" and "Description of the Notes -- Certain Covenants."

     Implementation of our business strategy could be affected by a number of factors beyond our control, such as increased competition, legal developments, general economic conditions or increased operating costs or expenses. In particular, there has been a recent trend of increased consolidation among both retailers and wholesalers of magazines. This consolidation has caused an increase in margin pressure on publishers. Because National Enquirer and Star have been consistently among the highest revenue-producing magazines to both retailers and wholesalers, we do not believe the increased consolidation among retailers and wholesalers will have a material adverse effect on us. Nevertheless, there can be no assurance that such consolidation will not have a material adverse effect on us in the future.

     Any failure to successfully implement our business strategy may adversely affect our ability to service our indebtedness, including our ability to make principal and interest payments on the notes. We may, in addition, decide to alter or discontinue certain aspects of our business strategy at any time.

THE EXCHANGE NOTES AND THE NOTE GUARANTEES ARE EFFECTIVELY SUBORDINATED TO ALL SENIOR DEBT OF OUR SUBSIDIARIES.

     The exchange notes will be contractually subordinated in right of payment to all of our senior indebtedness, and the note guarantees will be contractually subordinated in right of payment to all senior indebtedness of the note guarantors. Assuming the transactions had occurred on March 29, 1999, we would have had approximately $352.0 million of senior indebtedness (excluding unused commitments) as of such date, all of which would have been secured, and the note guarantors would have had no senior indebtedness (excluding their guarantees of the new credit facility). The indenture will permit us and our note guarantors to borrow certain additional debt, which may be senior indebtedness.

     We may not pay principal, premium (if any), interest or other amounts on account of the exchange notes or the note guarantees in the event of a payment default or certain other defaults in respect of certain senior indebtedness (including debt under the new credit facility) unless such indebtedness has been paid in full or the default has been cured or waived. In addition, in the event of certain other defaults with respect to such senior indebtedness, we may not be permitted to pay any amount on account of the exchange notes or the note guarantees for a designated period of time. If we or the note guarantors are declared bankrupt or insolvent, or if there is a payment default under, or an acceleration of, any senior indebtedness, we are required to pay the lenders under the new credit facility and any other creditors who are holders of senior indebtedness in full before we apply any of our assets to pay you. Accordingly, we may not have enough assets remaining after payments to holders of such senior indebtedness to pay you.

     Further, the new credit facility does, and our future senior indebtedness may, prohibit us from repurchasing any exchange notes prior to maturity, even though the indenture requires us to offer to repurchase exchange notes in certain circumstances. If we or the note guarantors make certain asset sales or if a change of control occurs when we are prohibited from repurchasing exchange notes we could ask our lenders under the new credit facility (or such future senior indebtedness) for permission to repurchase the exchange notes or we could attempt to refinance the borrowings that contain such prohibitions. If we do not obtain such a consent to repay such borrowings or are unable to refinance such borrowings, we would be unable to repurchase the exchange notes. Our failure to repurchase tendered exchange notes at a time when such repurchase is required by the indenture would constitute an event of default under the indenture, which, in turn, would constitute a default under the new credit facility and may constitute an event of default under such future senior indebtedness. In such circumstances, the subordination provisions in the indenture would restrict payments to you. See "Description of Other Indebtedness," "Description of the Notes -- Ranking," "Description of the Notes -- Change of Control" and "Description of the Notes -- Certain Covenants."

OUR SUBSIDIARIES MAY BE PROHIBITED FROM PAYING DIVIDENDS OR MAKING OTHER PAYMENTS TO US, WHICH PAYMENTS ARE OUR SOLE SOURCE OF OPERATING FUNDS TO PAY AMOUNTS DUE UNDER THE NOTES.

     We are a holding company and as such we conduct substantially all our operations through our subsidiaries. As a holding company, we are dependent upon dividends or other intercompany transfers of funds from our subsidiaries to meet our debt service and other obligations. Generally, creditors of a subsidiary will have a superior claim to the assets and earnings of such subsidiary than the claims of creditors of its parent company, except to the extent the claims of the parent's creditors are guaranteed by the subsidiary.

     Assuming that the transactions had taken place on March 29, 1999, the note guarantors would have had total liabilities of $45.3 million (excluding their $352.0 million of guarantees under the new credit facility). Although the indenture will limit the ability of the note guarantors and Frontline to incur indebtedness and issue preferred stock, there are certain significant qualifications and exceptions. The indenture will not limit such subsidiaries from incurring liabilities that are excluded from the definitions of indebtedness, disqualified stock or preferred stock under the indenture. See "Description of the Notes -- Certain Covenants -- Limitations on Indebtedness."

     In addition, our ability and the ability of our note guarantors' subsidiaries to pay dividends and make other payments to us may be restricted by, among other things, applicable corporate and other laws and regulations and agreements of the subsidiaries. Although the indenture will limit the ability of such subsidiaries to enter into consensual restrictions on their ability to pay dividends and make other payments, such limitations are subject to a number of significant qualifications and exceptions. See "Description of the Notes -- Certain Covenants -- Limitations on Restrictions on Distributions from Restricted Subsidiaries."

COVENANTS IN OUR DEBT AGREEMENTS RESTRICT OUR BUSINESS IN MANY WAYS.

     The indenture governing the old notes and the exchange notes will contain covenants with respect to us that will restrict, among other things,

     - the incurrence of additional indebtedness and the issuance of disqualified stock and preferred stock,

     - the payment of dividends on and redemptions of, capital stock and the redemption of indebtedness that is subordinated in right of payment to the notes,

     - certain other restricted payments including, without limitation, investments,

     - certain sales of assets,

     - certain transactions with affiliates, and

     - consolidations, mergers and transfers of all or substantially all of our assets.

     In addition, the new credit facility contains other and more restrictive covenants and prohibit us from prepaying our other indebtedness (including the notes) while indebtedness under the new credit facility is outstanding. The new credit facility also requires us to maintain specified financial ratios and satisfy financial condition tests. Our ability to meet those financial ratios and tests can be affected by events beyond our control and there can be no assurance that we will meet those ratios and tests. A breach of any of these covenants, ratios, tests or restrictions could result in an event of default under the new credit facility and/or the indenture. Upon the occurrence of an event of default under the new credit facility, the lenders could elect to declare all amounts outstanding under the new credit facility, together with accrued interest, to be immediately due and payable. If we were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure such indebtedness. If the lenders under the new credit facility accelerate the payment of the indebtedness, there can be no assurance that our assets would be sufficient to repay in full such indebtedness and our other indebtedness, including the notes. See "Description of Other Indebtedness,"
"-- The exchange notes and the note guarantees are effectively subordinated to all senior debt of our subsidiaries," "-- If our debt obligations are accelerated as a result of a failure to comply with our new credit facility, we may not be able to repay the exchange notes" and "Description of the Notes -- Certain Covenants."

IF OUR DEBT OBLIGATIONS ARE ACCELERATED AS A RESULT OF A FAILURE TO COMPLY WITH OUR NEW CREDIT FACILITY, WE MAY NOT BE ABLE TO REPAY THE EXCHANGE NOTES.

     In addition to being contractually subordinated to all existing and future senior indebtedness, our obligations under the exchange notes will be unsecured while our obligations under the new credit facility will be secured by a security interest in substantially all the assets of our parent company, us and each of our existing and subsequently acquired or organized U.S. and, subject to certain limitations, non-U.S. subsidiaries, including a pledge of all of the issued and outstanding shares of, or other equity interests in, our existing or subsequently acquired or organized U.S. subsidiaries and 65% of the capital stock of, or other equity interests in, each of our subsequently acquired or organized non-U.S. subsidiaries. If we or one of our restricted subsidiaries are declared bankrupt or insolvent or if we default under the new credit facility, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged stock of our subsidiaries and on the assets in which they have been granted a security interest, in each case to your exclusion, even if an event of default exists under the indenture at such time. Furthermore, under the note guarantees, if all shares of any note guarantor are sold to persons pursuant to an enforcement of the pledge of shares in such note guarantor for the benefit of the senior lenders, then the applicable note guarantor will be released from its note guarantee automatically and immediately upon such sale. See "Description of Other Indebtedness."

OUR BUSINESS MAY BE ADVERSELY AFFECTED IF THE PRICE OF PAPER INCREASES.

     Our operating income may be significantly affected by the price of paper used in our publications. For example, the price of paper rose dramatically in 1995 and significantly affected operating income. In mid-1996 paper prices began to fall, then increased moderately in 1997 and 1998. If paper prices increase in the future and we cannot pass these costs on to our customers, such increases may have a material adverse effect on us. Currently, we do not hedge against increases in paper costs.

WE OPERATE IN A VERY COMPETITIVE BUSINESS ENVIRONMENT.

     National Enquirer, Star, Weekly World News and Country Weekly compete in varying degrees with other publications sold at retailers' checkout counters, as well as with other forms of media concentrating on celebrity news, such as certain newspapers, magazines and television and radio programs. We believe that historical declines in single copy circulation of National Enquirer and Star have resulted in part from increased competition from these publications and forms of media. Competition for circulation is largely based upon the content of the publication, its placement in retail outlets and, to a lesser extent, its price. Competition for advertising revenues is largely based upon circulation levels, readership, demographics, price and advertising results. Many of our competitors have substantially larger operating staffs, greater capital resources and greater revenues from their publications. In this respect, we may be at a competitive disadvantage with such entities. We believe that currently our most significant direct competitors in the print media are Time Warner Inc. (which publishes People, In Style and Entertainment Weekly), Wenner Media, Inc. (which publishes US Magazine), TV Guide, Inc. (which publishes TV Guide) and Globe Communications Corp. (which publishes Globe, Sun and National Examiner). As use of the Internet and new on-line ventures focusing on celebrity news increase, we may face new sources of competition.

     DSI competes with many other companies providing marketing and distribution services, such as full-service national distributors, wholesalers and publishers with their own marketing organizations. Certain of DSI's competitors have substantially larger operating staffs and greater capital resources. In this respect, DSI may be at a competitive disadvantage with such entities.

OUR PERFORMANCE COULD BE ADVERSELY AFFECTED IF WE LOSE OUR KEY PERSONNEL.

     We believe that our success is largely dependent on the abilities and experience of David J. Pecker and our senior management team. The loss of the services of Mr. Pecker or one or more of these senior executives could adversely affect our ability to effectively manage our overall operations or successfully execute current or future business strategies. We have entered into a five-year employment contract with Mr. Pecker. See "Management -- Compensation of Executive Officers." In addition, we believe that our success will depend upon our ongoing ability to attract and retain qualified management and other employees.

YOUR INVESTMENT MAY BE ADVERSELY AFFECTED DUE TO POTENTIAL CONFLICTS OF INTEREST BETWEEN NOTEHOLDERS AND OUR CONTROLLING SHAREHOLDER.

     Evercore has effective control of EMP Group L.L.C., our ultimate parent company and us by virtue of its rights under a LLC agreement which governs EMP Group L.L.C. Pursuant to the LLC agreement, Evercore has the right to appoint a majority of the Board of Managers of EMP Group and a majority of the Board of Directors of our parent company. As a result, Evercore will control our policies and operations and will have the power to appoint new management and approve any action requiring stockholder approval (including adopting amendments to our certificate of incorporation and approving mergers or sales of substantially all of our assets). There can be no assurance that the interests of Evercore will not conflict with your interests. See "Management," "Outstanding Voting Securities" and "Certain Relationships and Related Transactions."

PENDING AND FUTURE LITIGATION COULD MATERIALLY AFFECT OUR OPERATIONS.

     We are involved in a number of litigation matters which have arisen in the ordinary course of business. Because the focus of our publications often involves controversial celebrities or subjects, the risk of defamation or invasion of privacy litigation arises in the ordinary course of our business. Our experience suggests that the claims for damages made in such lawsuits are heavily inflated and, in any event, any reasonably foreseeable liability or settlement would be covered by insurance. During the five fiscal years ended March 29, 1999, we paid approximately $20 million in the aggregate for legal fees (including prepublication review and litigation), litigation related insurance premiums and, to a lesser extent, litigation settlements, including amounts covered by insurance payments. We have not experienced any difficulty obtaining such insurance and do not expect to experience any material difficulty in the future. There are currently no claims pending that we believe would have a material adverse effect on our operations.

IF A CHANGE OF CONTROL OCCURS, THERE MAY NOT BE SUFFICIENT ASSETS TO PURCHASE THE EXCHANGE NOTES OF ALL NOTEHOLDERS WISHING TO HAVE THEIR EXCHANGE NOTES PURCHASED.

     Upon a change of control under the indenture, we will be required to offer to purchase all of the exchange notes then outstanding at 101% of their principal amount, plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase. If a change of control were to occur, we can provide no assurance that we would have sufficient funds to pay the purchase price for the exchange notes, and we expect that we would require third-party financing; however, we can provide no assurance that we would be able to obtain such financing on favorable terms, if at all. In addition, the new credit facility restricts our ability to repurchase the exchange notes, including pursuant to an offer in connection with a change of control. A change of control under the indenture may result in an event of default under the new credit facility and may cause the acceleration of other senior indebtedness, if any, in which case the subordination provisions of the exchange notes would require payment in full of the new credit facility and any other senior indebtedness before repurchase of the exchange notes. Our future indebtedness may also contain restrictions on repayment requirements with respect to certain events or transactions that could constitute a change of control under the indenture. See "Description of Other Indebtedness" and "Description of the Notes -- Change of Control." The inability to repay senior indebtedness, if accelerated, and to purchase all of the tendered exchange notes, would each constitute an event of default under the indenture.

THERE IS NO PUBLIC MARKET FOR THE EXCHANGE NOTES.

     While the old notes are presently eligible for trading in the PORTAL market of the National Association of Securities Dealers, Inc. by qualified institutional buyers, there is no existing market for the exchange notes. Although the initial purchaser of the old notes has informed us that it currently intends to make a market in the exchange notes following the exchange offer, it is not obligated to do so and any such market making may be discontinued at any time without notice. We do not intend to apply for listing of the exchange notes on any securities exchange or on any automated dealer quotation system.

     The liquidity of, and trading market for, the exchange notes also may be adversely affected by general declines in the market for similar securities. Such a decline may adversely affect such liquidity and trading markets independent of our prospects or financial performance.

FAILURE OF OUR YEAR 2000 EFFORTS COULD ADVERSELY AFFECT US.

     The year 2000 issue is the result of computer programs that were written using only two digits, rather than four, to represent a year. Date-sensitive software or hardware may not be able to distinguish between the years 1900 and 2000 and programs that perform arithmetic operations, comparisons or sorting of date fields may begin yielding incorrect results. This could potentially cause a system failure or miscalculations that could disrupt operations. To address the impact of the year 2000 issue on our computer programs, embedded chips and significant third-party suppliers of goods and services we have formed a task force led by our information services department. This task force has taken an inventory of the potential year 2000 issues that may exist and is in the process of completing its assessment of their impact. Certain of our key systems, such as financial applications, have already been identified as year 2000 compliant; in addition, because of the recent replacement of a majority of our computer hardware, we believe there is little likelihood that this equipment is not year 2000 compliant. We believe the largest areas of internal risk for year 2000 noncompliance are internally developed software applications and the handheld communications devices used in merchandising by DSI. We have purchased specialized software that will allow us to identify and correct year 2000 problems within our software applications and expect to have key applications modified and tested by July 1999. Our information services department, working with the handheld communication devices, has determined that remediation of the existing handhelds is the appropriate course of action. We expect to complete this remediation work by August 1999.

     At the present time, the year 2000 project is estimated to cost approximately $500,000 and will be funded through cash flows from operations. Approximately $290,000 of the estimated year 2000 costs will relate to hardware and software purchases and will be capitalized with the remainder being expensed as incurred.

     At present, we believe our technology systems will be year 2000 compliant and that the year 2000 issue will not present a materially adverse risk to our future results of operations, financial position or cash flow. However, there can be no assurance that our systems will be year 2000 compliant prior to December 31, 1999 or that the costs incurred will not materially exceed the amounts budgeted. If there are incidences of noncompliance, we plan to allocate internal resources and retain dedicated consultants to address such incidences. In the event that our computers are not year 2000 compliant by December 31, 1999, and as a result of that noncompliance business interruptions occur, we could incur significant losses in revenues due to such business interruptions, which could have a material adverse effect on our future results of operations, financial position or cash flow.

     In addition, there is a risk that a significant supplier of goods or services may not be year 2000 compliant. We are communicating with our significant suppliers of goods and services to obtain reasonable assurance that their products and business systems will be year 2000 compliant. We rely on certain suppliers to deliver a broad range of goods and services, including prepress operations, printing services, paper, wholesale distribution, mailings and banking services. Although we have taken, and will continue to take, reasonable efforts to gather information to determine and verify the readiness of products and dependencies, there can be no assurance that reliable information will be offered or otherwise available. In order to mitigate the effects of a significant supplier's potential failure to remediate the year 2000 issue in a timely manner, we would take appropriate actions including arranging for alternate suppliers, re-running processes if errors occur and using manual intervention to ensure the continuation of operations where necessary. Should this happen, it may result in significant delays in business operations including, but not limited to, delays in delivery of products resulting in loss of revenues, increased operating costs, loss of customers or suppliers, or other significant disruptions to our business which could have a material adverse effect on our future results of operations, financial position or cash flow.

                                THE TRANSACTIONS

     THE MERGER. On May 7, 1999, EMP Acquisition Corp., a company formed by Evercore Capital Partners L.P., a private equity firm, entered into a merger agreement with our parent company, American Media, Inc., pursuant to which (a) EMP Acquisition Corp. merged into American Media, Inc., (b) the existing stockholders of American Media, Inc. received aggregate cash consideration of $299.4 million and (c) Evercore and certain other investors, including David Pecker, our chairman, acquired 100% of the common stock of American Media, Inc.

     FINANCING FOR THE TRANSACTIONS. The investors made an equity investment of $235.0 million in EMP Acquisition Corp. to fund a portion of the total cost of the transactions. In addition, we

     - entered into, and made initial borrowings under, a new senior secured bank credit facility with The Chase Manhattan Bank, as agent, and a syndicate of other financial institutions, providing for a credit facility of up to $400.0 million consisting of a $60.0 million revolving credit facility, a $100.0 million tranche A term loan facility and a $240.0 million tranche B term loan facility,

     - issued the notes,

     - repaid all outstanding borrowings under, and terminated, our old senior secured bank credit facility, and

     - consummated a debt tender offer for our 11 5/8% Senior Subordinated Notes due 2004.

     The following table sets forth sources and uses of funds in connection with the foregoing transactions, giving effect to the sale of our soap opera publications (as discussed below):

                                                              (DOLLARS IN MILLIONS)
                                                              ---------------------
SOURCES:
New credit facility(1)......................................         $352.0
Notes.......................................................          250.0
Equity investment...........................................          235.0
                                                                     ------
     Total sources..........................................         $837.0
                                                                     ======
USES:
Cash consideration..........................................         $299.4
Repayment of old credit facility............................          267.0
Purchase of our 11 5/8% senior subordinated notes...........          199.3
Payment of accrued interest on old credit facility and
  11 5/8% senior subordinated notes.........................           12.7
Transaction fees and expenses(2)............................           58.6
                                                                     ------
     Total uses.............................................         $837.0
                                                                     ======

- ---------------
(1) Represents borrowings under the new credit facility made on the closing date of the merger, consisting of $100.0 million under the tranche A term loan facility, $240.0 million under the tranche B term loan facility and $12.0 million under the revolving credit facility.

(2) Transaction fees and expenses include, among other things, the debt tender offer premium and consent fee, the initial purchaser's discount and other expenses incurred in the offering of the old notes and fees and expenses associated with the merger, the existing credit facility and the debt tender offer.

     SALE OF SOAP OPERA PUBLICATIONS. On February 3, 1999, we ceased publication of Soap Opera News and Soap Opera Magazine and sold certain of the trademarks and other soap opera publishing assets relating to these magazines to Primedia, Inc. for $10.0 million in cash. We used the entire cash proceeds to repay borrowings under our old credit facility. In addition, we may receive future consideration based upon increased financial performance above certain levels of Primedia Inc.'s Soap Opera Digest and Soap Opera Weekly publications. There can be no assurance, however, that we will receive any such future consideration.

                                USE OF PROCEEDS

     We will receive no proceeds from the exchange of old notes pursuant to this exchange offer.

     The net proceeds from the issuance and sale of the old notes were approximately $241.2 million after deduction of the initial purchaser's discount and other expenses related to that offering. The net proceeds from that offering were applied, together with the equity investment and proceeds from borrowings under the new credit facility, to fund the merger, the debt tender offer, the repayment of indebtedness under the old credit facility and the payment of fees and expenses in connection with the transactions. For a further discussion of the estimated sources and uses of funds relating to the transactions, see "The Transactions."

                                 CAPITALIZATION

     The following table sets forth our capitalization as of March 29, 1999 on an actual basis and on a pro forma basis after giving effect to the transactions as if they had been consummated on such date. The table should be read in conjunction with "The Transactions," "Use of Proceeds," "Unaudited Pro Forma Consolidated Financial Statements," "Selected Historical Consolidated Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the notes thereto included elsewhere in this prospectus.

                                                                  MARCH 29, 1999
                                                              -----------------------
                                                               ACTUAL      PRO FORMA
                                                              ---------    ----------
                                                              (DOLLARS IN THOUSANDS)
Debt (including current maturities):
  11 5/8% senior subordinated notes.........................  $200,000      $    740
  Old credit facility.......................................   271,000            --
  Notes.....................................................        --       250,000
  New credit facility.......................................        --       352,000
  Other debt................................................       134           134
                                                              --------      --------
  Total debt................................................   471,134       602,874
Total stockholder's equity..................................    60,198       215,539
                                                              --------      --------
Total capitalization........................................  $531,332      $818,413
                                                              ========      ========

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma consolidated financial statements have been prepared by applying pro forma adjustments to our historical consolidated financial statements included elsewhere in this prospectus. The pro forma adjustments give effect to the transactions and the sale of the soap opera assets. The unaudited pro forma consolidated statement of income for the fiscal year ended March 29, 1999 gives effect to the transactions and the sale of the soap opera assets as if they had occurred at the beginning of such period. The unaudited pro forma consolidated balance sheet as of March 29, 1999 gives effect to the transactions as if they had occurred on such date. The unaudited pro forma consolidated financial statements are for informational purposes only and do not purport to be indicative of our financial position or the results of our operations that would have actually been obtained had the transactions and the sale of the soap opera assets in fact occurred as of the assumed date or for the period presented, nor are they indicative of, or projections for, our results of operations or financial position for any future period or date. The pro forma adjustments, as described in the accompanying notes, are based on available information and upon certain assumptions which we believe are reasonable.

     The merger will be accounted for using the purchase method of accounting. The purchase price will be allocated to the assets acquired and liabilities assumed, based on their respective fair values. The allocation of the purchase price reflected in the unaudited pro forma consolidated financial statements is preliminary. The adjustments that have been included in the unaudited pro forma consolidated financial statements will change based upon the final allocation of the purchase price when additional information concerning asset and liability valuation is obtained. The actual allocation of the purchase price and the resulting effect on operating income may differ significantly from the unaudited pro forma amounts included herein.

     The following unaudited pro forma consolidated financial statements should be read in conjunction with "Selected Historical Consolidated Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the notes thereto included elsewhere in this prospectus.

                AMERICAN MEDIA OPERATIONS, INC. AND SUBSIDIARIES

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 29, 1999
                             (DOLLARS IN THOUSANDS)

                                                              ADJUSTMENTS FOR TRANSACTIONS
                                        HISTORICAL                      (NOTE 1)                      PRO FORMA
                               ----------------------------   ----------------------------   ----------------------------
ASSETS
Current assets
  Cash and cash
     equivalents.............            $  3,823                       $   (260)(a)                   $  3,563
  Receivables, net...........               7,977                             --                          7,977
  Inventories................               9,830                             --                          9,830
  Prepaid expenses and
     other...................               2,650                             --                          2,650
                                         --------                       --------                       --------
     Total current assets....              24,280                           (260)                        24,020

Property and equipment,
  net........................              26,860                         (2,685)(b)                     24,175
Deferred debt costs, net.....               5,728                         15,599(c)                      21,327
Goodwill and other
  intangibles, net...........             559,970                        259,391(d)                     819,361
                                         --------                       --------                       --------
                                         $616,838                       $272,045                       $888,883
                                         ========                       ========                       ========
LIABILITIES AND STOCKHOLDER'S
  EQUITY
Current liabilities
  Current portion of old
     credit facility.........            $ 25,000                       $(25,000)(e)                   $     --
  Accrued expenses...........              46,419                        (11,632)(f)                     34,787
  Deferred revenues..........              27,987                             --                         27,987
                                         --------                       --------                       --------
     Total current
       liabilities...........              99,406                        (36,632)                        62,774

Payable to American Media,
  Inc........................               3,404                         (3,404)(g)                         --
Long-term debt...............             446,134                        156,740(h)                     602,874
Deferred income taxes........               7,696                                                         7,696
Total stockholder's equity...              60,198                        155,341(i)                     215,539
                                         --------                       --------                       --------
                                         $616,838                       $272,045                       $888,883
                                         ========                       ========                       ========

 See accompanying notes to the unaudited pro forma consolidated balance sheet.

                AMERICAN MEDIA OPERATIONS, INC. AND SUBSIDIARIES

          NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 29, 1999
                             (DOLLARS IN THOUSANDS)

NOTE 1: The following unaudited pro forma adjustments relate to the transactions as if they had occurred as of March 29, 1999:

     (a) Represents net change in cash and cash equivalents, calculated as follows:

Issuance of new debt:
  New credit facility.......................................  $ 352,000
  Notes.....................................................    250,000
                                                              ---------
     Total new debt issued..................................    602,000
Repayment of existing debt:
  Old credit facility.......................................   (271,000)
  11 5/8% senior subordinated notes.........................   (199,260)
  Debt tender offer premium and consent fee.................    (14,962)
  Accrued interest on existing debt.........................    (11,067)
                                                              ---------
     Total existing debt repaid.............................   (496,289)
                                                              ---------
Net change in total debt....................................    105,711
Cash payment to American Media, Inc. to fund a portion of
  the cash consideration in connection with the merger......    (64,398)
Estimated fees and expenses associated with the transactions
  other than accrued expense................................    (41,573)
                                                              ---------
Net change in cash and cash equivalents.....................  $    (260)
                                                              =========

     (b) Represents reduction in valuation of certain fixed assets.

     (c) Represents the net change in deferred debt issuance costs for the new credit facility and the notes of $15,599, which are recorded as an adjustment net of the write-off of the existing debt issuance costs.

     (d) Represents the following adjustments to goodwill and other intangibles, net:

Elimination of historical goodwill and other intangible
  assets....................................................  $(559,970)
New goodwill and other intangible assets....................    826,962
Recording of the income tax benefit related to the debt
  tender offer premium and consent fee for our 11 5/8%
  senior subordinated notes and the write-off of the
  existing debt issuance costs..............................     (7,601)
                                                              ---------
                                                              $ 259,391
                                                              =========

     (e) Represents the repayment of the current portion of the old credit facility.

     (f) Represents primarily the payment of accrued interest on the old credit facility and our 11 5/8% senior subordinated notes of $11,067.

     (g) Represents the elimination of the payable to American Media, Inc. as a result of our cash payment to American Media, Inc. described in Note 1(a) above.

     (h) Represents net long-term indebtedness incurred in connection with the transactions. This amount has been calculated as follows:

Issuance of new debt:
  New credit facility.......................................  $ 352,000
  Notes.....................................................    250,000
                                                              ---------
     Total new debt issued..................................    602,000
Repayment of existing long-term debt:
  Old credit facility.......................................   (246,000)
  11 5/8% senior subordinated notes.........................   (199,260)
                                                              ---------
     Total existing long-term debt repaid...................   (445,260)
                                                              ---------
Net.........................................................  $ 156,740
                                                              =========

     (i) Represents the elimination of the historical equity balances and recording of the equity investment less estimated fees and expenses in connection with the transactions.

                AMERICAN MEDIA OPERATIONS, INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                    FOR THE FISCAL YEAR ENDED MARCH 29, 1999

                                             ADJUSTMENTS FOR
                                                 SALE OF          PRO FORMA     ADJUSTMENTS
                                               SOAP OPERA           BEFORE          FOR
                                HISTORICAL       ASSETS          TRANSACTIONS   TRANSACTIONS     PRO FORMA
                                ----------   ---------------     ------------   ------------     ---------
                                                (NOTE 1)                          (NOTE 2)
                                                          (DOLLARS IN THOUSANDS)
Operating revenues
  Circulation.................   $248,631       $(20,387)(a)       $288,244       $     --       $228,244
  Advertising.................     23,459           (877)(a)         22,582             --         22,582
  Other.......................     21,369            (11)(a)         21,358             --         21,358
                                 --------       --------           --------       --------       --------
                                  293,459        (21,275)(a)        272,184                       272,184
Operating expenses
  Editorial...................     28,906         (3,762)(a)         25,144             --         25,144
  Production..................     79,691        (14,203)(a)         65,488             --         65,488
  Distribution, circulation
     and other cost of
     sales....................     67,640         (8,452)(a)         59,188             --         59,188
  Selling, general and
     administrative
     expenses.................     26,212           (401)(a)         25,811            750(a)      26,561
  Gain on sale of soap opera
     assets...................     (6,499)         6,499(a)              --             --             --
  Depreciation and
     amortization.............     32,110         (1,439)(a)         30,671         19,893(b)      50,564
                                 --------       --------           --------       --------       --------
                                  228,060        (21,758)           206,302         20,643        226,945
  Operating income............     65,399            483             65,882        (20,643)        45,239
Interest expense..............    (46,897)           780(b)         (46,117)       (12,632)(c)    (58,749)
Other income (expense), net
  (Note 3)....................      2,943             --              2,943          1,162(a)       4,105
                                 --------       --------           --------       --------       --------
  Income (loss) before
     provision for income
     taxes....................     21,445          1,263             22,708        (32,113)        (9,405)
  Provision for income
     taxes....................     13,559            467(c)          14,026         (4,521)(d)      9,505
                                 --------       --------           --------       --------       --------
  Net income (loss) (Note
     4).......................   $  7,886       $    796           $  8,682       $(27,592)      $(18,910)
                                 ========       ========           ========       ========       ========

See the accompanying notes to the unaudited pro forma consolidated statement of income.

                AMERICAN MEDIA OPERATIONS, INC. AND SUBSIDIARIES

       NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                             (DOLLARS IN THOUSANDS)

NOTE 1: The following unaudited pro forma adjustments relate to the sale of the soap opera assets and the application of the proceeds therefrom and are included as of the beginning of the period:

     (a) Represents the elimination of the results of operations of the soap opera assets.

     (b) Represents the reduction of interest expense resulting from the application of the cash proceeds of $10,000 from the sale of the soap opera assets to repay borrowings under the old credit facility.

     (c) Represents an increase in the provision for income taxes as a result of the pro forma increase in income before taxes, computed at an effective tax rate of 37%.

NOTE 2: The following unaudited pro forma adjustments relate to the transactions and are included as of the beginning of the period:

     (a) Represents the recording of the new annual monitoring fee as a selling, general and administrative expense and the elimination of the historical annual management fee from other income (expense), net.

     (b) Represents the amortization of goodwill and other intangible assets totaling $40,968 recorded in connection with the transactions on a straight line basis over 20 years, net of the elimination of historical amortization of goodwill and other intangible assets totaling $21,075, which had amortizable lives of 25-40 years.

     (c) Represents adjustments necessary to reflect pro forma interest expense and amortization of deferred debt issuance costs based on pro forma debt levels and applicable interest rates, net of the elimination of historical interest expense.

                                                              FISCAL YEAR ENDED
                                                               MARCH 29, 1999
                                                              -----------------
Interest on the new credit facility (assumes a weighted
  average interest rate of 8.3%)............................      $ 29,600
Interest on the notes.......................................        25,625
Amortization of deferred debt issuance costs................         2,926
Elimination of historical interest expense..................       (45,519)
                                                                  --------
                                                                  $ 12,632
                                                                  ========

         Represents interest expense on $352,000 principal amount of the new credit facility and $250,000 principal amount of the notes that were outstanding after the consummation of the transactions. The average annual effect on income before income taxes of a 1/8 percent variance in the weighted average interest rate is approximately $440. Debt issuance costs related to the new credit facility are amortized over the life of the loans using the effective interest method while debt issuance costs related to the notes are amortized on a straight-line basis over 10 years.

     (d) Represents a reduction in the provision for income taxes as a result of the pro forma decrease in income before income taxes, computed at an effective tax rate of 37%. No pro forma tax benefit has been recorded as a result of the increase in intangibles amortization as it is not deductible for income tax reporting purposes.

NOTE 3: Other income, net for the financial information presented, is comprised of the management fee accrued during such period and miscellaneous nonrecurring items and includes for the fiscal year ended March 29, 1999, a net gain of $4,400 from the favorable settlement of certain litigation.

NOTE 4: Represents net income (loss) before an extraordinary charge of $3,430 ($2,161 net of income taxes of $1,269).

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

     The following table sets forth our selected historical consolidated financial information and the notes thereto. The selected historical consolidated financial information as of and for the fiscal year ended March 27, 1995 and March 25, 1996 has been derived from our consolidated financial statements and the notes thereto, which have been audited by Arthur Andersen LLP, independent certified public accountants, but which are not included in this prospectus. The historical financial information as of and for the fiscal year ended March 31, 1997, March 30, 1998 and March 29, 1999 has been derived from our audited historical consolidated financial statements and the related notes thereto, which have been audited by Arthur Andersen LLP, and which are included elsewhere in this prospectus. In our opinion, all adjustments (which consist only of normal recurring entries) considered necessary for a fair presentation have been included in our unaudited consolidated financial statements. The following selected historical consolidated financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the notes thereto included elsewhere in this prospectus.

                                                                      FISCAL YEAR ENDED
                                                -------------------------------------------------------------
                                                MARCH 27,    MARCH 25,    MARCH 31,    MARCH 30,    MARCH 29,
                                                  1995         1996        1997(1)       1998         1999
                                                ---------    ---------    ---------    ---------    ---------
                                                                   (DOLLARS IN THOUSANDS)
STATEMENT OF INCOME INFORMATION:
Operating revenues
  Circulation.................................  $273,056     $257,405     $273,567     $262,249     $248,630
  Advertising.................................    27,033       23,305       24,280       23,643       23,460
  Other.......................................    15,210       14,340       18,141       21,792       21,369
                                                --------     --------     --------     --------     --------
                                                 315,299      295,050      315,988      307,684      293,459
Operating expenses
  Editorial...................................    30,128       27,851       28,369       30,497       28,906
  Production..................................    74,947       84,830       80,286       82,296       79,691
  Distribution, circulation and other cost of
     sales....................................    56,438       53,601       60,514       66,883       67,640
  Selling, general and administrative.........    33,838       32,054       30,428       27,101       26,212
  Gain on sale of soap opera assets...........        --           --           --           --       (6,499)
  Depreciation and amortization...............    35,050       30,378       29,220       30,327       32,110
                                                --------     --------     --------     --------     --------
                                                 230,401      228,714      228,817      237,104      228,060
  Operating income............................    84,898       66,336       87,171       70,580       65,399
Interest expense..............................   (35,885)     (56,715)     (56,284)     (50,486)     (46,897)
Other income (expense), net(2)................    (1,409)      (1,195)      (1,705)      (1,641)       2,943
                                                --------     --------     --------     --------     --------
  Income before income taxes and extraordinary
     charge...................................    47,604        8,426       29,182       18,453       21,445
Income taxes..................................    23,755        8,985       16,716       12,437       13,559
                                                --------     --------     --------     --------     --------
  Income (loss) before extraordinary charge...    23,849         (559)      12,466        6,016        7,886
Extraordinary charge(3).......................   (11,635)          --           --           --       (2,161)
                                                --------     --------     --------     --------     --------
  Net income (loss)...........................  $ 12,214     $   (559)    $ 12,466     $  6,016     $  5,725
                                                ========     ========     ========     ========     ========

                                                                      FISCAL YEAR ENDED
                                                -------------------------------------------------------------
                                                MARCH 27,    MARCH 25,    MARCH 31,    MARCH 30,    MARCH 29,
                                                  1995         1996        1997(1)       1998         1999
                                                ---------    ---------    ---------    ---------    ---------
                                                                   (DOLLARS IN THOUSANDS)
OTHER FINANCIAL INFORMATION:
EBITDA(4).....................................  $117,972     $ 95,315     $114,593     $ 99,226     $ 96,347
Capital expenditures..........................     8,307        9,072        8,526       11,018       15,019
Ratio of earnings to fixed charges(5).........       2.3x         1.1x         1.5x         1.4x         1.4x
Cash provided from operating activities.......    80,907       29,024       46,688       41,810       29,802
Cash used in investing activities.............    (7,888)      (7,580)     (10,762)     (11,018)      (5,019)
Cash used in financing activities.............   (74,318)     (23,098)     (32,339)     (31,617)     (28,365)
BALANCE SHEET INFORMATION (END OF PERIOD):
Total debt....................................  $579,844     $558,906     $528,662     $497,535     $471,134
Total stockholder's equity....................    36,801       36,242       48,457       54,473       60,198

- ---------------
(1) Fiscal 1997 includes 53 weeks as compared to 52 weeks for all other fiscal years presented.

(2) Other income, net for any period is comprised of the management fee incurred during such period and miscellaneous nonrecurring items and includes for the fiscal year ended March 29, 1999, a net gain of $4,400 from the favorable settlement of certain litigation.

(3) Consists primarily of the write-off of deferred debt issuance costs and charges relating to refinancing of indebtedness.

(4) EBITDA is defined as net income (loss) before extraordinary charges, interest expense, income taxes, depreciation and amortization and other income (expense) (other than management fees). The management fees included in other income (expense) were $1,976, $1,399, $1,798, $1,681 and $1,162, respectively, for fiscal 1995, 1996, 1997, 1998 and 1999. The pro forma financial information presented elsewhere herein includes a new monitoring fee of $750 per annum as a selling, general and administrative operating expense. EBITDA is not a measure of performance defined by GAAP. EBITDA should not be considered in isolation or as a substitute for net income or a statement of cash flows which have been prepared in accordance with GAAP or as a measure of our operating performance, profitability or liquidity. We believe EBITDA provides useful information regarding our ability to service our debt, and we understand that such information is considered by certain investors to be an additional basis for evaluating a company's ability to pay interest and repay debt. EBITDA measures presented herein may not be comparable to similarly titled measures of other companies due to differences in methods of calculation.

(5) The ratio of earnings to fixed charges has been computed by dividing earnings available for fixed charges (income (loss) before income taxes and extraordinary items plus fixed charges) by fixed charges (interest expense plus that portion of rental expense deemed to represent interest and amortization of deferred debt issuance costs).

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following is a discussion of our financial condition and results of operations for the three fiscal years ended March 29, 1999. This discussion should be read in conjunction with our consolidated financial statements and the related notes thereto included elsewhere in this prospectus. The following discussion and analysis of our financial condition and results of operations cover periods prior to the consummation of the transactions and the sale of the soap opera assets on February 3, 1999. Accordingly, management's discussion and analysis of historical periods does not reflect the impact on us of these events or of the business strategy to be implemented after consummation of the transactions. See "Risk Factors," "Unaudited Pro Forma Consolidated Financial Statements," "-- Liquidity and Capital Resources" and "Business -- Business Strategy."

OVERVIEW

     We are a leading publisher in the field of general interest magazines, publishing National Enquirer, Star, Weekly World News and Country Weekly. We generate revenues from circulation, predominantly single copy sales in supermarkets and other retail outlets, and from advertising and other sources.

     In fiscal 1998 and 1999, approximately 85% of our total operating revenues were from circulation. Single copy sales accounted for approximately 84% of such circulation revenues in such periods and the remainder were from subscription sales. Over the past five years, circulation revenues have been generally stable as circulation declines have been offset in part by increases in the cover prices of our publications.

     We believe that circulation has been affected by a number of factors over the last several years. Most recently, we believe the adverse publicity against celebrity news-based magazines after the death of Princess Diana in August 1997 was the principal factor for National Enquirer and Star average weekly single copy circulation declines by 8.6% and 10.7%, respectively, from the prior fiscal year. While single copy circulation has improved for these two publications from the low levels experienced in the months immediately after Princess Diana's death, they have not returned to their prior levels. See "Business -- Circulation."

     We also believe that a significant portion of the declines in single copy circulation of National Enquirer and Star since fiscal 1994 is attributable to a significant reduction in advertising expenditures for these publications. Total advertising expenditures for National Enquirer and Star decreased from $16.1 million in fiscal 1994 to $0.6 million in fiscal 1999. We believe that this reduction in advertising was a significant factor in the decrease in average weekly single copy circulation of National Enquirer and Star from approximately
2.8 million copies and 2.5 million copies, respectively, in fiscal 1994 to approximately 1.9 million copies and 1.6 million copies, respectively, in fiscal 1998, and to approximately 1.8 million and 1.4 million copies, respectively in fiscal 1999. In addition, single copy circulation declines of all our publications can be attributed to (a) increased competition from other publications and forms of media, such as certain newspapers, television and radio programs concentrating on celebrity news and (b) a general industry-wide decline in single copy circulation of individual publications due to an increasing number of publications in the industry. See "Risk Factors -- Our publications have experienced declines in single copy circulation."

     Historically, we have offset declines in single copy circulation, in part, through increases in cover prices. We believe that we will be able to continue to implement prudent increases in our cover prices over time without causing a decline in circulation. Since May 1993, we have instituted ten cover price increases in the United States for National Enquirer and Star, consisting of five cover price increases for each publication, ranging from $0.04 to $0.26 per copy. The average weekly single copy circulation of National Enquirer and Star for the three-month periods following seven of the eight cover price increases for which circulation data are available was approximately equal to or greater than the average weekly single copy circulation for the applicable three-month periods prior to such increases. After the July 7, 1998 cover price increase of $0.10 for each of National Enquirer and Star (i.e., the most recent cover price increase for which circulation data are available), average weekly single copy circulation increased approximately

12% and 8%, respectively, for the three-month period following such increases over the average weekly single copy circulation for each publication for the three-month period prior to such increases. Effective July 27, 1999, the cover price for each of National Enquirer and Star was increased $0.10 to $1.59. See "Business -- Circulation."

     In addition to circulation, approximately 8% and 7%, respectively, of our total operating revenues in fiscal 1998 and fiscal 1999 were from advertising and other revenues (consisting primarily of DSI and Frontline revenues), respectively.

     Our primary operating costs and expenses are comprised of editorial, production, distribution, circulation and other costs of sales and selling, general and administrative expenses. The largest components of our costs are related to production, which includes printing and paper expenses, and to distribution, circulation and other costs of sales. Distribution, circulation and other costs of sales primarily include the costs associated with operating DSI, rack display payments made to retailers for our publications and subscription postage.

     In connection with the transactions and the merger, which will be accounted for under the purchase method of accounting, as of May 7, 1999 we will reflect a new basis of accounting that will result in a substantial increase in the amount of intangible assets. We are currently in the process of appraising the value of our assets and liabilities, therefore the allocation of the actual purchase price may differ significantly from this estimate.

     On February 3, 1999, we ceased publication of Soap Opera News and Soap Opera Magazine and sold certain of the trademarks and other soap opera publishing assets relating to these magazines to Primedia, Inc. for $10.0 million in cash. In addition, we may receive future consideration based upon increased financial performance above certain levels of Primedia Inc.'s Soap Opera Digest and Soap Opera Weekly publications. There can be no assurance, however, that we will receive any such consideration.

RESULTS OF OPERATIONS

  Comparison of Fiscal Year Ended March 29, 1999 to Fiscal Year Ended March 30, 1998

     Total operating revenues were $293,459,000 for fiscal 1999, a decrease of $14,225,000, or 4.6%, from total operating revenues of $307,684,000 for the prior fiscal year. This decline in total operating revenues was primarily a result of a decline in circulation revenues from single copy sales of our publications and, to a lesser extent, the decrease in total revenues due to the sale of the soap opera assets.

     Circulation revenues (which include all single copy and subscription sales) of $248,630,000 decreased $13,619,000, or 5.2%, for fiscal 1999 compared to the prior fiscal year. Substantially all of the decrease in circulation revenues for fiscal 1999 was related to declines in single copy circulation of National Enquirer and Star, which was partially offset by a $0.10 increase in the cover prices of these publications on July 7, 1998 in the United States and a corresponding increase in Canada. For fiscal 1999 average weekly single copy circulation for both National Enquirer and Star decreased by 8.6% and 10.7%, respectively, as compared to the prior fiscal year. We believe that the principal factor causing such declines was the adverse publicity against celebrity news-based magazines after the death of Princess Diana in August 1997. While single copy circulation for these two publications have improved from the low levels experienced in the months immediately after Princess Diana's death, they have not returned to their prior levels.

     Country Weekly's average weekly circulation decreased 12.3% for fiscal 1999 as compared to the prior fiscal year, reflecting an overall weakness in its category which has resulted in the recent folding of a competitive publication. The decline in circulation revenues caused by such decreases in circulation was partially offset by $0.10 and $.20 increases in the cover price of Country Weekly on April 7, 1998 and March 2, 1999, respectively.

     Subscription revenues of $41,802,000 decreased $638,000, or 1.5%, for fiscal 1999 compared to the prior fiscal year. One method of increasing the subscription bases of our publications has been to offer discounted subscriptions through an agent. We believe that subscription revenues for the fiscal year remained relatively flat, at least in part, because of recent adverse publicity from litigation initiated by several states against certain agents, which we believe has resulted in weaker responses than we typically expect from discounted subscription offers. However, because discounted subscriptions are not profitable until they are renewed at full price, a lower response rate should have no immediate adverse effect on our results of operations. It is unknown what the potential long-term impact will be on subscription levels and profitability should response rates remain weak.

     For the fiscal year 1999, advertising revenues of $23,460,000 remained relatively flat as compared to the advertising revenues of $23,643,000 for the prior fiscal year. Declines in mail order and classified advertising were primarily offset by an increase in national advertising in National Enquirer and Star.

     Other revenues of $21,369,000 for fiscal 1999 decreased by $423,000, or 1.9%, as compared to the prior fiscal year primarily due to declines in ancillary sales (primarily licensing and syndication sales) and DSI revenues, which were not completely offset by increases in Frontline revenues.

     Total operating expenses (excluding the gain on the sale of the soap opera assets) for fiscal 1999 decreased by $2,545,000 when compared to the prior fiscal year. Editorial costs for fiscal 1999 decreased by $1,591,000 when compared to the prior fiscal year, reflecting cost control efforts of the editorial department at National Enquirer and Star. Production costs decreased by $2,605,000 for fiscal 1999 as compared to fiscal 1998 resulting primarily from reduced press runs of Soap Opera News and the impact of five fewer issues of both Soap Opera Magazine and Soap Opera News in the current fiscal year. This decrease partially offset an increase in distribution, circulation and other cost of sales of $757,000 related to higher in-store display expenses, of which Soap Opera News represented a majority of the increase. Depreciation and amortization expense increased for fiscal 1999 by $1,783,000 compared to the prior fiscal year, reflecting depreciation related to additional Soap Opera News display pockets and replacement and upgrades of our information systems.

     Interest expense decreased for fiscal 1999 by $3,569,000 compared to the prior fiscal year. This decrease was the result of reduced average balances of outstanding indebtedness and lower amounts of amortization of deferred debt issuance costs as a result of refinancing of indebtedness.

     Other income was $2,943,000 for fiscal 1999 compared to expenses of $1,641,000 for the prior fiscal year because of a net gain of $4.4 million from the favorable settlement of certain litigation which was recorded in the first fiscal quarter.

     Our effective income tax rates were 63.2% and 67.4% for fiscal years 1999 and 1998, respectively, as compared to the federal statutory income tax rate of 35%. The higher effective tax rates when compared to the federal statutory income tax rate result primarily from goodwill amortization which is not deductible for income tax reporting purposes. The lower effective income tax rate in fiscal 1999 over fiscal 1998 resulted primarily from changes in the ratio of nondeductible goodwill as a percentage of income before income taxes.

     During the fiscal quarter ended June 29, 1998, we recorded an extraordinary charge totaling approximately $3.4 million ($2.2 million net of income taxes) for the write-off of deferred debt issuance costs and other charges relating to the refinancing of indebtedness.

  Comparison of Fiscal Year Ended March 30, 1998 to Fiscal Year Ended March 31, 1997

     Total operating revenues were $307,684,000 for fiscal 1998 (which includes 52 weeks as compared to 53 weeks in fiscal 1997), a decrease of $8,304,000 or 2.6% from total operating revenues of $315,988,000 in the prior fiscal year. On an equivalent number of weeks basis, fiscal 1998 total operating revenues decreased by approximately $2,342,000 or 0.8% from the prior fiscal year. This decline in total operating revenues was primarily a result of a decline in circulation revenues from single copy sales of our publications other than Soap Opera News (which published only one issue in fiscal 1997) and, to a lesser extent, a decline in advertising revenues. These declines in single copy circulation revenues and advertising revenues were partially offset by increases in subscription revenues and other revenues.

     Circulation revenues (which include all single copy and subscription sales) of $262,249,000 in fiscal 1998 decreased $11,318,000 or 4.1% from the prior fiscal year. On an equivalent number of weeks basis, fiscal 1998 single copy circulation revenues fell by approximately $6,156,000 or 2.3% from the prior fiscal year as revenues generated by Soap Opera News, which published only one issue in the prior fiscal year, were unable to offset single copy circulation revenue declines for National Enquirer and Star.

     In fiscal 1998, primarily as a result of adverse publicity resulting from the August 1997 death of Princess Diana, National Enquirer and Star average weekly single copy circulation declined by 8.2% and 12.9%, respectively, when compared to the prior fiscal year. We believe that Star, which is more celebrity focused than National Enquirer, and, to a lesser extent, National Enquirer, also were impacted by competition from other forms of media covering celebrity news. Revenues from per copy cover price increases of $0.10 on July 23, 1996 helped to offset a portion of the circulation declines for these publications. Soap Opera Magazine's average weekly single copy circulation in fiscal 1998 declined 18.8%, reflecting the impact of increased competition in the soap opera category. As compared to fiscal 1997, Country Weekly's average weekly circulation increased 6.9% as higher subscription levels more than offset a decline in average weekly single copy circulation of 7.5%. A Weekly World News cover price increase of $0.16 in April 1997 helped to reduce the impact on circulation revenues of a 13.0% decline in average weekly single copy circulation.

     Subscription revenues of $42,440,000 in fiscal 1998 increased $2,570,000 or 6.4% over fiscal 1997. Expressed on an equivalent number of weeks basis, subscription revenues increased by approximately $3,322,000 or 8.5% due largely to increases in average weekly subscription circulation of 25.8%, 4.7% and 38.9% for Country Weekly, National Enquirer and Soap Opera Magazine, respectively, as well as subscriptions generated by the launch of Soap Opera News.

     Advertising revenues of $23,643,000 in fiscal 1998 declined $637,000 or 2.6% compared to fiscal 1997; on an equivalent number of weeks basis, advertising revenues were approximately flat. During fiscal 1998 lower levels of national advertising in National Enquirer and Star were offset by higher national advertising revenues generated by Country Weekly. National advertising, particularly in National Enquirer and Star, has been adversely affected by the loss of tobacco-related product advertising. We believe that the tobacco industry, as a whole, has curtailed its print media based advertising because of a lack of clear legislative guidelines that will address the future of tobacco products advertising in the United States. Until this issue is resolved, our tobacco related advertising revenues may continue to be adversely affected. Advertising revenues in fiscal 1998 were also negatively impacted by reductions in the average revenues per page generated by direct mail order and classified advertising.

     Other revenues of $21,792,000 in fiscal 1998 increased $3,651,000 or 20.1% over fiscal 1997 reflecting revenues generated by Frontline, acquired in September 1996, which sells in-store advertising to various product manufacturers and service providers and, to a lesser extent, DSI, due to expansion of its marketing, merchandising and information-gathering services for various third-party clients.

     Operating expenses of $237,104,000 in fiscal 1998 increased $8,287,000 or 3.6% over fiscal 1997; on an equivalent number of weeks basis (excluding depreciation and amortization) increased by $10,946,000 or 5.6% over fiscal 1997 primarily reflecting the editorial, production and distribution expenses associated with Soap Opera News and expenses related to Frontline, each of which were included for only a portion of the prior year. Distribution related expenses were higher due to increased subscription fulfillment and DSI's expanded marketing, merchandising and information-gathering services as well as Soap Opera News. Excluding production costs associated with Soap Opera News, on an equivalent number of issues basis overall production costs declined reflecting the benefit of lower paper and ink costs.

     Interest expense declined $5,798,000 in fiscal 1998 over fiscal 1997 to $50,486,000 reflecting one less week of interest and decreases in the average balance of outstanding indebtedness.

     Our effective income tax rates were 67.4% and 57.3% for fiscal years 1998 and 1997, respectively, as compared to the statutory federal income tax rate of 35%. The higher effective tax rates when compared to the federal income tax rate result primarily from goodwill amortization which is not deductible for income tax reporting purposes. The higher effective tax rate in fiscal 1998 over fiscal 1997 resulted primarily from changes in the ratio of nondeductible goodwill as a percentage of income before taxes.

  Comparison of Fiscal Year Ended March 31, 1997 to Fiscal Year Ended March 25, 1996

     Total operating revenues were $315,988,000 for fiscal 1997 (which includes 53 weeks as compared to 52 weeks in fiscal 1996), an increase of $20,938,000 or 7.1% from total operating revenues of $295,050,000 in the prior fiscal year. On an equivalent number of weeks basis, fiscal 1997 total operating revenues increased by $14,976,000 or 5.1% from the prior fiscal year.

     Circulation revenues (which include all single copy and subscription sales) of $273,567,000 increased $16,162,000 or 6.3% from the prior fiscal year. On an equivalent number of weeks basis, fiscal 1997 single copy circulation revenues increased by approximately $9,307,000 or 4.2% as a result of higher revenues generated by National Enquirer and Soap Opera Magazine. Increases in revenues generated by a $0.10 per copy increase in cover price for National Enquirer, effective with the July 23, 1996 issue, more than offset a decline in National Enquirer's average weekly single copy circulation from fiscal 1996 of 2.1%; a similar price increase for Star largely offset an average weekly single copy circulation decline of 8.2%. We believe the declines in single copy circulation of National Enquirer and Star were due in part to the increasingly competitive print and electronic media coverage of celebrity news. In addition, we believe that such declines in single copy circulation were also attributable to decreases in advertising spending in recent fiscal years and a lack of promotional activities. Soap Opera Magazine's single copy circulation revenue in fiscal 1997 was higher as average weekly single copy circulation increased by approximately 11.7% when compared to the prior fiscal year. Revenues were also favorably impacted by cover price increases for Country Weekly and Weekly World News of $0.20 on September 26, 1995 and $0.10 on November 7, 1995, respectively. Average weekly single copy circulation for Country Weekly and Weekly World News increased 1.9% and decreased 6.6%, respectively, when compared to fiscal 1996.

     Subscription revenues of $39,870,000 in fiscal 1997 increased $2,445,000 or 6.5% over fiscal 1996. Expressed on an equivalent number of weeks basis, subscription revenues increased by approximately $1,693,000 or 4.5% due largely to increases in average weekly subscription circulation of 43.4% and 41.2% for Country Weekly and Soap Opera Magazine, respectively.

     Advertising revenues of $24,280,000 in fiscal 1997 increased $975,000 or 4.2% compared to fiscal 1996. On an equivalent number of issues basis, advertising revenues increased by approximately $517,000 or 2.2% reflecting higher levels of national advertising in both National Enquirer and Country Weekly.

     Operating expenses of $228,817,000 for fiscal 1997 were approximately flat from the prior fiscal year; on an equivalent number of weeks basis (excluding television advertising and depreciation and amortization) increased by $2,597,000 or 1.4% from the prior fiscal year. Distribution, circulation and other cost of sales together with selling, general and administrative expenses (excluding television advertising) increased by a combined total of $8,673,000 on an equivalent number of weeks basis primarily reflecting costs associated with the expansion of DSI's in-store marketing, merchandising and information-gathering services and higher subscription expenses. Production expense was lower by $6,059,000 on an equivalent number of weeks basis as a result of reduced average paper costs in fiscal 1997 as compared to the prior fiscal year. Television advertising expense was lower by $5,079,000 because we did not repeat the fiscal 1996 national advertising campaigns for National Enquirer and Star. Depreciation and amortization expense decreased as the amortization of an intangible asset with a 5-year life was completed in June 1995.

     Interest expense decreased $431,000 in fiscal 1997 to $56,284,000 from $56,715,000 in the prior fiscal year. Decreases in the average outstanding indebtedness more than offset one additional week's interest in fiscal 1997.

     Our effective income tax rates were 57.3% and 106.6% for fiscal years 1997 and 1996, respectively, as compared to the federal statutory income tax rate of 35%. The higher effective tax rates result primarily from goodwill amortization which is not deductible for income tax reporting purposes. The lower effective tax rate in fiscal 1997 over fiscal 1996 resulted primarily from changes in the ratio of nondeductible goodwill as a percentage of income before taxes.

LIQUIDITY AND CAPITAL RESOURCES

     At March 29, 1999, we had cash and cash equivalents of $3.8 million and a working capital deficit of $75.1 million compared to cash and cash equivalents of $7.4 million and a working capital deficit of $52.1 million as of March 30, 1998. Our working capital deficit increased in fiscal 1999 because of the reclassification of $25.0 million in long-term debt under our old credit facility to current debt. We do not consider our working capital deficit as a true measure of our liquidity position as our working capital needs typically are met by cash generated by our business. Our working capital deficits result principally from:

     - our policy of using available cash to reduce borrowings which are recorded as noncurrent liabilities, thereby reducing current assets without a corresponding reduction in current liabilities;

     - our minimal accounts receivable level relative to revenues, as most of our sales revenues are received from national distributors as advances based on estimated single copy circulation; and

     - accounting for deferred revenues as a current liability. Deferred revenues are comprised of deferred subscriptions, advertising and single copy revenues and represent payments received in advance of the period in which the related revenues will be recognized.

     Historically, our primary sources of liquidity have been cash generated from operations and amounts available under the old credit facility which have been used to fund shortfalls in available cash. For the fiscal years ended March 29, 1999 and March 30, 1998, we generated net cash from operating activities totaling $29.8 million and $41.8 million, respectively, that was used primarily to fund capital expenditures and to make payments of principal on our outstanding indebtedness.

     We made capital expenditures totaling $15.0 million and $11.0 million in fiscal 1999 and fiscal 1998, respectively. We plan to invest $14.0 million in fiscal 2000. Our capital expenditures are made principally to purchase display pockets for our publications and computer equipment for our businesses. See "-- Year 2000 Risk" for an estimate of additional potential capital expenditures.

     At March 29, 1999 and March 30, 1998, our outstanding indebtedness totaled $471.1 million and $497.5 million, respectively, of which $271.0 million and $297.4 million, respectively, represented borrowings under the old credit facility. The old credit facility charged variable rates of interest which averaged 7.7% and 7.8%, respectively, for the fiscal years ended March 29, 1999 and March 30, 1998. In order to reduce our exposure to interest rate risk, we have entered into a $100.0 million interest rate swap agreement expiring in November 2000 under which we pay a fixed rate of 5.95%.

     The new credit facility provides senior secured financing of up to $400.0 million, consisting of a $340.0 million term loan facility and a $60.0 million revolving credit facility. The $250.0 million in notes bear interest at 10 1/4% per annum payable semi-annually and mature in May 2009.

     We have substantially increased our indebtedness in connection with the transactions. If the transactions had been completed on March 29, 1999, our pro forma outstanding indebtedness would have totaled $602.9 million as compared to our actual historical outstanding indebtedness at such date of $471.1 million. As a result of the new credit facility and the notes, our liquidity requirements will be significantly increased, primarily due to increased interest expense obligations and principal payment obligations under the new credit facility which, other than certain excess cash flow payment obligations, will commence in 2002. See "Risk Factors -- Our significant indebtedness could impair our ability to operate and expose us to certain risks." In addition, the business strategy to be implemented upon consummation of the transactions will result in increased operating expenses. We believe that the net cash generated from operating activities and amounts available under the $60.0 million revolving credit facility will be sufficient to fund our debt service requirements under the new credit facility and the notes, to make capital expenditures, to cover working capital requirements and to fund the implementation of our business strategy to be implemented upon consummation of the transactions. We believe, however, that based upon our current level of operations and anticipated growth, it will be necessary to refinance the notes upon their maturity. To the extent we make future acquisitions, we may require new sources of funding, including additional debt, or equity financing or some combination thereof. There can be no assurances that such additional sources of funding will be available to us on acceptable terms.

     Our ability to make scheduled payments of principal and interest under the new credit facility and the notes, as well as our other obligations and liabilities, is subject to our future operating performance which is dependent upon general economic, financial, competitive, legislative, regulatory, business and other factors beyond our control. See "Risk Factors."


     We and each of our note guarantors are co-registrants of our registration statement on Form S-4 (File No. 333-83637), of which this prospectus forms a part. As a result, we and each of our note guarantors will become subject to the informational requirements of the Securities Exchange Act of 1934 upon the effectiveness of the registration statement. We are a holding company with no material assets or operations other than our investments in our subsidiaries. The notes are unconditionally guaranteed, on a senior subordinated basis, by substantially all of our existing subsidiaries. Each subsidiary that will be organized in the future by us, unless such subsidiary is designated as an unrestricted subsidiary, will jointly, severally, fully and unconditionally guarantee the notes on a senior subordinated basis. Note guarantees are joint and several, full and unconditional and general unsecured obligations of the note guarantors. The note guarantors are our wholly-owned subsidiaries. At present, the note guarantors comprise all of our direct and indirect subsidiaries, other than one inconsequential subsidiary. Note guarantees are subordinated in right of payment to all existing and future senior debt of the note guarantors, including the new credit facility, and are also effectively subordinated to all secured obligations of note guarantors to the extent of the assets securing such obligations, including the new credit facility. Furthermore, the indenture permits note guarantors to incur additional indebtedness, including senior debt, subject to certain limitations. We have not presented separate financial statements and other disclosures concerning each of the note guarantors because management has determined that such information is not material to investors.


     So long as the factors set forth in the paragraph immediately above remain true and correct, under applicable SEC rules and regulations, we believe that the note guarantors will not need to individually comply with the reporting requirements of the Exchange Act, nor will we have to include separate financial statements and other disclosures concerning each of the note guarantors in our Exchange Act reports. In that regard, we will request a no-action letter from the SEC concurring with our position on this issue. While there can be no assurance, we expect to receive a favorable response to our no-action letter request.

YEAR 2000 RISK

     The year 2000 issue is the result of computer programs that were written using only two digits, rather than four, to represent a year. Date-sensitive software or hardware may not be able to distinguish between the years 1900 and 2000 and programs that perform arithmetic operations, comparisons or sorting of date fields may begin yielding incorrect results. This could potentially cause a system failure or miscalculations that could disrupt operations. To address the impact of the year 2000 issue on our computer programs, embedded chips and significant third-party suppliers of goods and services we have formed a task force led by our information services department. This task force has taken an inventory of the potential year 2000 issues that may exist and is in the process of completing its assessment of their impact. Certain of our key systems, such as financial applications, have already been identified as year 2000 compliant; in addition, because of the recent replacement of a majority of our computer hardware, we believe there is little likelihood that this equipment is not Year 2000 compliant. We believe the largest areas of internal risk for year 2000 noncompliance are internally developed software applications and the handheld communications devices used in merchandising by DSI. We have purchased specialized software that will allow us to identify and correct year 2000 problems within our software applications and expect to have key applications modified and tested by July 1999. Our information services department, working with handheld communication devices, has determined that remediation of the existing handhelds is the appropriate course of action. We expect to complete this remediation work by August 1999.

     At the present time, the year 2000 project is estimated to cost approximately $500,000 and will be funded through cash flows from operations. Approximately $290,000 of the estimated year 2000 costs will relate to hardware and software purchases and will be capitalized with the remainder being expensed as incurred.

     At present, we believe our technology systems will be year 2000 compliant and that the year 2000 issue will not present a materially adverse risk to our future results of operations, financial position or cash flow. However, there can be no assurance that our systems will be year 2000 compliant prior to December 31, 1999 or that the costs incurred will not materially exceed the amounts budgeted. If there are incidences of noncompliance, we plan to allocate internal resources and retain dedicated consultants to address such incidences. In the event that our computers are not year 2000 compliant by December 31, 1999, and as a result of that noncompliance business interruptions occur, we could incur significant losses in revenues due to such business interruptions, which could have a material adverse effect on our future results of operations, financial position or cash flow.

     In addition, there is a risk that a significant supplier of goods or services may not be year 2000 compliant. We are communicating with our significant suppliers of goods and services to obtain reasonable assurance that their products and business systems will be year 2000 compliant. We rely on certain suppliers to deliver a broad range of goods and services, including prepress operations, printing services, paper, wholesale distribution, mailings and banking services. Although we have taken, and will continue to take, reasonable efforts to gather information to determine and verify the readiness of products and dependencies, there can be no assurance that reliable information will be offered or otherwise available. In order to mitigate the effects of a significant supplier's potential failure to remediate the year 2000 issue in a timely manner, we would take appropriate actions including arranging for alternate suppliers, re-running processes if errors occur and using manual intervention to ensure the continuation of operations where necessary. Should this happen, it may result in significant delays in business operations including, but not limited to, delays in delivery of products resulting in loss of revenues, increased operating costs, loss of customers or suppliers, or other significant disruptions to our business which could have a material adverse effect on our future results of operations, financial position or cash flow.

NEW ACCOUNTING PRONOUNCEMENTS

     We have adopted the Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," effective fiscal 1999. SFAS No. 130 defines comprehensive income as a measure of all changes in equity of an enterprise during a period that result from transactions and other economic events during the period other than transactions with owners. For all periods presented comprehensive income is the same as net income.

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement establishes standards for the way that public enterprises report information about operating segments in annual financial statements and interim financial stockholders' reports. The statement requires information to be reported by operating segment on the same basis which we use to evaluate performance internally. We have determined that we have only one operating segment.

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which standardizes the accounting for derivatives, requiring recognition as either assets or liabilities on the balance sheet and measurement at fair value. We plan to adopt SFAS No. 133 in fiscal 2002. We have not yet determined the effect adoption of SFAS No. 133 will have on our consolidated financial statements.

                                    BUSINESS

OVERVIEW

     We are a leading publisher in the field of general interest magazines, publishing National Enquirer, Star, Weekly World News and Country Weekly, with a current aggregate weekly circulation of approximately 4.7 million copies. National Enquirer and Star, our premier titles, have the second and fourth highest weekly single copy circulation, respectively, of any weekly periodical in the United States. We are the leader in total weekly single copy circulation of magazines in the United States and Canada with approximately 34% of total U.S. and Canadian circulation for weekly publications. We derive approximately 85% of our revenues from circulation, predominantly single copy sales in retail outlets, and the remainder from advertising and other sources. National Enquirer and Star are distributed in approximately 165,000 retail outlets in the United States and Canada, representing, in the opinion of management, substantially complete coverage of periodical outlets in these countries. DSI, our subsidiary, arranges for the placement and merchandising of our publications and third-party publications at retail outlets throughout the United States and Canada. In addition, DSI provides marketing, merchandising and information-gathering services for third parties. For the fiscal year ended March 29, 1999, we had pro forma revenues and pro forma EBITDA of $272.2 million and $95.8 million, respectively.

     Our publications are among the most well-known and widely distributed titles in the publishing industry. While our publications have a current aggregate weekly circulation of approximately 4.7 million copies, they enjoy a weekly readership of 20 million people due to multiple readers per copy sold. As a result, we believe our publications enjoy strong consumer brand awareness with a large and loyal readership base. Our publications include the following titles:

     - National Enquirer is a weekly general interest periodical with an editorial content devoted to celebrity features, human interest stories and articles covering lifestyle topics such as health, food and household affairs. National Enquirer is the second highest selling weekly periodical in the United States and Canada based on single copy circulation, selling on average 1,814,000 copies per week. National Enquirer has a total average weekly circulation of 2,201,000 copies, including subscriptions, with an average of approximately 7 readers per copy. National Enquirer has a core demographic profile of women aged 18-49. Issue length is 48 pages, 30 of which are in color. Approximately 70% of the pages are devoted to editorial content with the balance devoted to advertising. National Enquirer's cover price is $1.59 in the United States. The per issue price of annual subscriptions is $0.92 in the United States.

     - Star is a weekly celebrity news-based periodical with a strong emphasis on television and movie performers and the lives of the rich and famous. Star complements this focus with human interest stories about ordinary people in unusual circumstances. Every issue also includes a variety of features on topics such as food, fashion, health, fitness and parenting. Star is the fourth highest selling weekly periodical in the United States and Canada based on single copy circulation, selling on average 1,487,000 copies per week. Star has a total average weekly circulation of 1,776,000 copies, including subscriptions, with an average of approximately 4 readers per copy. Star has a core demographic profile of women aged 18-49. Issue length is 48 pages, 30 of which typically are in color. Approximately 80% of the pages are devoted to editorial content with the balance devoted to advertising. Star's cover price is $1.59 in the United States. The per issue price of annual subscriptions is $0.92 in the United States.

     - Weekly World News is a tabloid devoted to the publication of entertaining and unusual stories. The editorial content of Weekly World News is derived principally from rewritten stories and photographs purchased from agencies and periodicals around the world. Weekly World News has an average weekly single copy circulation of 355,000 copies with a total average weekly circulation of 379,000 copies, including subscriptions. Each regular issue consists of 48 black and white pages. Weekly World News' cover price is $1.39 in the United States. The per issue price of annual subscriptions is $0.67 in the United States.

     - Country Weekly is a special interest magazine presenting various aspects of country music, lifestyles, events and personalities, and has the highest weekly circulation of any such magazine in its category. Country Weekly has an average weekly single copy circulation of 171,000 copies with a total average weekly circulation of 363,000 copies, including subscriptions. Each regular issue consists of 60 pages, all of which are in color. Country Weekly's cover price is $1.99 in the United States. The per issue price of annual subscriptions is $0.89 in the United States.

COMPETITIVE STRENGTHS

     We believe that the following factors have contributed to the leading market positions of our publications:

     - STRONG, WELL-ESTABLISHED BRAND NAMES. National Enquirer, whose predecessors date back to 1926, and Star, which commenced publication in 1974, have been two of the leading general interest magazines for over 25 years. These two titles currently have an average weekly circulation of approximately 2.2 million copies and 1.8 million copies, respectively, and are read by over 20 million people each week. They have the second and fourth highest weekly single copy circulation, respectively of all weekly periodicals in the United States and Canada. We believe their brand names are among the most familiar magazine titles to consumers and are synonymous with the celebrity genre. Weekly World News, which commenced publication in 1979, has established itself as a leader in the field of entertaining and unusual stories. Country Weekly, which commenced publication in 1994, is the leader in the category of country music publications. We believe that the long history and strong brand identity of our publications have allowed us to establish a large and loyal readership base.

     - EXTENSIVE EDITORIAL SOURCING CAPABILITIES. We have long-established editorial departments that source the stories, features and news items that appear in our publications. Because a significant amount of our editorial content is based on investigative reporting, our publications are "first source" or "breaking story" magazines for our readers. We also have an extensive and reliable sourcing network, consisting of many sources that have a long history with us.

     - BROAD DISTRIBUTION BASE. Our publications are sold in all 50 states in the United States as well as Canada and, to a lesser extent, the United Kingdom and continental Europe. Our distribution in the United States includes virtually all of the leading supermarket chains, such as Safeway, Winn Dixie, Kroger and Albertsons, major convenience store chains, such as 7-Eleven and Circle-K, leading mass merchandisers, such as Wal-Mart, Kmart and Target, as well as a broad base of regional and local newsstand outlets, including outlets at airports, bus terminals and train stations. In the United States and Canada, National Enquirer and Star are displayed for sale in approximately 165,000 retail outlets. We believe that National Enquirer and Star enjoy broad distribution because they are consistently among the highest revenue-producing magazines to retailers. Among magazines sold by retailers in the United States and Canada, National Enquirer and Star are currently ranked third and fourth, respectively, in terms of total magazine retail dollars generated. In addition, DSI, our subsidiary that works with retailers to design their front-end racks and position magazines for increased sales, provides a highly value-added service to the retailers and helps to further strengthen our retailer relationships and distribution.

     - EXPERIENCED MANAGEMENT TEAM. David J. Pecker, a well-known publishing executive with over 20 years of industry experience, is our Chairman, CEO and President. Mr. Pecker most recently served as CEO and President of Hachette Filipacchi Magazines, Inc., the third largest magazine publisher in the United States. Mr. Pecker oversaw 29 magazines, including publications such as Elle, Woman's Day, Car and Driver, Road & Track, Mirabella, Premiere and George. While serving as Hachette's President from September 1991 to March 1999, he was credited with overseeing the significant growth in size and performance of Hachette's business. During his tenure as President, Hachette launched or acquired nine titles. In addition to Mr. Pecker, our highly experienced senior management team has, on average, over 20 years of experience in the publishing industry.

BUSINESS STRATEGY

     The key elements of our business strategy are to:

     - ENHANCE EDITORIAL CONTENT TO DRIVE SINGLE COPY CIRCULATION. We believe that National Enquirer and Star need more clear editorial differentiation. The current level of duplication, both in covers and content, often results in an either/or purchase decision by consumers at checkout counters. As part of our editorial differentiation program, we intend to enhance each publication's network of sources for exclusive stories. Our strategy will be supported by focused consumer research to better understand our core readership as well as potential new consumers. This will enable us to implement cover strategies to encourage impulse purchases and content strategies to generate more repeat purchases. In addition, we intend to increase the use of value-oriented promotions, such as consumer product coupons and contests.

     - AGGRESSIVELY PROMOTE OUR BRANDS. We intend to increase our single copy circulation by aggressively advertising our brands on television, radio, outdoor advertising and in print. In addition, we plan to heighten consumer awareness and build brand equity through an intensive public relations program, including appearances by our editors and reporters as guests on television shows, content placement in mainstream media and the use of celebrities as guest editors. We believe that circulation of our publications has been adversely affected by years of no consistent advertising and promotional strategy and spending. For example, advertising spending on National Enquirer and Star fell from $16.1 million in fiscal 1994 to $0.6 million in fiscal 1999. We plan to appoint separate advertising agencies for National Enquirer and Star to develop an integrated national advertising campaign for each publication, emphasizing each publication's strong journalistic content and investigative nature.

     - INCREASE ADVERTISING REVENUES. We intend to market more effectively the appeal and competitive advantages of advertising in our publications to existing and potential advertisers. We believe that historically we have not effectively positioned our publications to advertisers. Consequently, our advertising revenues have declined in recent years, a time during which industry-wide magazine advertising revenues have increased. In order to increase our revenues, we intend to focus on

        - better educating advertisers about the cost effectiveness of advertising in our publications and on the content of our titles, which we believe is similar to that of titles which have higher levels of advertising revenues,

        - developing our own customized research to market the demographics of our newsstand purchasers and subscribers,

        - promoting the cost efficiency and reach of a combined National Enquirer and Star advertising purchase,

        - emphasizing other advertising opportunities, such as inserts, cross-marketing promotions and the services of DSI for in-store merchandising and

        - supporting advertising sales efforts with a trade advertising campaign and appearances by editors at key industry functions. Mr. Pecker, our Chairman, CEO and President, has extensive experience in selling magazine advertising and has key senior level relationships at many companies whose target consumers fit the demographic profile of our readers.

     - BUILD ON THE STRENGTH OF DSI. DSI is a marketing organization whose primary function is to coordinate the placement and merchandising of our publications and other third-party publications at retail outlets throughout the United States and Canada. In addition, DSI is selected by retailers to coordinate the rack design, installation and positioning of magazines for approximately 40% (based on our estimates) of all new front-end racking programs initiated annually in the United States. As a result of its broad market presence, we believe DSI is a strong platform to more favorably display titles we may develop or acquire. DSI also intends to expand its third-party client base of publishers which require marketing and merchandising of their publications. DSI's third-party clients currently include Hachette, which publishes Woman's Day, Elle and Mirabella; Gruner & Jahr USA/ Publishing, which publishes Family Circle, McCall's, Fitness, Parents and YM; Wenner Media, Inc., which publishes US Magazine, Rolling Stone and Men's Journal; and Newsweek, Inc., which publishes Newsweek. In addition, because DSI's over 1,500 field representatives are regularly in stores stocking, monitoring and checking sales, DSI is beginning to expand its client base to include consumer product companies outside the publishing industry that require in-store verification of promotions and stock levels.

     - UTILIZE PRICE FLEXIBILITY. Historically, single copy circulation of our publications has not been materially sensitive to moderate, periodic cover price changes. Since May 1993, we have instituted ten cover price increases in the United States for National Enquirer and Star, consisting of five cover price increases for each publication ranging from $0.04 to $0.26 per copy. The average weekly single copy circulation of National Enquirer and Star for the three month periods following seven of the eight cover price increases for which circulation data are available was approximately equal to or greater than the average weekly single copy circulation for the applicable three month periods prior to such increases. After the July 7, 1998 cover price increase of $0.10 for each of National Enquirer and Star (i.e., the most recent cover price increase for which circulation data are available), average weekly single copy circulation increased approximately 12% and 8%, respectively, for the three-month period following such increases over the average weekly single copy circulation for each publication for the three-month period prior to such increases. Therefore, we believe we have the flexibility to prudently increase cover prices over time.

     - LEVERAGE BRAND EQUITY. We intend to utilize the brand equity and content of our publications to broaden our revenue base. In this regard, we are investigating several opportunities, including using our archives and library to create additional special issues, increasing international distribution, creating Spanish language and teenage versions of certain titles and sponsoring television programming incorporating the content of our publications. In addition, we intend to more actively pursue on-line ventures and use the Internet to drive awareness among new and younger readers to generate incremental revenue opportunities.

     - PURSUE COMPLEMENTARY ACQUISITIONS. During his tenure at Hachette, Mr. Pecker had a track record of overseeing successful acquisitions of magazines and increasing their revenue and profitability. We intend to selectively pursue additional titles whose circulation can be increased through our strong distribution network. We believe the ability to cross-sell additional titles to advertisers will also enhance advertising revenues.

CIRCULATION

     Our publications have an aggregate weekly circulation of approximately 4.7 million copies and a weekly readership of over 20 million people due to multiple readers per copy sold. We derive approximately 85% of our revenues from circulation and the remainder from advertising and other sources. Approximately 84% of our circulation revenues are generated by single copy circulation at retail outlets and the remainder by subscriptions. The United States, Canada and areas outside of North America represented approximately 86%, 10% and 4% of average weekly single copy circulation, respectively.

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

     SINGLE COPY CIRCULATION. The following tables set forth average weekly single copy circulation and U.S. cover prices for our publications for the three fiscal years 1997, 1998 and 1999.

AVERAGE WEEKLY SINGLE COPY CIRCULATION AND U.S. COVER PRICE

                                                                     FOR FISCAL YEAR ENDED
                                                              -----------------------------------
                                                              MARCH 31,    MARCH 30,    MARCH 29,
                                                                1997         1998         1999
                                                              ---------    ---------    ---------
                                                                (CIRCULATION DATA IN THOUSANDS)
National Enquirer
     Single Copy Circulation................................    2,104        1,932(2)     1,766
     Cover Price............................................   $ 1.39(1)    $ 1.39       $ 1.49(1)
Star
     Single Copy Circulation................................    1,858        1,618(2)     1,445
     Cover Price............................................   $ 1.39(1)    $ 1.39(1)    $ 1.49
Weekly World News
     Single Copy Circulation................................      409          356          350
     Cover Price............................................   $ 1.09       $ 1.25(1)    $ 1.39(1)
Country Weekly
     Single Copy Circulation................................      219          202          169
     Cover Price............................................   $ 1.69       $ 1.69       $ 1.99(1)

- ---------------
(1) We increased the U.S. cover price on each of National Enquirer and Star on July 23, 1996 from $1.29 to $1.39 and then to $1.49 on July 7, 1998. We increased the U.S. cover price on Weekly World News on April 15, 1997 from $1.09 to $1.25 and to $1.39 on September 1, 1998. We increased the U.S. cover price on Country Weekly on April 7, 1998 from $1.69 to $1.79 and then to $1.99 on March 2, 1999.

(2) We believe that the principal factor in the decline in circulation in fiscal 1998 from fiscal 1997 was adverse publicity against celebrity news-based magazines following the death of Princess Diana in August 1997.

     Single copy circulation of each of our publications has experienced declines. We believe that a significant portion of the decline in circulation since fiscal 1994 is primarily due to two factors. First, the death of Princess Diana in August 1997 resulted in a significant amount of adverse publicity against celebrity news-based magazines. While single copy circulation of National Enquirer and Star have improved from the low levels experienced in the months immediately after Princess Diana's death, they have not returned to their prior levels. We believe the second principal factor contributing to lower circulation since fiscal 1994 has been a significant reduction in advertising expenditures by us to promote our publications. Total advertising expenditures for National Enquirer and Star decreased from $16.1 million in fiscal 1994 to $0.6 million in fiscal 1999. We believe that this reduction in advertising was a significant factor in the decrease in average weekly single copy circulation of National Enquirer and Star from approximately 2.8 million copies and 2.5 million copies, respectively, in fiscal 1994 to approximately 1.8 million and 1.4 million copies, respectively, in fiscal 1999. In addition, single copy circulation declines of our publications can be attributed to (a) increased competition from other publications and forms of media, such as certain newspapers, television and radio programs concentrating on celebrity news and
(b) a general industry-wide decline in single copy circulation of individual publications due to an increasing number of publications in the industry.

     Historically, we have offset declines in single copy circulation, in part, through increases in cover prices. We believe that we will be able to continue to implement prudent increases in our cover prices over time without causing a decline in circulation. Since May 1993, we have instituted ten cover price increases in the United States for National Enquirer and Star, consisting of five cover price increases for each publication, ranging from $0.04 to $0.26 per copy. The average weekly single copy circulation of National

Enquirer and Star for the three-month periods following seven of the eight cover price increases for which circulation data are available was approximately equal to or greater than the average weekly single copy circulation for the applicable three-month periods prior to such increases. After the July 7, 1998 cover price increase of $0.10 for each of National Enquirer and Star (i.e., the most recent cover price increase for which circulation data are available), average weekly single copy circulation increased approximately 12% and 8%, respectively, for the three-month period following such increases over the average weekly single copy circulation for each publication for the three-month period prior to such increases. Effective July 27, 1999, the cover price for each of National Enquirer and Star was increased $0.10 to $1.59.

     We intend to increase our single copy circulation by aggressively advertising our brands on television, radio, outdoor advertising and in print. We believe that aggressive and consistent advertising support for our brands will drive consumer awareness and single copy circulation. For example, we plan to launch a national television advertising campaign, the first such significant campaign since 1994. In addition, we plan to heighten consumer awareness and build brand equity through an intensive public relations program, including appearances by our editors and reporters as guests on television shows, content placement in mainstream media and the use of celebrities as guest editors. We believe our new advertising and promotional activities will build brand equity for National Enquirer and Star by emphasizing their strong journalistic content and investigative nature, which we believe in turn will enhance their appeal to a broader general readership. See "-- Business Strategy."

     Subscription Sales. Our strategy with respect to subscriptions seeks to optimize subscription revenues and profitability as opposed to subscription circulation. We accomplish this strategy by focusing on direct sales of our titles by us through inserts and direct mailings. From time to time, however, we utilize agents, such as Publishers Clearing House, to maintain and expand our subscriber base subscription circulation. In fiscal 1998, approximately 16% (or $42.4 million) of our total revenues from circulation were from subscription sales. Average weekly subscription circulation for fiscal 1999 were 452,000 copies for National Enquirer, 347,000 copies for Star, 23,000 copies for Weekly World News and 196,000 copies for Country Weekly.

     Subscription renewal rates for our publications (exclusive of subscriptions sold by direct mail agents) were 82% for National Enquirer, 80% for Star, 77% for Weekly World News and 71% for Country Weekly for subscriptions which expired during the 1998 calendar year. In calendar 1998, approximately two-thirds of our subscribers purchased their subscriptions directly from us. We believe that our core subscribers are those who do not purchase through direct mail agents due to the fact that renewals by people who subscribe through direct mail agents are low.

ADVERTISING REVENUES

     We had approximately $22.6 million in advertising revenues in fiscal 1999, excluding advertising generated by the soap opera assets. National Enquirer, Star, Weekly World News and Country Weekly generated approximately $12.3 million, $6.9 million, $1.1 million and $2.3 million, respectively, in advertising revenues during fiscal 1999.

     Our advertising revenues are generated by national advertisers, including consumer product and broadcasting companies, mail order advertisers and classified advertisers. Excluding advertising revenues for the soap opera assets, in fiscal 1999, national advertising, mail order advertising and classified advertising represented 45%, 47% and 8%, respectively, of total advertising revenues.

     We intend to market more effectively the appeal and competitive advantages of advertising in our titles to existing and potential advertisers. We believe that historically we have not effectively positioned publications to advertisers. Consequently, our advertising revenues have declined in recent years, a time during which industry-wide magazine advertising revenues have increased. In order to increase our revenues, we intend to focus on (a) better educating advertisers about the cost effectiveness of advertising in our publications and on the content of our titles, which we believe is similar to that of titles which have higher levels of advertising revenues, (b) developing our own customized research to market the demographics of our newsstand purchasers and subscribers, (c) promoting the cost efficiency and reach of a combined National Enquirer and Star advertising purchase, (d) emphasizing other advertising opportunities, such as inserts, cross-marketing promotions and the services of DSI for in-store merchandising and (e) supporting advertising sales efforts with a trade advertising campaign and appearances by editors at key industry functions. Mr. Pecker, our Chairman, CEO and President, has extensive experience in selling magazine advertising and has key senior level relationships at many companies whose target consumers fit the demographic profile of our readers.

     We employ 20 advertising sales people and maintain advertising sales offices in New York City, Chicago, Los Angeles, Nashville and Lantana.

EDITORIAL

     The editorial departments of our publications operate independently. The editorial headquarters for National Enquirer, Weekly World News and Country Weekly are in Lantana, Florida. National Enquirer also has a Los Angeles, California bureau and Country Weekly has a bureau in Nashville, Tennessee. Star has its editorial headquarters in Tarrytown, New York and also has a bureau in Los Angeles, California.

     National Enquirer's editorial operation consists of approximately 80 full-time employees. The editorial news gathering operation of National Enquirer is directed by the editor-in-chief and executive editor who supervise eight article editors, including the Los Angeles bureau chief. The article editors are responsible for developing and gathering news stories and story ideas. The article editors have 21 staff reporters. The article editors work with four photo editors, under the direction of a head photo editor. Stories brought in for publication are processed through a skilled team of writers and a design layout department. Each story is checked during the process by a research department before actual publication.

     Star's total editorial staff consists of approximately 70 full-time employees and six part-time employees. Star's editorial news gathering operation is similar to National Enquirer's. There is an editor-in-chief, an executive editor, eight story editors and 20 reporters. Their photo department has seven staff persons under the direction of a chief photo editor. Star has a library staff that assists in both story researching and fact checking.

     In addition to their editorial staffs, National Enquirer and Star pay outside news sources for story ideas, for information regarding breaking stories and for exclusive stories regarding celebrities. They also pay freelance photographers and freelance reporters for their investigative journalism. National Enquirer and Star have networks of approximately 300 and 150 freelance reporters, respectively, to whom they can assign stories. Because a significant amount of our editorial content is based on investigative reporting, our publications are "first source" or "breaking story" magazines for our readers.

     The editorial staffs of Weekly World News and Country Weekly are comprised of 14 and 25 people, respectively, and are each managed by an editor.

     Due to their high level of investigative reporting, both National Enquirer and Star employ precautionary measures during the editorial process to protect themselves from lawsuits. Each publication has a long-standing practice of having outside legal counsel review the articles, photographs and headlines under consideration for each issue. Such legal counsel identify and evaluate the risk exposure presented by each article and photograph and make recommendations so that the publications can make a business judgment concerning publication of the articles and photographs. The management and editorial teams at National Enquirer and Star consistently follow the recommendations of legal counsel. We believe that this pre-publication "vetting" has been important in mitigating the risk and occurrence of libel-based suits against the publications. There are currently no claims pending that we believe would have a material adverse effect on our operations. See "-- Legal Proceedings."

PRODUCTION AND DISTRIBUTION

     An unrelated third-party performs most of the pre-press operations for our publications and is responsible for transmitting them electronically to printing plants. We have a long-term printing agreement with an unrelated domestic printer to print National Enquirer and Star through December 2010 for sales in the United States, Canada and, to the extent applicable, outside of North America (except for the United Kingdom). This same printer also prints all of our other publications. National Enquirer has a special United Kingdom edition which is printed by another unrelated printer. Once printed, the copies are distributed primarily by five regional wholesalers in the United States and Canada who deliver the requisite number of copies to approximately 165,000 retail sales locations. We believe our relationships with our printing companies are favorable and that there are printing facilities available elsewhere, should the need arise.

     The principal raw materials utilized by our publications are paper and ink. Paper is purchased directly by us from several suppliers based upon pricing and, to a lesser extent, availability. Ink utilized by our publications is purchased by the printers from at least two different ink suppliers. Both paper and ink are commodity products with pricing affected by demand, capacity and economic conditions. We believe that adequate sources of supply are, and will continue to be, available to fulfill our requirements.

     Our operating income may be significantly affected by the price of paper used in our publications. For example, the price of paper rose dramatically in 1995 and significantly affected operating income. In mid-1996 paper prices began to fall, then increased moderately in 1997 and 1998. If paper prices increase in the future and we cannot pass these costs on to our customers, such increases may have a material adverse effect on us. Currently, we do not hedge against increases in paper costs.

MARKETING AND MERCHANDISING

     We have established, through DSI, our own marketing organization whose primary function is to coordinate the placement and merchandising of our publications and third-party publications in retail outlets throughout the United States and Canada. In addition to the services DSI provides for our publications, DSI acts as a "quarterback" for approximately 40% (based on our estimates) of new front-end racking programs initiated annually in the United States and Canada by supermarkets and other retailers. Recently, DSI has begun to leverage its network of field representatives, which are regularly in retail outlets performing its services, by expanding its services to provide merchandising and other information services to consumer product companies outside the publishing industry. DSI's field representatives visit approximately 16,000 locations weekly, comprising of the highest volume retailers.

     Approximately every three years, supermarkets and other retailers typically redesign their front-end racks, generally as part of store renovations or new store openings. As a "quarterback," DSI is selected by retailers to coordinate the design and installation of the front-end racks and the positioning of magazines for increased sales. Publishers, including the Company, which are allocated space on a rack enter into contracts directly with the retailer for the payment of fees (rack display payments) or other charges with respect to that space. DSI uses its role as quarterback for approximately 40% (based on our estimates) of new front-end rack programs initiated annually by retailers in the United States to achieve better placement of our publications and of the publications of DSI's third-party publishing clients. DSI is not paid by the retailers for the services it renders as quarterback.

     DSI provides marketing services for the Company and third-party publishing clients to achieve favorable placement of their respective publications at supermarkets and other retail outlets. DSI also provides merchandising and other information services such as checking retail stock displays and repositioning and restocking in-store inventories for the Company and its other clients. DSI's staff consists of approximately 180 full-time employees and more than 1,500 part-time field representatives, who are equipped with handheld computers in order to enhance the timeliness and accuracy of its information-gathering services.

     DSI's third-party clients include Hachette, which publishes Woman's Day, Woman's Day Specials, Elle and Mirabella; Gruner & Jahr USA/Publishing, which publishes Family Circle, Family Circle Specials, McCall's, Fitness, Parents and YM; Wenner Media, Inc., which publishes US Magazine, Rolling Stone Magazine and Men's Journal; Newsweek, Inc., which publishes Newsweek; and Rodale Press, Inc., which publishes Prevention and Prevention Guides.

     DSI's third-party contracts to provide marketing and merchandising services to third-party clients in the publishing industry generated approximately $13.6 million in revenues in fiscal 1999, as compared to $14.5 million and $12.5 million in fiscal 1998 and fiscal 1997, respectively. We believe DSI has significant potential for further expansion. In addition to potential expansion in the publishing industry, DSI is beginning to expand its client base for its merchandising and information-gathering services. For example, DSI is exploring opportunities for its field representatives to monitor a consumer product company's promotions or stock levels with their handheld computers.

OTHER BUSINESSES

     Through Frontline, we sell in-store advertising space to various product manufacturers and other national advertisers. Frontline owns signage consisting of elevated light displays at checkout counters in about 5,100 supermarkets and considers itself a premier advertising vehicle for new products and front-end brands. Frontline is responsible for maintaining the signage and pays retailers commissions on advertising sales. We believe there may be additional benefits from offering Frontline's in-store advertising in combination with advertising in our publications. In fiscal 1999, revenues from Frontline were $6.3 million or approximately 2.1% of total operating revenues.

     We also publish pocket-sized books under the name Micro Mags covering such topics as diets, horoscopes, health and psychic phenomena. Twelve releases are published annually, each with 4 titles, at a current cover price of $1.49. In fiscal 1999, revenues from Micro Mags were approximately $3.7 million, which amount was included in circulation revenues. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     We also had ancillary sales (primarily licensing and syndication sales) of $1.4 million in fiscal 1999.

COMPETITION

     National Enquirer, Star, Weekly World News and Country Weekly compete in varying degrees with other publications sold at retailers' checkout counters, as well as forms of media concentrating on celebrity news, such as certain newspapers, magazines and television and radio programs. We believe that historical declines in single copy circulation of National Enquirer and Star have resulted in part from increased competition from these publications and forms of media. Competition for circulation is largely based upon the content of the publication, its placement in retail outlets and, to a lesser extent, its price. Competition for advertising revenues is largely based upon circulation levels, readership, demographics, price and advertising results. Many of our competitors have substantially larger operating staffs and greater capital resources. In this respect, we may be at a competitive disadvantage with such entities. We believe that currently our most significant direct competitors in the print media are Time Warner Inc. (which publishes People, In Style and Entertainment Weekly), Wenner Media, Inc. (which publishes US Magazine), TV Guide, Inc. (which publishes TV Guide) and Globe Communications Corp. (which publishes Globe, Sun and National Examiner). As use of the Internet and new on-line ventures focusing on celebrity news increase, we may face new sources of competition.

     DSI competes with many other companies providing marketing and distribution services, such as full-service national distributors, wholesalers and publishers with their own marketing organizations. Certain of DSI's competitors have substantially larger operating staffs and greater capital resources. In this respect, DSI may be at a competitive disadvantage with such entities.

EMPLOYEE RELATIONS

     We employ approximately 500 full-time employees and 1,550 part-time employees. Approximately 1,680 of our employees, including almost all of our part-time employees, work for DSI. None of our employees are represented by any union or other labor organization. We have had no strikes or work stoppages during the last five years. We believe that our relations with our employees are good.

PROPERTIES

     We own our headquarters buildings which are located in Lantana, Florida. The premises, which also houses the editorial staffs of National Enquirer, Weekly World News and Country Weekly, consist of three one-story buildings with an aggregate of 33,700 square feet located on approximately 7.6 acres.

     We also lease 18,800 square feet in Tarrytown, New York for the editorial staffs of Star, 8,200 square feet in New York, New York for advertising personnel and 12,500 square feet in West Palm Beach, Florida for DSI. Various other smaller properties are leased primarily in New York and California for certain of our other operations. We believe that all of our properties are in generally good condition and are adequate for current operations.

LEGAL PROCEEDINGS

     We are involved in a number of litigation matters which have arisen in the ordinary course of business. Because the focus of our publications often involves controversial celebrities or subjects, the risk of defamation or invasion of privacy litigation arises in the ordinary course of our business. Our experience suggests that the claims for damages made in such lawsuits are heavily inflated and, in any event, any reasonably foreseeable liability or settlement would be covered by insurance. During the five fiscal years ended March 29, 1999, we paid approximately $20 million in the aggregate for legal fees (including prepublication review and litigation), litigation related insurance premiums and, to a lesser extent, litigation settlements, including amounts covered by insurance payments. We have not experienced any difficulty obtaining such insurance and do not expect to experience any material difficulty in the future. There are currently no claims pending that we believe would have a material adverse effect on our operations.

     Multiple sources as well as documentation are sought for all stories that are potentially controversial or subject to dispute. In addition, because of their high level of investigative reporting, we retain special libel counsel for National Enquirer and Star to review, prior to publication, all sensitive stories and celebrity news and photos. Before publishing book excerpts, we generally obtain indemnification from the publisher, author and/or agent concerning publication rights and defamation.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     Upon consummation of the transactions, the following individuals became the directors and executive officers of our parent company, American Media, Inc., and the Company. All officers serve at the pleasure of the applicable Board of Directors.

NAME                                   AGE                         POSITION(S)
- ----                                   ---                         -----------
David J. Pecker......................  47     Chairman, Chief Executive Officer, President and
                                              Director of American Media, Inc. and the Company
Austin M. Beutner....................  39     Director of American Media, Inc. and the Company
Neeraj Mital.........................  33     Director of American Media, Inc. and the Company
Saul D. Goodman......................  31     Director of American Media, Inc. and the Company
Robert V. Seminara...................  27     Director of American Media, Inc. and the Company
Paul G. Yovovich.....................  45     Director of American Media, Inc. and the Company
Helene Belanger......................  44     Director of American Media, Inc. and the Company
Brian J. Richmand....................  45     Director of American Media, Inc. and the Company
J. William Grimes....................  58     Director of American Media, Inc. and the Company
Peter A. Nelson......................  43     Executive Vice President and Chief Financial Officer
                                              of American Media, Inc. and the Company
Michael R. Roscoe....................  52     Chief Executive Officer and President of DSI

     David J. Pecker became Chairman, Chief Executive Officer, President and a Director of both American Media, Inc. and the Company upon consummation of the transactions on May 7, 1999. Prior to that time, Mr. Pecker had been the Chief Executive Officer since 1992, and President since 1991, of Hachette Filipacchi Magazines, Inc. Prior to 1991, he was Executive Vice President/Publishing and Chief Operating and Chief Financial Officer of Hachette. Mr. Pecker has over 20 years of publishing industry experience having worked as the Director of Financial Reporting at CBS, Inc. Magazine Group and as the Vice President and Controller of Diamandis Communications Inc.

     Austin M. Beutner is a founding partner of Evercore. From 1994 to 1996, Mr. Beutner was Chief Executive Officer and President of the U.S. Russia Investment Fund, and in January 1997, Mr. Beutner was named Vice Chairman of its Board of Directors. Before his affiliation with the U.S. Russia Investment Fund, he was a General Partner of The Blackstone Group.

     Neeraj Mital is a Managing Director of Evercore. Prior to joining Evercore, Mr. Mital was at The Blackstone Group from 1992 to 1998, most recently as a Managing Director. Prior to joining The Blackstone Group, he was at Salomon Brothers Inc.

     Saul D. Goodman is a Vice President of Evercore. Prior to joining Evercore, Mr. Goodman was an investment banker at Lehman Brothers, Inc. from 1994 to 1998, most recently as a Vice President. Prior to that, Mr. Goodman was at Ark Asset Management.

     Robert V. Seminara is an Associate of Evercore. Prior to joining Evercore, Mr. Seminara was a Financial Analyst at Lazard Freres & Co. LLC from 1994 to 1996.

     Paul G. Yovovich is a private investor and an Operating Executive at Evercore. From 1993 to 1996 he was President of Advance Ross Corporation, whose primary business was international transactions services. Prior to 1993, Mr. Yovovich held a variety of executive positions at Centel Corporation, most recently as President of its Central Telephone Company unit. Mr. Yovovich is currently a Director of 3Com Corporation, Comarco, Inc., APAC TeleServices, Inc., the Van Kampen open end funds and several other private companies.

     Helene Belanger is a Vice-President in the Private Investments Group of Capital Communications CDPQ ("Capital Communications"). Ms. Belanger has been affiliated with Capital Communications since

1990 holding various positions including the position of Director. Prior to her affiliation with Capital Communications, Ms. Belanger was with the Royal Bank of Canada, occupying various positions in the commercial loans sector, and at the Federal Business Development Bank. Ms. Belanger is a corporate director sitting on the Board of Directors of NetStar Communications, CFCF-12 and Groupe Coscient.

     Brian J. Richmand is a General Partner at Chase Capital Partners ("Chase Capital"). Prior to joining Chase Capital, Mr. Richmand was a Partner at the law firm of Kirkland & Ellis from 1985 to 1993 where he primarily represented leveraged buyout and venture capital funds. Mr. Richmand currently serves on the boards of Riverwood International Corp., La Petite Academy, Transtar Metals and Reiman Publishing.

     J. William Grimes is a Member of BG Media Investors, LLC. Prior to joining BG Media Investors, Mr. Grimes served from 1994 to 1997 as a media and communications consultant to several high-tech new media companies and is a principal of Incontext, Inc., a Washington, D.C.-based information database company. From 1994 to September 1996, Mr. Grimes was Chief Executive Officer and President of Zenith Media, USA. Before 1994, Mr. Grimes served in senior positions at several media companies, including Chief Executive Officer and President of Multimedia, Inc., Chief Executive Officer and President of Univision American Media, Inc. and Chief Executive Officer and President of ESPN.

     Peter A. Nelson joined the Company in 1989 and was promoted to his current position as Executive Vice President and Chief Financial Officer in January 1999. Prior to his promotion, Mr. Nelson held the position of Vice President, Controller and Chief Accounting Officer.

     Michael R. Roscoe joined the Company in 1984 and was promoted to President of DSI in 1986. In December 1995, Mr. Roscoe was promoted to his current position as President and Chief Executive Officer of DSI.

COMPENSATION OF EXECUTIVE OFFICERS

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                          ANNUAL COMPENSATION                       ------------
                                      ---------------------------    OTHER ANNUAL      SHARES       ALL OTHER
NAME AND                              FISCAL   SALARY      BONUS     COMPENSATION    UNDERLYING    COMPENSATION
PRINCIPAL POSITION                     YEAR      ($)        ($)          ($)        COMPENSATION       ($)
- ------------------                    ------   -------    -------    ------------   ------------   ------------
Peter J. Callahan(1)................   1999    350,000(2)     -0-(2)     -0-               --        690,630(2)(3)
  Chairman, President, Chief           1998    350,000(2) 198,500(2)     -0-               --        659,271
  Executive Officer                    1997    350,000(2) 341,000(2)     -0-               --        657,967
Michael Boylan(1)...................   1999    300,000(2)     -0-(2)     -0-               --        279,970(2)(3)
  Vice Chairman, Publishing            1998    300,000(2)  99,250(2)     -0-               --        283,011
  Operations                           1997    300,000(2) 170,500(2)     -0-               --        282,679
Maynard Rabinowitz(1)...............   1999    300,000(2)     -0-(2)     -0-               --        312,817(2)(3)
  Vice Chairman, Finance,              1998    300,000(2)  99,250(2)     -0-               --        283,821
  Administration and Legal Affairs,    1997    300,000(2) 170,500(2)     -0-               --        290,154
  and Secretary
Anthony S. Hoyt(1)..................   1999    500,000        -0-        -0-               --         40,444(3)
  Senior Vice President and            1998    500,000        -0-        -0-               --         29,721
  Publisher, National Enquirer and
  Star                                 1997    500,000        -0-        -0-           25,000(4)      21,389
Michael R. Roscoe...................   1999    296,193     37,000        -0-           50,000(4)      18,472(3)
  Chief Executive Officer and          1998    250,000        -0-        -0-           25,000(4)      58,095
  President of DSI                     1997    230,289     46,000        -0-           25,000(4)      10,413

- ---------------
(1) Upon consummation of the transactions on May 7, 1999, Messrs, Callahan, Boylan and Rabinowitz resigned from their respective executive positions with us and American Media, Inc. Mr. Hoyt resigned from his executive position as of May 17, 1999.

(2) Includes management fees as a component of compensation for serving as executive officers of the Company and American Media, Inc. Under the terms of a former compensation plan, Messrs. Callahan, Boylan and Rabinowitz received a base salary and the management fee. The base salaries were $350,000, $300,000 and $300,000, respectively, for Messrs. Callahan, Boylan and Rabinowitz. The management fees, which were in addition to the base salary, were divided into two components. The first component consisted of cash payments of $650,000 to Mr. Callahan and $275,000 to each of Messrs. Boylan and Rabinowitz. The second component was based upon the Company's operating results and was distributed 50% to Mr. Callahan and 25% to each of Messrs. Boylan and Rabinowitz.

(3) Includes for fiscal 1999 the following: profit sharing contributions allocated under our employee profit sharing plan of $3,530 for each of Messrs. Callahan, Boylan, Rabinowitz, Hoyt and Roscoe; payments for life insurance of $2,700 for Mr. Callahan, $1,440 for Mr. Boylan, $2,250 for Mr. Rabinowitz, $4,915 for Mr. Hoyt and $1,246 for Mr. Roscoe; reimbursements of country club memberships in the amount of $34,400 and $20,000, respectively, for Messrs. Callahan and Rabinowitz; and proceeds form the exercise of common stock options totaling $11,937 by Mr. Roscoe.

(4) Upon consummation of the transactions on May 7, 1999, Messrs. Hoyt and Roscoe received $7 for each underlying share of common stock represented by their options. After deducting the exercise price of the underlying stock options, Messrs. Hoyt and Roscoe received net proceeds of $106,250 and $167,709, respectively.

     Compensation for our executive officers after consummation of the transactions is not materially different from its historical compensation levels, other than Mr. Pecker's compensation, which is described below.

     All of our common stock is owned by American Media, Inc. and all of American Media, Inc.'s common stock is owned by EMP Group L.L.C. Equity interests in EMP Group L.L.C. are held by investors, including Mr. Pecker. For a discussion of the distributions Mr. Pecker may receive as the owners of certain units in EMP Group L.L.C. as compensation for their employment, see "Certain Relationships and Related Transactions."

     Our executive officers are elected by our Board of Directors and serve at the discretion of our Board of Directors or pursuant to an employment agreement. American Media, Inc. is a party to an employment agreement with Mr. Pecker which has a five-year term expiring May 6, 2004, and, after the initial term, will be automatically extended each year for successive one-year periods, unless either party provides 60 days' prior written notice before the next extension date. The employment agreement also provides that, upon termination of Mr. Pecker's employment with Hachette, EMP Group L.L.C. is obligated to make payments related to compensation forfeited upon such termination (the "Make-Whole Payments"). The Make-Whole Payments, in the aggregate, equal approximately $4.0 million, a portion of which was paid upon Mr. Pecker's termination of employment with Hachette on March 31, 1999, and the remaining portion of which shall be payable on April 15, 2000. During his term of employment, Mr. Pecker shall be entitled to a base salary equal to $1,500,000 per annum and certain other customary employee benefits.

     Upon termination of employment by American Media, Inc. without cause or by Mr. Pecker for good reason, Mr. Pecker shall be entitled to the following subject to certain restrictions: (a) continued payment of base salary and continued health, life insurance and disability benefits; (b) immediate vesting of plan benefits; (c) outplacement services for twelve months following such termination; (d) a golden parachute excise tax gross-up payment, if applicable, in connection with a "change of control" (as defined in the employment agreement); (e) any unpaid portion of the Make-Whole Payments; and (f) such employee benefits as to which Mr. Pecker may be entitled under the employee benefit plans and arrangements of American Media, Inc.

     During fiscal 1999, the Company's outside directors received an annual retainer of $25,000, plus $2,500 for each Board meeting and committee meeting (held other than on the date of a Board meeting) attended. In addition, the Company reimbursed all directors for travel and out-of-pocket expenses incurred in connection with Board or committee meetings and otherwise with respect to their duties as directors.

                         OUTSTANDING VOTING SECURITIES

     All of our common stock is owned by American Media, Inc. and all of American Media, Inc.'s common stock is owned by EMP Group L.L.C. Equity interests in EMP are owned by Evercore and certain other investors. Other members of management are expected to acquire equity interests in American Media, Inc. Pursuant to a LLC agreement, Evercore has control over EMP, American Media, Inc. and the Company by virtue of its right to appoint a majority of the Board of Managers of EMP and a majority of the Board of Directors of American Media, Inc., irrespective of the amount of Evercore's equity interests in EMP. See "Certain Relationships and Related Transactions." Certain other investors each have the right to appoint one member of the Board of Managers of EMP and the Board of Directors of American Media, Inc. subject to certain conditions such as ownership of units in EMP.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As part of their investment in EMP Group L.L.C., Evercore and certain other investors have entered into a LLC agreement. Interests in EMP are represented by units of various classes. Evercore and the other investors, including Mr. Pecker, own Class A units. Class A units are the only units with voting power. Other classes of units, one class of which has been issued to Mr. Pecker and other members of management, are eligible to share in the profits of EMP, pro rata, after all the holders of the Class A units have received the return of their aggregate investment in the Class A units. Mr. Pecker also has been issued units which will vest and share in the profits of EMP, pro rata, only in certain circumstances.

     The units of EMP are exchangeable for the common stock of American Media, Inc. under certain circumstances, including pursuant to demand and piggyback registration rights granted to Evercore and the other investors under the LLC agreement. The LLC agreement grants each investor certain demand registration rights with respect to common stock of American Media, Inc., the exercise of which, in general, is controlled by Evercore and grants unlimited piggyback registration rights.

     The LLC agreement provides that EMP will be managed by a Board of Managers, a majority of which will be appointed by Evercore, irrespective of Evercore's ownership interest. All actions by such Board of Managers are made by majority vote except for transactions involving the transfer of EMP's assets to Evercore or its affiliates and certain other specified corporate transactions. In addition, Evercore has the right to appoint a majority of the Board of Directors of American Media, Inc.

     In general, the investors may not transfer their interests in EMP without the consent of Evercore. Below a certain ownership percentage, if Evercore transfers its units, all the other investors are required to transfer a pro rata number of securities on the same terms as the Evercore transfer.

     Pursuant to a Management Agreement, dated as of May 7, 1999, among Evercore Advisors Inc., an affiliate of Evercore, and American Media, Inc., Evercore Advisors will be paid an annual monitoring fee of $750,000 if the financial performance of American Media, Inc. meets certain pre-determined targets. In addition, pursuant to the Management Agreement, Evercore Advisors received, upon the consummation of the merger, a financial advisory fee in an amount equal to 1% of the aggregate funds required to consummate the transactions. Pursuant to the LLC agreement, we have reimbursed Evercore for all costs and expenses incurred by Evercore and its affiliates in connection with the transactions, which costs and expenses totaled $413,000.

                       DESCRIPTION OF OTHER INDEBTEDNESS

NEW CREDIT FACILITY

     The description set forth below does not purport to be complete and is qualified in its entirety by reference to certain agreements setting forth the principal terms and conditions of the new credit facility. Capitalized terms used but not otherwise defined in this "Description of Other Indebtedness" shall have the meaning to be ascribed to them in the new credit facility.

     The new credit facility is provided by a syndicate of banks and other financial institutions led by Chase, as administrative agent and collateral agent, and Chase Securities Inc., as arranger. The new credit facility provides senior secured financing of up to $400.0 million, consisting of a $100.0 million seven-year tranche A term loan facility, a $240.0 million eight-year tranche B term loan facility and a $60.0 million revolving credit facility.

     The seven-year term loan facility and the eight-year term loan facility amortize in quarterly amounts commencing July 1, 2001 based upon the annual amounts shown below:

                                                              TRANCHE A    TRANCHE B
                                                              TERM LOAN    TERM LOAN
                                                              FACILITY     FACILITY
                                                              ---------    ---------
                                                              (DOLLARS IN MILLIONS)
Fiscal Year 2002............................................   $  7.5       $  1.8
Fiscal Year 2003............................................     13.7          2.4
Fiscal Year 2004............................................     18.8          2.4
Fiscal Year 2005............................................     23.7          2.4
Fiscal Year 2006............................................     28.8          2.4
Fiscal Year 2007............................................      7.5        171.6
Fiscal Year 2008............................................       --         57.0
                                                               ------       ------
Total.......................................................   $100.0       $240.0
                                                               ======       ======

Principal amounts outstanding under the revolving credit facility will be due and payable in full at maturity, approximately seven years after the consummation of the transactions.

     Our obligations under the new credit facility are unconditionally and irrevocably guaranteed by American Media, Inc. and each of our domestic (and, to the extent no adverse tax consequences would result, foreign) subsidiaries. In addition, the new credit facility is secured by first priority or equivalent security interests in substantially all tangible and intangible assets of American Media, Inc., the Company and each of our existing and subsequently acquired or organized domestic (and, to the extent no adverse tax consequences would result, foreign) subsidiaries, including all the capital stock of, or other equity interests in, the Company, each of our direct or indirect subsidiaries and each of our subsequently acquired or organized direct or indirect subsidiaries (which, in the case of a foreign subsidiary, shall in each case be limited to 65% of such capital stock or equity interests, as the case may be).

     The new credit facility is subject to mandatory prepayment with, in general, (a) 100% of the proceeds of asset sales, (b) 50% of the Company's excess cash flow (as defined in the new credit facility), (c) 50% the proceeds of equity offerings and (d) 100% of the proceeds from the issuance of debt obligations.

     The new credit facility will contain a number of covenants that, among other things, restrict the ability of American Media, Inc., the Company and our subsidiaries to dispose of assets, incur additional indebtedness, incur guarantee obligations, repay other indebtedness, pay certain restricted payments and dividends, create liens on assets, make investments, loans or advances, make certain acquisitions, engage in mergers or consolidations, make capital expenditures, enter into sale and leaseback transactions, or engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities. In addition, under the new credit facility, we are required to comply with specified financial ratios and tests, including minimum fixed charge coverage and interest coverage ratios and maximum leverage ratios. The new credit facility also contains certain customary events of default.

11 5/8% SENIOR SUBORDINATED NOTES

     In connection with the merger, we commenced on March 1, 1999, a debt tender offer for our 11 5/8% Senior Subordinated Notes due 2004.

     The 11 5/8% senior subordinated notes were issued under an indenture, dated as of November 21, 1994, between the Company and United States Trust Company of New York, as trustee. The 11 5/8% senior subordinated notes are unsecured senior subordinated obligations of the Company, are limited to $200.0 million aggregate principal amount, will mature on November 15, 2004, and bear interest at the rate of 11 5/8% per annum, payable semi-annually on May 15 and November 15 of each year. The 11 5/8% senior subordinated notes are redeemable, in whole or in part, at our option, at any time on and after November 15, 1999, at redemption prices (expressed as percentages of the principal amount redeemed), plus accrued interest to the redemption date, if redeemed during the twelve-month period commencing on November 15 in the years set forth below:

1999.......................................................  104.359%
2000.......................................................  102.906%
2001.......................................................  101.453%
2002 and thereafter........................................  100.000%

     An aggregate principal amount of $740,000 of our 11 5/8% senior subordinated notes were not tendered in the debt tender offer and remain outstanding and are general unsecured obligations of the Company.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     We have entered into an exchange and registration rights agreement with the initial purchaser of the old notes in which we agreed, under certain circumstances, to file a registration statement relating to an offer to exchange the old notes for exchange notes. We also agreed to use our reasonable best efforts to cause such offer to be consummated within 195 days following the original issue of the old notes. The exchange notes will have terms substantially identical to the old notes except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and liquidated damages for failure to observe certain obligations in the exchange and registration rights agreement. The old notes were issued on May 7, 1999.

     Under the circumstances set forth below, we will use our reasonable best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the old notes and keep the statement effective for up to two years after the effective date of the shelf registration statement. These circumstances include:

     - if pursuant to any changes in law, SEC rules or regulations or applicable interpretations thereof by the staff of the SEC do not permit us to effect the exchange offer as contemplated by the exchange and registration rights agreement;

     - if any old notes validly tendered in the exchange offer are not exchanged for exchange notes within 195 days after the original issue of the old notes;

     - if the initial purchaser of the old notes so requests (but only with respect to any old notes not eligible to be exchanged for exchange notes in the exchange offer); or

     - if any holder of the old notes notifies the Issuer that it is not permitted to participate in the exchange offer or would not receive fully tradable exchange notes pursuant to the exchange offer.

     If we fail to comply with certain obligations under the exchange and registration rights agreement, we will be required to pay liquidated damages to holders of the old notes.

     Each holder of old notes that wishes to exchange such old notes for transferable exchange notes in the exchange offer will be required to make the following representations:

     - any exchange notes will be acquired in the ordinary course of its business;

     - such holder has no arrangement with any person to participate in the distribution of the exchange notes; and

     - such holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company or if it is an affiliate, that it will comply with applicable registration and prospectus delivery requirements of the Securities Act.

RESALE OF EXCHANGE NOTES

     Based on interpretations of the SEC staff set forth in no action letters issued to unrelated third parties, we believe that exchange notes issued under the exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by any exchange note holder without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

     - such holder is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act;

     - such exchange notes are acquired in the ordinary course of the holder's business; and

     - the holder does not intend to participate in the distribution of such exchange notes.

     Any holder who tenders in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes:

     - cannot rely on the position of the staff of the SEC enunciated in "Exxon Capital Holdings Corporation" or similar interpretive letters; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

     This prospectus may be used for an offer to resell, for the resale or for other retransfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the old notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read the section captioned "Plan of Distribution" for more details regarding the transfer of exchange notes.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, the Company will accept for exchange any old notes properly tendered and not withdrawn prior to the expiration date. The Company will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of old notes surrendered under the exchange offer. Old notes may be tendered only in integral multiples of $1,000.

     The form and terms of the exchange notes will be substantially identical to the form and terms of the old notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any liquidated damages upon failure of the Company to fulfill its obligations under the exchange and registration rights agreement to file, and cause to be effective, a registration statement. The exchange notes will evidence the same debt as the old notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the old notes. Consequently, both series will be treated as a single class of debt securities under that indenture.

     The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

     As of the date of this prospectus, $250.0 million aggregate principal amount of the old notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

     The Company intends to conduct the exchange offer in accordance with the provisions of the exchange and registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934 and the rules and regulations of the SEC. Old notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to the old notes.

     The Company will be deemed to have accepted for exchange properly tendered old notes when it has given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from the Company and delivering exchange notes to such holders. Subject to the terms of the exchange and registration rights agreement, the Company expressly reserves the right to amend or terminate the exchange offer, and not to accept for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption "-- Certain Conditions to the Exchange Offer."

     Holders who tender old notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the section labeled "-- Fees and Expenses" below for more details regarding fees and expenses incurred in the exchange offer.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS


     The exchange offer will expire at 5:00 p.m., New York City time on September 2, 1999, unless in its sole discretion, the Company extends it.


     In order to extend the exchange offer, the Company will notify the exchange agent orally or in writing of any extension. The Company will notify the registered holders of old notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

     The Company reserves the right, in its sole discretion:

     - to delay accepting for exchange any old notes;


     - to extend the exchange offer or to terminate the exchange offer and to refuse to accept old notes not previously accepted if any of the conditions set forth below under "-- Certain Conditions to the Exchange Offer" have not been satisfied, by giving oral or written notice of such deal, extension or termination to the exchange agent; or


     - subject to the terms of the exchange and registration rights agreement, to amend the terms of the exchange offer in any manner.

     Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of old notes. If the Company amends the exchange offer in a manner that it determines to constitute a material change, it will promptly disclose such amendment in a manner reasonably calculated to inform the holders of old notes of such amendment.

     Without limiting the manner in which it may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to a financial news service.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Despite any other term of the exchange offer, the Company will not be required to accept for exchange, or exchange any exchange notes for, any old notes, and it may terminate the exchange offer as provided in this prospectus before accepting any old notes for exchange if in its reasonable judgment:

     - the exchange notes to be received will not be tradable by the holder, without restriction under the Securities Act, the Securities Exchange Act of 1934 and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

     - the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the staff of the SEC; or

     - any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the exchange offer.

     In addition, the Company will not be obligated to accept for exchange the old notes of any holder that has not made to the Company:

     - the representations described under "-- Purpose and Effect of the Exchange Offer," "-- Procedures for Tendering" and "Plan of Distribution"; and

     - such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to it an appropriate form for registration of the exchange notes under the Securities Act.

     The Company expressly reserves the right, at any time or at various times, to extend the period of time during which the exchange offer is open. Consequently, the Company may delay acceptance of any old notes by giving oral or written notice of such extension to their holders. During any such extensions, all old notes previously tendered will remain subject to the exchange offer, and the Company may accept them for exchange. The Company will return any old notes that it does not accept for exchange for any reason without expense to their tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

     The Company expressly reserves the right to amend or terminate the exchange offer, and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. The Company will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

     These conditions are for the sole benefit of the Company and the Company may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in its sole discretion. If the Company fails at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that the Company may assert at any time or at various times.

     In addition, the Company will not accept for exchange any old notes tendered, and will not issue exchange notes in exchange for any such old notes, if at such time any stop order will be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

PROCEDURES FOR TENDERING

     Only a holder of old notes may tender such old notes in the exchange offer. To tender in the exchange offer, a holder must:

     - complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and mail or deliver such letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

     - comply with DTC's Automated Tender Offer Program procedures described below.

     In addition, either:

     - the exchange agent must receive old notes along with the letter of transmittal; or

     - the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of such old notes into the exchange agent's account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent's message; or

     - the holder must comply with the guaranteed delivery procedures described below.

     To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under "-- Exchange Agent" prior to the expiration date.

     The tender by a holder that is not withdrawn prior to the expiration date will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

     The method of delivery of old notes, the letter of transmittal and all other required documents to the exchange agent is at the holder's election and risk. Rather than mail these items, the Company recommends that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. Holders should not send the letter of transmittal or old notes to the Company. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.


     Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owners' behalf. If such beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its old notes either:


     - make appropriate arrangements to register ownership of the old notes in such owner's name; or

     - obtain a properly completed bond power from the registered holder of old notes.

     The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

     Signatures on a letter of transmittal or a notice of withdrawal described below must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another "eligible institution" within the meaning of Rule 17Ad-15 under the Exchange Act, unless the old note tendered pursuant thereto are tendered:

     - by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

     - for the account of an eligible institution.

     If the letter of transmittal is signed by a person other than the registered holder of any old notes listed on the old notes, such old notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the old notes and an eligible institution must guarantee the signature on the bond power.

     If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by the Company, they should also submit evidence satisfactory to the Company of their authority to deliver the letter of transmittal.


     The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's Automated Tender Offer program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the old notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent's message to the exchange agent. The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:


     - DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering old notes that are the subject of such book-entry confirmation;

     - such participant has received and agrees to be bound by the terms of the letter of transmittal (or, in the case of an agent's message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery); and

     - the agreement may be enforced against such participant.

     The Company will determine in its sole discretion all questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered old notes and withdrawal of tendered old notes. The Company's determination will be final and binding. The Company reserves the absolute right to reject any old notes not properly tendered or any old notes the acceptance of which would, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular old notes. The Company's interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of old notes, neither the Company, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

     In all cases, the Company will issue exchange notes for old notes that it has accepted for exchange under the exchange offer only after the exchange agent timely receives:

     - old notes or a timely book-entry confirmation of such old notes into the exchange agent's account at DTC; and

     - a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

     By signing the letter of transmittal, each tendering holder of old notes will represent to the Company that, among other things:

     - any exchange notes that the holder receives will be acquired in the ordinary course of its business;

     - the holder has no arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

     - if the holder is not a broker-dealer, that it is not engaged in and does not intend to engage in the distribution of the exchange notes;

     - if the holder is a broker-dealer that will receive exchange notes for its own account in exchange for old notes that were acquired as a result of market-making activities, that it will deliver a prospectus, as required by law, in connection with any resale of such exchange notes; and

     - the holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company or, if the holder is an affiliate, it will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

BOOK-ENTRY TRANSFER

     The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the exchange offer promptly after the date of this prospectus; and any financial institution participation in DTC's system may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Holders of old notes who are unable to deliver confirmation of the book-entry tender of their old notes into the exchange agent's account at DTC or all other documents of transmittal to the exchange agent on or prior to the expiration date must tender their old notes according to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

     Holders wishing to tender their old notes but whose old notes are not immediately available or who cannot deliver their old notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's Automated Tender Offer Program prior to the expiration date may tender if:

     - the tender is made through an eligible institution;

     - prior to the expiration date, the exchange agent receives from such eligible institution either a properly completed and duly executed notice of guaranteed delivery (by facsimile transmission, mail or hand delivery) or a properly transmitted agent's message and notice of guaranteed delivery:

        - setting forth the name and address of the holder, the registered number(s) of such old notes and the principal amount of old notes tendered;

        - stating that the tender is being made thereby; and

        - guaranteeing that, within three (3) New York Stock Exchange trading days after the expiration date, the letter of transmittal (or facsimile thereof) together with the old notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

     - the exchange agent receives such properly completed and executed letter of transmittal (or facsimile thereof), as well as all tendered old notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three (3) New York State Exchange trading days after the expiration date.

     Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their old notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, holders of old notes may withdraw their tenders at any time prior to the expiration date.

     For a withdrawal to be effective:

     - the exchange agent must receive a written notice (which may be by telegram, telex, facsimile transmission or letter) of withdrawal at one of the addresses set forth below under "-- Exchange Agent", or

     - holders must comply with the appropriate procedures of DTC's Automated Tender Offer Program system.

     Any such notice of withdrawal must:

     - specify the name of the person who tendered the old notes to be withdrawn;

     - identify the old notes to be withdrawn (including the principal amount of such old notes); and

     - where certificates for old notes have been transmitted, specify the name in which such old notes were registered, if different from that of the withdrawing holder.

     If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit:

     - the serial numbers of the particular certificates to be withdrawn; and

     - a signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution.

     If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of such facility. The Company will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices, and our determination shall be final and binding on all parties. The Company will deem any old notes so withdrawn not to have validity tendered for exchange for purposes of the exchange offer. Any old notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, such old notes will be credited to an account maintained with DTC for old notes) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under "-- Procedures for Tendering" above at any time on or prior to the expiration date.

EXCHANGE AGENT

     ChaseMellon Shareholder Services, L.L.C. has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent addressed as follows:

For Delivery by Registered or Certified Mail:           For Overnight Delivery Only:
   ChaseMellon Shareholder Services, L.L.C.       ChaseMellon Shareholder Services, L.L.C.
          Reorganization Department                      Reorganization Department
                P.O. Box 3301                                85 Challenger Road
          South Hackensack, NJ 07606                         Mail Stop -- Reorg
                                                         Ridgefield Park, NJ 07660
                   By Hand:                              By Facsimile Transmission
                                                     (for eligible institutions only):
   ChaseMellon Shareholder Services, L.L.C.
          Reorganization Department                            (201) 296-4293
           120 Broadway, 13th Floor                 Confirm facsimile by telephone only:
              New York, NY 10271
                                                               (201) 296-4860

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

FEES AND EXPENSES

     The Company will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, the Company may make additional solicitations by telegraph, telephone or in person by its officers and regular employees and those of our affiliates.

     The Company has not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. The Company will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.


     The Company will pay the cash expenses to be incurred in connection with the exchange offer. The expenses are estimated in the aggregate to be approximately $200,000. They include:


     - SEC registration fees;

     - fees and expenses of the exchange agent and trustee;

     - accounting and legal fees and printing costs; and

     - related fees and expenses.

TRANSFER TAXES

     The Company will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes (whether imposed on the registered holder or any other person) if:

     - certificates representing old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of old notes tendered;

     - tendered old notes are registered in the name of any person other than the person signing the letter of transmittal; or

     - a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

     If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

     Holders who tender their old notes for exchange will not be required to pay any transfer taxes. However, holders who instruct the Company to register exchange notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of old notes who do not exchange their old notes for exchange notes under the exchange offer will remain subject to the restrictions on transfer of such old notes:

     - as set forth in the legend printed on the notes as a consequence of the issuance of the old notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

     - otherwise as set forth in the offering memorandum distributed in connection with the private offering of the old notes.

     In general, you may not offer or sell the old notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the exchange and registration rights agreement, the Company does not intend to register resales of the old notes under the Securities Act. Based on interpretations of the SEC staff, exchange notes issued pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by their holders (other than any such holder that is our "affiliate" within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holders acquired the exchange notes in the ordinary course of the holders' business and the holders have no arrangement or understanding with respect to the distribution of the exchange notes to be acquired in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes:

     - could not rely on the applicable interpretations of the SEC; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

ACCOUNTING TREATMENT

     The Company will record the exchange notes in its accounting records at the same carrying value as the old notes, which is the aggregate principal amount, as reflected in our accounting records on the date of exchange. Accordingly, the Company will not recognize any gain or loss for accounting purposes in connection with the exchange offer. The Company will record the expenses of the exchange offer as incurred.

OTHER

     Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

     The Company may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

                            DESCRIPTION OF THE NOTES

GENERAL

     The Company issued the old notes and will issue the exchange notes under an indenture dated as of May 7, 1999, among the Company, the Note Guarantors and The Chase Manhattan Bank, as trustee (the "Trustee"), a copy of which is available upon request to the Company.

     The indenture contains provisions which define your rights under the exchange notes. In addition, the indenture governs the obligations of the Company and of each Note Guarantor under the exchange notes. The terms of the exchange notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

     On May 7, 1999, the Company issued $250.0 million aggregate principal amount of old notes under the indenture. The terms of the exchange notes are identical in all material respects to the old notes, except for certain transfer restrictions and registration and other rights relating to the exchange of the old notes for the exchange notes. The Trustee will authenticate and deliver exchange notes for original issue only in exchange for a like principal amount of old notes. Any old notes that remain outstanding after the consummation of the exchange offer, together with the exchange notes, will be treated as a single class of securities under the indenture. Accordingly, all references in this section to specified percentages in aggregate principal amount of the outstanding exchange notes shall be deemed to mean, at any time after the exchange offer is consummated, such percentage in aggregate principal amount of the old notes and exchanges then outstanding.

     Certain of the Company's Subsidiaries will guarantee the exchange notes and therefore will be subject to many of the provisions contained in this "Description of the Notes." Each Subsidiary which guarantees the exchange notes is referred to in this section as a "Note Guarantor." Each such guarantee is termed a "Note Guarantee."

     Definitions of certain terms used in this section may be found under the heading "Certain Definitions." For purposes of this section, the term "Company" refers only to American Media Operations, Inc. and not any of its Subsidiaries. The following description is meant to be only a summary of certain provisions of the indenture. It does not restate the terms of the indenture in their entirety. We urge that you carefully read the indenture as it, and not this description, governs your rights as Holders.

OVERVIEW OF THE NOTES AND THE NOTE GUARANTEES

  The Notes

     These notes:

     - are general unsecured obligations of the Company;

     - will rank equal in right of payment with all existing and future Senior Subordinated Indebtedness of the Company;

     - are subordinated in right of payment to all future Senior Indebtedness of the Company;

     - are senior in right of payment to any future Subordinated Obligations of the Company; and

     - will be effectively subordinated to any Secured Indebtedness of the Company and its Subsidiaries to the extent of the value of the assets securing such Indebtedness.

  The Note Guarantees

     These notes are guaranteed by each of the following subsidiaries of the
Company:

    National Enquirer, Inc.
    Star Editorial, Inc.
    SOM Publishing Inc.

    Weekly World News, Inc.
    Country Weekly, Inc.
    Distribution Services, Inc.
    Fairview Printing, Inc.
    NDSI, Inc.
    Biocide, Inc.
    Health Xtra, Inc.
    Retail Marketing Network, Inc.
    American Media Marketing, Inc.
    Marketing Services, Inc.

    The Note Guarantees:

     - are general unsecured obligations of each Note Guarantor;

     - are subordinated in right of payment to all existing and future Senior Indebtedness of each Note Guarantor;

     - are senior in right of payment to any future Subordinated Obligations of each Note Guarantor; and

     - will be effectively subordinated to any Secured Indebtedness of each Note Guarantor to the extent of the value of the assets securing such Indebtedness.

     These notes will not be guaranteed by Frontline Marketing Inc., a Delaware corporation ("Frontline"), an 80% owned subsidiary of the Company. On a pro forma basis, as of and for the fiscal year ended March 29, 1999, Frontline would have had total liabilities, including trade payables, of $1.4 million (excluding liabilities owed to the Company), would have accounted for 0.5% of the Company's assets and would have generated 2.3% of the Company's operating revenues and 1.1% of its EBITDA.

PRINCIPAL, MATURITY AND INTEREST

     We issued the old notes in an aggregate principal amount of $250.0 million on May 7, 1999. The notes will mature on May 1, 2009. The notes are in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000.

     Each note bears interest at a rate of 10 1/4% beginning on May 7, 1999, or from the most recent date to which interest has been paid or provided for. We pay interest semi-annually to Holders at the close of business on the April 15 or October 15 immediately preceding the interest payment date on May 1 and November 1 of each year.

     We also will pay liquidated damages to Holders of the notes if we fail to file a registration statement relating to the exchange notes or if the registration statement is not declared effective on a timely basis or if certain other conditions are not satisfied.

PAYING AGENT AND REGISTRAR

     The payment of principal, premium, if any, and interest on the notes is payable at any office of ours or any agency designated by us. We have initially designated the corporate trust office of the Trustee to act as our agent in such matters. The location of the corporate trust office is 1201 Main Street, 18th Floor, Dallas, Texas 75202. We, however, reserve the right to pay interest to Holders by check mailed directly to Holders at their registered addresses.

     Holders may exchange or transfer their notes at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of exchange notes. We, however, may require Holders to pay any transfer tax or other similar governmental charge payable in connection with any such transfer or exchange.

OPTIONAL REDEMPTION

     Except as set forth in the following paragraph, we may not redeem the notes prior to May 1, 2004. After this date, we may redeem the notes, in whole or in part, on not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest and liquidated damages thereon, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period commencing on May 1 of the years set forth below:

                                                            REDEMPTION
YEAR                                                          PRICE
- ----                                                        ----------
2004......................................................   105.125%
2005......................................................   103.417%
2006......................................................   101.708%
2007 and thereafter.......................................   100.000%

     Prior to May 1, 2002, we may, on one or more occasions, also redeem up to a maximum of 35% of the original aggregate principal amount of the notes with the Net Cash Proceeds of one or more Equity Offerings (a) by the Company or (b) by American Media, Inc. to the extent the Net Cash Proceeds thereof are contributed to the Company or used to purchase Capital Stock (other than Disqualified Stock) of the Company from the Company, at a redemption price equal to 110.25% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages thereon, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption:

          (a) at least 65% of the original aggregate principal amount of the notes remains outstanding; and

          (b) any such redemption by the Company must be made within 60 days of such Equity Offering and must be made in accordance with certain procedures set forth in the indenture.

SELECTION

     If we partially redeem notes, the Trustee will select the notes to be redeemed on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no note of $1,000 in original principal amount or less will be redeemed in part. If we redeem any note in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancelation of the original note. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption so long as we have deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and liquidated damages thereon, if any, the notes to be redeemed.

RANKING

     The notes will be unsecured Senior Subordinated Indebtedness of the Company, will be subordinated in right of payment to all existing and future Senior Indebtedness of the Company, will rank equal in right of payment with all existing and future Senior Subordinated Indebtedness of the Company and will be senior in right of payment to all existing and future Subordinated Obligations of the Company. The notes also will be effectively subordinated to any Secured Indebtedness of the Company and its Subsidiaries to the extent of the value of the assets securing such Indebtedness and to all liabilities of Frontline, the Company's existing Subsidiary which will not be a Note Guarantor, as well as to all liabilities of any future Subsidiaries which will not be Note Guarantors. However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described below under the caption "-- Defeasance" will not be subordinated to any Senior Indebtedness or subject to the restrictions described herein.

     We currently conduct all of our operations through our Subsidiaries. The Note Guarantees will be unsecured Senior Subordinated Indebtedness of the applicable Note Guarantor, will be subordinated in right of payment to all existing and future Senior Indebtedness of such Note Guarantor, will rank equal in right of payment with all existing and future Senior Subordinated Indebtedness of such Note Guarantor and will be senior in right of payment to all existing and future Subordinated Obligations of such Note Guarantor. The Note Guarantees also will be effectively subordinated to any Secured Indebtedness of the applicable Note Guarantor to the extent of the value of the assets securing such Secured Indebtedness.

     Although the indenture will limit the Incurrence of Indebtedness by and the issuance of preferred stock of certain of our subsidiaries, such limitation is subject to a number of significant qualifications.

     Assuming that the transactions had taken place on March 29, 1999, as of such date we would have had outstanding:

          (a) $352.0 million of Senior Indebtedness of the Company, all of which would have been Secured Indebtedness (excluding unused commitments under the Credit Agreement);

          (b) $250.9 million of Senior Subordinated Indebtedness of the Company (other than the notes) and no indebtedness of the Company that is subordinate or junior in right of repayment to the notes;

          (c) no Senior Indebtedness of the Note Guarantors (excluding their Guarantees of Indebtedness of the Company under the Credit Agreement); and

          (d) no Senior Subordinated Indebtedness of the Note Guarantors (other than the Note Guarantees) and no Indebtedness of the Note Guarantors that is subordinate or junior in right of payment to the Note Guarantees.

     Although the amount of additional indebtedness we can incur is limited, we may be able to incur substantial amounts of additional Indebtedness in certain circumstances. Such Indebtedness may be Senior Indebtedness. See "-- Certain Covenants -- Limitation on Indebtedness" below.

     "Senior Indebtedness" of the Company or any Note Guarantor means the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company or any Note Guarantor, regardless of whether or not a claim for post-filing interest is allowed in such proceedings), and fees and other amounts owing in respect of, Bank Indebtedness and all other Indebtedness of the Company or any Note Guarantor, whether outstanding on the Closing Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior, or are subordinated, in right of payment to the notes or such Note Guarantor's Note Guarantee; provided, however, that Senior Indebtedness shall not include:

          (a) any obligation of the Company to any Subsidiary of the Company or of such Note Guarantor to the Company or any other Subsidiary of the Company;

          (b) any liability for Federal, state, local or other taxes owed or owing by the Company or such Note Guarantor;

          (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

          (d) any Indebtedness or obligation of the Company or such Note Guarantor (and any accrued and unpaid interest in respect thereof) that by its terms is subordinate or junior in any respect to any other Indebtedness or obligation of the Company or such Note Guarantor, including any Senior Subordinated Indebtedness and any Subordinated Obligations;

          (e) any obligations with respect to any Capital Stock; or

          (f) any Indebtedness Incurred in violation of the indenture.

     Only Indebtedness of the Company that is Senior Indebtedness will rank senior to the notes. The notes will rank equal in all respects with all other Senior Subordinated Indebtedness of the Company. The Company will not Incur, directly or indirectly, any Indebtedness which is subordinate or junior in ranking in any respect to Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. Unsecured Indebtedness is not deemed to be subordinate or junior to Secured Indebtedness merely because it is unsecured.

     We may not pay principal of, premium (if any) or interest on the notes, or make any deposit pursuant to the provisions described under "-- Defeasance" below, and may not otherwise repurchase, redeem or otherwise retire any notes (except that Holders may receive and retain (a) Permitted Junior Securities and (b) payments made from the trust described under "-- Defeasance" below) (collectively, "pay the notes") if:

          (a) any Designated Senior Indebtedness is not paid when due, or

          (b) any other default on Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case,

          (i) the default has been cured or waived and any such acceleration has been rescinded, or

          (ii) such Designated Senior Indebtedness has been paid in full;

provided, however, that we may pay the notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which either of the events set forth in clause (a) or (b) above has occurred and is continuing.

     During the continuance of any default (other than a default described in clause (a) or (b) above) with respect to any Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, we may not pay the notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to us) of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated:

          (a) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice,

          (b) by repayment in full of such Designated Senior Indebtedness, or

          (c) because no defaults are continuing).

Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the second preceding sentence), unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the notes after the end of such Payment Blockage Period.

     Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. However, if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than the Bank Indebtedness, the Representative of the Bank Indebtedness may give another Blockage Notice within such period. In no event, however, may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this paragraph, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the

Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

     Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

          (a) the holders of Senior Indebtedness of the Company will be entitled to receive payment in full of such Senior Indebtedness before the Holders are entitled to receive any payment of principal of or interest on the notes; and

          (b) until such Senior Indebtedness is paid in full any payment or distribution to which Holders would be entitled but for the subordination provisions of the indenture will be made to holders of such Senior Indebtedness as their interests may appear (except that Holders may receive and retain (i) Permitted Junior Securities and (ii) payments made from the trust as described under "-- Defeasance" so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the notes without violating the subordination provisions described herein); if a distribution is made to Holders that due to the subordination provisions of the indenture should not have been made to them, such Holders will be required to hold it in trust for the holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

     If payment of the notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of the Company (or their Representative) of the acceleration. If any Designated Senior Indebtedness of the Company is outstanding, the Company may not pay the notes until five Business Days after such holders or the Representative of such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the notes only if the subordination provisions of the indenture otherwise permit payment at that time.

     By reason of the subordination provisions of the indenture, in the event of insolvency, creditors of the Company who are holders of Senior Indebtedness of the Company may recover more, ratably, than the Holders, and creditors of the Company who are not holders of Senior Indebtedness of the Company or of Senior Subordinated Indebtedness of the Company (including the notes) may recover less, ratably, than holders of Senior Indebtedness of the Company and Senior Subordinated Indebtedness of the Company.

NOTE GUARANTEES

     All of the Company's existing subsidiaries other than Frontline and certain future subsidiaries of the Company (as described below), as primary obligors and not merely as sureties, will jointly and severally irrevocably and unconditionally Guarantee on an unsecured senior subordinated basis the performance and full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under the indenture (including obligations to the Trustee) and the notes, whether for payment of principal of or interest on or liquidated damages in respect of the notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Note Guarantors being herein called the "Guaranteed Obligations"). Such Note Guarantors will agree to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Note Guarantees. Each Note Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be Guaranteed by the applicable Note Guarantor without rendering the Note Guarantee, as it relates to such Note Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. After the Closing Date, the Company will cause each future Restricted Subsidiary organized under the laws of the United States or any state or territory thereof to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will Guarantee payment of the notes. See "-- Certain Covenants -- Future Note Guarantors" below.

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

     The obligations of a Note Guarantor under its Note Guarantee are senior subordinated obligations. As such, the rights of Holders to receive payment by a Note Guarantor pursuant to its Note Guarantee will be subordinated in right of payment to the rights of holders of Senior Indebtedness of such Note Guarantor. The terms of the subordination provisions described above with respect to the Company's obligations under the notes apply equally to a Note Guarantor and the obligations of such Note Guarantor under its Note Guarantee.

     Each Note Guarantee is a continuing guarantee and shall (a) remain in full force and effect until payment in full of all the Guaranteed Obligations, (b) be binding upon each Note Guarantor and its successors and (c) inure to the benefit of, and be enforceable by, the Trustee, the Holders and their successors, transferees and assigns.

     A Note Guarantor shall be released from all obligations under its Note Guarantee and under the indenture upon (a) the merger or consolidation of such Note Guarantor with or into any Person other than the Company or a Subsidiary or Affiliate of the Company where such Note Guarantor is not the surviving entity of such consolidation or merger or (b) the sale or transfer by the Company or any Subsidiary of the Company of the Capital Stock of such Note Guarantor (or by any other Person as a result of a foreclosure of any Lien on such Capital Stock securing Senior Indebtedness), where, after such sale or transfer, such Note Guarantor is no longer a Subsidiary of the Company; provided, however, that each such merger, consolidation, sale or transfer by the Company or such Subsidiary or Affiliate (i) shall comply with the terms of the indenture, including the covenant described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" or (ii) in the case of a sale or transfer as a result of a foreclosure of any Lien securing Senior Indebtedness by the holder of such Lien, the net proceeds therefrom shall be applied in compliance with the terms of the indenture that would apply to a sale thereof by the Company.

CHANGE OF CONTROL

     Upon the occurrence of any of the following events (each a "Change of Control"), each Holder will have the right to require the Company to repurchase all or any part of such Holder's notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and liquidated damages thereon, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to repurchase the notes pursuant to this section in the event that it has exercised its right to redeem all the notes under the terms of the section titled
"-- Optional Redemption":

          (a) prior to the earlier to occur of (i) the first public offering of common stock of American Media, Inc. or (ii) the first public offering of common stock of the Company, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange
     Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company or American Media, Inc., whether as a result of issuance of securities of American Media, Inc. or the Company, any merger, consolidation, liquidation or dissolution of American Media, Inc. or the Company, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (a) and clause (b) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

          (b) (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (a) above, except that for purposes of this clause (b) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of

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

     the total voting power of the Voting Stock of the Company or American Media, Inc. and (ii) the Permitted Holders "beneficially own" (as defined in clause (a) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company or American Media, Inc. than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company or American Media, Inc., as the case may be (for the purposes of this clause (b), such other person shall be deemed to beneficially own any Voting Stock of a specified entity held by a parent entity, if such other person is the beneficial owner (as defined in this clause (b)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders "beneficially own" (as defined in clause
     (a) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

          (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company or American Media, Inc., as the case may be (together with any new directors whose election by such board of directors of the Company or American Media, Inc., as the case may be, or whose nomination for election by the shareholders of the Company or American Media, Inc., as the case may be, was approved by a vote of 66 2/3% of the directors of the Company or American Media, Inc., as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company or American Media, Inc., as the case may be, then in office;

          (d) the adoption of a plan relating to the liquidation or dissolution of the Company or American Media, Inc.;

          (e) the merger or consolidation of the Company or American Media, Inc. with or into another Person or the merger of another Person with or into the Company or American Media, Inc., or the sale of all or substantially all the assets of the Company or American Media, Inc. to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company or American Media, Inc. that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company or American Media, Inc. are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee; or

          (f) Evercore no longer has the direct or indirect power to appoint or to approve the appointment of a majority of the managers of (or other individuals comprising) the board of managers or other governing body of EMP Group L.L.C.

     In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of notes pursuant to this covenant, then prior to the mailing of the notice to Holders provided for in the immediately following paragraph but in any event within 30 days following any Change of Control, the Company shall:

          (a) repay in full all Bank Indebtedness or offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer, or

          (b) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the notes as provided for in the immediately following paragraph.

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

     Within 30 days following any Change of Control (unless the Company has exercised its right to redeem the notes as described under "-- Optional Redemption"), the Company shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

          (a) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

          (b) the circumstances and relevant facts and financial information regarding such Change of Control;

          (c) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

          (d) the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its notes purchased.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

     The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

     The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchaser. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings. Restrictions on the ability of the Company to incur additional Indebtedness are contained in the covenants described under "-- Certain Covenants -- Limitation on Indebtedness." Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the notes then outstanding.

     The occurrence of certain of the events which would constitute a Change of Control would constitute a default under the Credit Agreement. Future Senior Indebtedness of the Company may contain prohibitions of certain events which would constitute a Change of Control or require such Senior Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to repurchase the notes could cause a default under such Senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the Holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The provisions under the indenture relative to the Company's obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the notes.

     With respect to the disposition of property or assets, the phrase "all or substantially all" as used in the indenture varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which is the choice of law under the indenture) and is subject

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

to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a Person, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Company is required to make an offer to repurchase the notes as described above.

CERTAIN COVENANTS

     The indenture will contain covenants including, among others, the following:

     Limitation on Indebtedness. (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company or any Note Guarantor may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto the Leverage Ratio would be less than (a) 6.5:1 if Incurred on or prior to June 30, 2001 and
(b) 6.25:1 if Incurred thereafter.

     (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

          (i) Bank Indebtedness Incurred in an aggregate principal amount not to exceed $400.0 million at any one time outstanding less the aggregate amount of all mandatory prepayments, repayments, redemptions or purchases of principal of such Indebtedness pursuant to the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock";

          (ii) Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary; provided, however, that (1) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof, (2) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes, (3) if a Restricted Subsidiary is the obligor, any such Indebtedness is made pursuant to an intercompany note; and (4) if a Note Guarantor is the obligor, such Indebtedness is subordinated in right of payment to the Note Guarantee of such Note Guarantor;

          (iii) Indebtedness (1) represented by the notes and the Note Guarantees, (2) outstanding on the Closing Date (other than the Indebtedness described in clauses (i) and (ii) above), (3) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) (including Refinancing Indebtedness) or the foregoing paragraph (a) and (4) consisting of Guarantees by the Company or any Note Guarantor of any Indebtedness permitted hereunder; provided that if such Indebtedness is by its express terms subordinated in right of payment to the notes or a Note Guarantee of a Note Guarantor, as applicable, any such Guarantee with respect to such Indebtedness shall be subordinated in right of payment to the notes or such Note Guarantor's Note Guarantee substantially to the same extent as such Indebtedness is subordinated to the notes or the Note Guarantee, as applicable;

          (iv) (1) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by the Company); provided, however, that on the date that such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the foregoing paragraph (a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (iv) and

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

     (2) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (iv);

          (v) Indebtedness (including Capitalized Lease Obligations) incurred by the Company or any Note Guarantor, to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (v) and including all Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (v) does not exceed 2% of Total Assets;

          (vi) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

          (vii) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary of the Company in accordance with the terms of the indenture, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary of the Company for the purpose of financing such acquisition; provided, however, that (1) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (1)) and (2) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including the Fair Market Value of noncash proceeds (such Fair Market Value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

          (viii) Hedging Obligations that are incurred in the ordinary course of business (but in any event excluding Hedging Obligations entered into for speculative purposes); provided, however, that such Hedging Obligations do not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in interest rates or currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (ix) Obligations in respect of performance and surety bonds and completion guarantees that are incurred by the Company or any Restricted Subsidiary in the ordinary course of business;

          (x) Indebtedness arising from honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days; and

          (xi) Indebtedness (other than Indebtedness permitted to be Incurred pursuant to the foregoing paragraph (a) or any other clause of this paragraph (b)) in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause
     (xi) and then outstanding, shall not exceed $25.0 million (it being understood that any Indebtedness incurred pursuant to this clause (xi) shall cease to be deemed to be Incurred or outstanding for purposes hereof but shall be deemed Incurred for purposes of paragraph (a) from and after the first date on which the Company could have incurred such Indebtedness under paragraph (a) without reliance on this clause (xi)).

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

     (c) Notwithstanding the foregoing, the Company may not Incur any Indebtedness pursuant to paragraph (b) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness will be subordinated to the notes to at least the same extent as such Subordinated Obligations. The Company may not Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. In addition, the Company may not Incur any Secured Indebtedness which is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the notes equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the notes) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien. A Note Guarantor may not Incur any Indebtedness if such Indebtedness is by its terms expressly subordinate or junior in ranking in any respect to any Senior Indebtedness of such Note Guarantor unless such Indebtedness is Senior Subordinated Indebtedness of such Note Guarantor or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Note Guarantor. In addition, a Note Guarantor may not Incur any Secured Indebtedness that is not Senior Indebtedness of such Note Guarantor unless contemporaneously therewith effective provision is made to secure the Note Guarantee of such Note Guarantor equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to such Note Guarantee) such Secured Indebtedness for as long as such Secured Indebtedness is secured by a Lien.

     (d) Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this covenant, (i) Indebtedness Incurred pursuant to the Credit Agreement prior to or on the Closing Date shall be treated as Incurred pursuant to clause (i) of paragraph (b) above, (ii) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness and (iii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this covenant, the Company, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

     Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to:

          (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) or similar payment to the direct or indirect holders of its Capital Stock except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable to the Company or another Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Company or other Restricted Subsidiaries, to its other shareholders on a pro rata basis),

          (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of American Media, Inc., the Company or any Restricted Subsidiary held by Persons other than the Company or another Restricted Subsidiary,

          (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition and other than Indebtedness described in clause
     (ii) of paragraph (b) of the covenants described under "-- Limitation on Indebtedness") or

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

          (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

             (1) a Default will have occurred and be continuing (or would result therefrom);

             (2) the Company could not Incur at least $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "-- Limitation on Indebtedness"; or

             (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (including, if the amount so expended is other than in cash, the Fair Market Value of such Restricted Payments) declared or made subsequent to the Closing Date would exceed the sum of, without duplication:

                (A) (i) 100% of EBITDA accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Closing Date occurs to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are available (or, in case such EBITDA during such period is a deficit minus 100% of such deficit), minus (ii) 150% of Consolidated Interest Expense accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Closing Date occurs to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are available;

                (B) the aggregate Net Cash Proceeds and the Fair Market Value of property or assets used or useful in a Permitted Business, in each case received by the Company from capital contributions or the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Closing Date (other than an issuance or sale to (i) a Subsidiary of the Company or (ii) an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries to the extent such sale is financed by loans from or from Indebtedness guaranteed by the Company unless such loans or Indebtedness have been repaid with cash on or prior to the date of determination);

                (C) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Closing Date of any Indebtedness of the Company or its Restricted Subsidiaries issued after the Closing Date which is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or the Fair Market Value of other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange);

                (D) 100% of the aggregate amount received in cash from (i) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Investments (other than Permitted Investments) ("Restricted Investments") made by the Company and its Restricted Subsidiaries after the Closing Date and from repurchases and redemptions of such Restricted Investments from the Company and its Restricted Subsidiaries by any Person (other than the Company or any of its Subsidiaries or Affiliates) and from repayments of loans or advances which constituted Restricted Investments or (ii) the sale (other than to the Company or a Subsidiary or an Affiliate) of the Capital Stock of an Unrestricted Subsidiary, in an amount not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included in this clause (D) to the extent it is already included in Consolidated Net Income; and

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

                (E) the amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (i) payments of dividends, repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included in this clause (E) to the extent it is already included in Consolidated Net Income.

     (b) The provisions of the foregoing paragraph (a) will not prohibit:

          (i) any purchase, repurchase, retirement or other acquisition or retirement for value of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries to the extent such sale is financed by loans from or from Indebtedness guaranteed by the Company unless such loans or Indebtedness have been repaid with cash on or prior to the date of determination); provided, however, that

             (1) such Restricted Payment will be excluded in subsequent calculations of the amount of Restricted Payments and

             (2) the Net Cash Proceeds from such sale applied in the manner set forth in this clause (i) will be excluded from the calculation of amounts under clause (iv)(3)(B) of paragraph (a) above;

          (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company that is permitted to be Incurred pursuant to the covenant described under "-- Limitation on Indebtedness"; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value will be excluded in subsequent calculations of the amount of Restricted Payments;

          (iii) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock"; provided, however, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

          (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that such dividend will be included in subsequent calculations of the amount of Restricted Payments;

          (v) the repurchase or other acquisition of shares of, or options to purchase shares of, Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such repurchases or acquisitions in any fiscal year of the Company shall not exceed, together with the aggregate amount of all payments made under clause (vi)(3) of this paragraph (b) below in such fiscal year, in the aggregate $5.0 million, up to a maximum aggregate amount, together with the aggregate amount of all payments made under clause (vi)(3) of this paragraph (b) below, of $10.0 million during the term of

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

     the indenture; provided further, however, that such repurchases and other acquisitions shall be included in subsequent calculations of the amount of Restricted Payments;

          (vi) the payment of dividends, other distributions or other amounts by the Company for the purposes set forth in clauses (1) through (4) below; provided, however, that such dividend, distribution or amount set forth in clauses (1) through (4) shall be included in subsequent calculations of the amount of Restricted Payments for the purposes of paragraph (a) above:

             (1) to American Media, Inc. in amounts equal to the amounts required for American Media, Inc. to pay franchise taxes and other fees required to maintain its corporate existence and provide for other operating costs of up to $2.0 million per fiscal year;

             (2) to American Media, Inc. in amounts equal to amounts required for American Media, Inc. to pay Federal, state and local income taxes to the extent such income taxes are attributable to the income of the Company and its Restricted Subsidiaries (and, to the extent of amounts actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries);

             (3) to American Media, Inc. in amounts equal to amounts expended by American Media, Inc. to repurchase Capital Stock of American Media, Inc. owned by former employees of the Company or its Subsidiaries or their assigns, estates and heirs; provided, however, that the aggregate amount paid, loaned or advanced to American Media, Inc. pursuant to this clause
        (3) in any fiscal year of the Company shall not exceed, together with the aggregate amount of all payments made under clause (v) of this paragraph (b) above during such fiscal year, in the aggregate, $5.0 million, up to a maximum aggregate amount, together with the aggregate amount of all payments made under clause (v) of this paragraph (b) above, of $10.0 million during the term of the indenture, plus any amounts contributed by American Media, Inc. to the Company as a result of resales of such repurchased shares of Capital Stock; and

             (4) to American Media, Inc. in amounts required to pay the annual monitoring fee to Evercore; provided, however, that the aggregate amount paid, loaned or delivered to American Media, Inc. pursuant to this clause (4) shall not, in the aggregate, exceed $750,000 per fiscal year;

          (vii) the payment of dividends on the Company's common stock (or the payment of dividends to American Media, Inc. to fund the payment by American Media, Inc. of dividends on American Media, Inc.'s common stock) following the first public offering of common stock of the Company or American Media, Inc., as the case may be, after the Closing Date, of up to 6% per annum of the net proceeds received by the Company or contributed to the Company by American Media, Inc. from such public offering; provided, however, that (1) the aggregate amount of all such dividends shall not exceed the aggregate amount of net proceeds received by the Company or contributed to the Company by American Media, Inc. from such public offering, (2) at the time of, and after giving effect to, any payment permitted under this clause (vii), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and
     (3) any such payment shall be included in subsequent calculations of the amount of Restricted Payments;

          (viii) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries issued or Incurred in accordance with the covenant described under "-- Limitation on Indebtedness"; provided, however, that such payments shall be excluded in subsequent calculations of the amount of Restricted Payments; or

          (ix) other Restricted Payments in an aggregate amount not to exceed $20.0 million; provided, however, that at the time of, and after giving effect to, any payment permitted under this clause (ix), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and provided further that any such payment shall be included in subsequent calculations of the amount of Restricted Payments.

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     Limitation on Restrictions on Distributions from Restricted
Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (a) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries,

          (b) make any loans or advances to the Company or any of the Restricted Subsidiaries or

          (c) transfer any of its property or assets to the Company or any of its Restricted Subsidiaries, except:

             (i) any encumbrance or restriction pursuant to applicable law or an agreement in effect at or entered into on the Closing Date;

             (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company) and outstanding on such date;

             (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this covenant or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this covenant or this clause (iii); provided, however, that the encumbrances and restrictions contained in any such Refinancing agreement or amendment are no less favorable, in the aggregate, to the Holders than the encumbrances and restrictions contained in such predecessor agreements;

             (iv) in the case of clause (c), any encumbrance or restriction

                (1) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or

                (2) contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements;

             (v) with respect to a Restricted Subsidiary, any restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

             (vi) in the case of clause (c), any encumbrance or restriction pursuant to any agreement relating to Purchase Money Indebtedness that is Incurred subsequent to the Closing Date in compliance with the covenant described under "-- Limitation on Indebtedness."

     Limitation on Sales of Assets and Subsidiary Stock. (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

          (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to such Asset Disposition,

          (ii) at least 80% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Temporary Cash Investments; provided that the amount of (1) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the notes), that are assumed by the transferee of any such assets (provided that the Company or such Restricted Subsidiary is released from all liability with respect thereto), (2) any securities received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 90 days following the closing of such Asset Disposition and (3) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (3) that is at that time outstanding, not to exceed the greater of (A) $25.0 million or (B) 3% of Total Assets at time of receipt of such Designated Noncash Consideration (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall be deemed to be cash for purposes of this provision and for no other purpose; and

          (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

             (1) first, (A) to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company or Indebtedness (other than any Disqualified Stock) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company and other than Preferred Stock) or (B) to the extent the Company or such Restricted Subsidiary elects, to acquire Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary), in each case within one year from the later of such Asset Disposition or the receipt of such Net Available Cash;

             (2) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (1), to make an Offer (as defined below) to purchase notes pursuant to and subject to the conditions set forth in section (b) of this covenant; provided, however, that if the Company elects (or is required by the terms of any other Senior Subordinated Indebtedness), such Offer may be made ratably to purchase the notes and other Senior Subordinated Indebtedness of the Company; and

             (3) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (1) and (2), for any general corporate purpose permitted pursuant to the terms of the indenture;

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (1)(A) or (2) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

     Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this covenant exceeds $5.0 million.

     (b) In the event of an Asset Disposition that requires the purchase of notes (and other Senior Subordinated Indebtedness) pursuant to clause
(a)(iii)(2) of this covenant, the Company will be required to purchase notes (and other Senior Subordinated Indebtedness) tendered pursuant to an offer by the Company for the notes (and other Senior Subordinated Indebtedness) (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) in accordance with the procedures (including prorating in the event of oversubscription), set forth in the indenture. If the aggregate purchase price of notes (and other

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

Senior Subordinated Indebtedness) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the notes (and other Senior Subordinated Indebtedness), the Company may apply the remaining Net Available Cash for any general corporate purpose permitted pursuant to the terms of the indenture. The Company will not be required to make an Offer for notes (and other Senior Subordinated Indebtedness) pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (a)(iii)(1)) is less than $10.0 million for any particular Asset Disposition (which lesser amount will be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

     (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

     Limitation on Transactions with Affiliates. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless such Affiliate Transaction is on terms:

          (i) that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate,

          (ii) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $2.0 million,

             (1) are set forth in writing and

             (2) have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction and

          (iii) that, in the event such Affiliate Transaction involves an amount in excess of $10.0 million, have been determined in writing by a nationally recognized appraisal or investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or not materially less favorable than those that might reasonably have been obtained in an arm's-length transaction.

     (b) The provisions of the foregoing paragraph (a) will not prohibit

          (i) any Restricted Payment permitted to be paid pursuant to the covenant described under "-- Limitation on Restricted Payments,"

          (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors,

          (iii) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors,

          (iv) loans or advances to employees of the Company or any of its Restricted Subsidiaries in the ordinary course of business not in excess of $5.0 million in the aggregate outstanding at any one time,

          (v) the payment of reasonable fees to directors of the Company and its Subsidiaries who are not employees of the Company or its Subsidiaries, or

          (vi) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.

                                       85
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     Limitation on the Sale or Issuance of Capital Stock of Restricted
Subsidiaries. The Company will not sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock except:

          (a) to the Company or a Restricted Subsidiary; or

          (b) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would continue to be a Restricted Subsidiary or if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer be a Restricted Subsidiary and the Investment of the Company in such Person after giving effect to such issuance or sale would have been permitted to be made under the covenant described under "-- Limitation on Restricted Payments" as if made on the date of such issuance or sale (and such Investment shall be deemed to be an Investment made for the purposes of such covenant). The proceeds of any sale of such Capital Stock permitted hereby will be treated as Net Available Cash from an Asset Disposition and must be applied in accordance with the terms of the covenant described under "-- Limitation of Sales of Assets and Subsidiary Stock."

     Limitation on Lines of Business. The Company will not, and will not permit any Restricted Subsidiary to, engage in any business, other than a Permitted Business.

     SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC and provide the Trustee and Holders and prospective Holders (upon request) within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act; provided, however, the Company shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Company will make available such information to the Trustee, Holders and prospective Holders (upon request) within 15 days after the time the Company would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act. Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the Exchange Offer (as defined) or the effectiveness of the Shelf Registration Statement (as defined) by the filing with the SEC of the Exchange Offer Registration Statement (as defined) and/or Shelf Registration Statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act. The Company also will comply with the other provisions of Section 314(a) of the TIA.

     Future Note Guarantors. The Company will cause each domestic Restricted Subsidiary organized or acquired after the date hereof to become a Note Guarantor, and execute and deliver to the Trustee a supplemental indenture in the form set forth in the indenture pursuant to which such Restricted Subsidiary will Guarantee payment of the notes. Each Note Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Restricted Subsidiary without rendering the Note Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

MERGER AND CONSOLIDATION

     (a) The indenture will provide that the Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

          (i) the resulting, surviving or transferee Person (the "Successor Company") will be a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the notes and the indenture;

          (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

          (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness under paragraph (a) of the covenant described under "-- Certain Covenants -- Limitation on Indebtedness"; and

          (iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

     The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture, but the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the notes.

     (b) In addition, the Company will not permit any Note Guarantor to consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to, any Person unless:

          (i) the resulting, surviving or transferee Person will be a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia, and such Person (if not such Note Guarantor) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Note Guarantor under its Note Guarantee;

          (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been Incurred by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

          (iii) the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture;

provided, however, that the foregoing shall not apply to any such consolidation or merger with or into, or conveyance, transfer or lease to, any Person if the resulting, surviving or transferee Person will not be a Subsidiary of the Company and the other terms of the indenture, including the covenant described under "-- Limitations on Sales of Assets and Subsidiary Stock," are complied with.

     (c) Notwithstanding the foregoing:

          (i) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and

          (ii) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

DEFAULTS

     Each of the following is an Event of Default:

          (a) a default in any payment of interest on any Note when due and payable, whether or not prohibited by the provisions described under "-- Ranking" above, continued for 30 days,

          (b) a default in the payment of principal of any Note when due and payable at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise, whether or not such payment is prohibited by the provisions described under "-- Ranking" above,

          (c) the failure by the Company to comply with its obligations under the covenant described under "-- Merger and Consolidation" above,

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

          (d) the failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under "-- Change of Control" or "-- Certain Covenants" above (in each case, other than a failure to purchase notes),

          (e) the failure by the Company to comply for 60 days after notice with its other agreements contained in the notes or the indenture,

          (f) the failure by the Company or any Restricted Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million or its foreign currency equivalent (the "cross acceleration provision") and such failure continues for 10 days after receipt of the notice specified in the indenture,

          (g) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions"),

          (h) the rendering of any judgment or decree for the payment of money in excess of $10.0 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing) or its foreign currency equivalent against the Company or a Restricted Subsidiary if:

             (i) an enforcement proceeding thereon is commenced by any creditor, or

             (ii) such judgment or decree remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed (the "judgment default provision") or

             (iii) any Note Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof) or any Note Guarantor or Person acting by or on behalf of such Note Guarantor denies or disaffirms such Note Guarantor's obligations under the indenture or any Note Guarantee and such Default continues for 10 days after receipt of the notice specified in the indenture.

     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     However, a default under clauses (d), (e), (f) or (j) will not constitute an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the notes notify the Company of the default and the Company or the Note Guarantor, as applicable, does not cure such default within the time specified after receipt of such notice.

     If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the notes by notice to the Company and the Trustee may declare the principal of and accrued but unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the notes may rescind any such acceleration with respect to the notes and its consequences.

     Subject to the provisions of the indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to

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enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the indenture or the notes unless:

          (a) such Holder has previously given the Trustee notice that an Event of Default is continuing,

          (b) Holders of at least 25% in principal amount of the notes have requested the Trustee in writing to pursue the remedy,

          (c) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,

          (d) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and

          (e) the Holders of a majority in principal amount of the notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

     Subject to certain restrictions, the Holders of a majority in principal amount of the notes will be given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     The indenture will provide that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note (including payments pursuant to the redemption provisions of such Note), the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Holders. In addition, the Company will be required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company will also be required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time would become an Event of Default, their status and what action the Company is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the indenture or the exchange notes may be amended with the written consent of the Holders of a majority in principal amount of the exchange notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the exchange notes then outstanding. However, without the consent of each Holder of an old note affected, no amendment may, among other things:

          (a) reduce the amount of exchange notes whose Holders must consent to an amendment,

          (b) reduce the rate of or extend the time for payment of interest or any liquidated damages on any Note,

          (c) reduce the principal of or extend the Stated Maturity of any Note,

          (d) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "-- Optional Redemption" above,

          (e) make any Note payable in money other than that stated in the Note,

          (f) make any change to the subordination provisions of the indenture that adversely affects the rights of any Holder,

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

          (g) impair the right of any Holder to receive payment of principal of, and interest or any liquidated damages on, such Holder's exchange notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's exchange notes,

          (h) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions or

          (i) modify the Note Guarantees in any manner adverse to the Holders.

     Without the consent of any Holder, the Company and the Trustee may amend the indenture to:

     - cure any ambiguity, omission, defect or inconsistency,

     - provide for the assumption by a successor corporation of the obligations of the Company under the indenture,

     - provide for uncertificated exchange notes in addition to or in place of certificated exchange notes (provided that the uncertificated exchange notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated exchange notes are described in Section 163(f)(2)(B) of the Code),

     - make any change in the subordination provisions of the indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Company (or any representative thereof) under such subordination provisions, or to add additional Note Guarantees with respect to the exchange notes,

     - secure the exchange notes,

     - add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company,

     - make any change that does not adversely affect the rights of any Holder, subject to the provisions of the indenture,

     - provide for the issuance of the exchange notes or

     - comply with any requirement of the SEC in connection with the qualification of the indenture under the TIA.

     However, no amendment may be made to the subordination provisions of the indenture that adversely affects the rights of any holder of Senior Indebtedness of the Company then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

     The consent of the Holders will not be necessary under the indenture to approve the particular form of any proposed amendment. It will be sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the indenture becomes effective, the Company will be required to mail to Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER AND EXCHANGE

     A Holder will be able to transfer or exchange notes in accordance with the indenture. Upon any transfer or exchange, the registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes required by law or permitted by the indenture. The Company will not be required to transfer or exchange any Note selected for redemption or to transfer or exchange any Note for a period of 15 days prior to a selection of exchange notes to be redeemed. The exchange notes will be issued in registered form and the registered Holder will be treated as the owner of such Note for all purposes.

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DEFEASANCE

     The Company may at any time terminate all its obligations under the exchange notes and the indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the exchange notes, to replace mutilated, destroyed, lost or stolen exchange notes and to maintain a registrar and paying agent in respect of the exchange notes. In addition, the indenture will provide that the Company at any time may terminate:

          (a) its obligations under the covenants described under "-- Certain Covenants," and

          (b) the operation of the cross-acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "-- Defaults" above and the limitations contained in clause (iii) under paragraph (a) of "-- Merger and Consolidation" above ("covenant defeasance").

     In the event that the Company exercises its legal defeasance option or its covenant defeasance option, each Note Guarantor will be released from all of its obligations with respect to its Note Guarantee.

     The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the exchange notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the exchange notes may not be accelerated because of an Event of Default specified in clause (d), (f) or (g) (with respect only to Significant Subsidiaries), (h) (with respect only to Significant Subsidiaries) under "-- Defaults" above or because of the failure of the Company to comply with clause (iii) under paragraph (a) of "-- Merger and Consolidation" above.

     In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money in an amount sufficient or U.S. Government Obligations, the principal of, and interest on which, will be sufficient, or a combination thereof sufficient, to pay the principal, premium (if any) and interest on the exchange notes when due at redemption or maturity, as the case may be, including interest thereon to maturity or such redemption date, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

CONCERNING THE TRUSTEE

     The Chase Manhattan Bank is to be the Trustee under the indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the exchange notes.

GOVERNING LAW

     The indenture will provide that it and the exchange notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

     "Additional Assets" means:

          (a) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Permitted Business;

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

          (b) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

          (c) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clauses (b) or (c) above is primarily engaged in a Related Business.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under "-- Certain Covenants -- Limitation on Transactions with Affiliates" and "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or American Media, Inc. or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation, or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

          (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary),

          (b) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or

          (c) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary;

     other than, in the case of (a), (b) and (c) above:

          (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Note Guarantor,

          (ii) any sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary,

          (iii) transactions permitted under paragraph (a) under "-- Certain Covenants -- Merger and Consolidation,"

          (iv) an issuance of Capital Stock by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary,

          (v) for purposes of the provisions described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only, a disposition subject to the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments,"

          (vi) any Permitted Asset Swap and

          (vii) any disposition of assets with a Fair Market Value of not more than $500,000.

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the exchange notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease

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

included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:

          (a) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment, by

          (b) the sum of all such payments.

     "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

     "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board of Directors of the Company.

     "Business Day" means each day which is not a Legal Holiday.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

     "Closing Date" means the date of the indenture.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Consolidated Restricted Subsidiaries, plus, to the extent Incurred by the Company and its Restricted Subsidiaries in such period but not included in such interest expense:

          (a) interest expense attributable to Capitalized Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction,

          (b) amortization of debt discount and debt issuance costs,

          (c) capitalized interest,

          (d) noncash interest expense,

          (e) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing,

          (f) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary,

          (g) net costs associated with Hedging Obligations,

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          (h) dividends in respect of all Disqualified Stock of the Company and all Preferred Stock of any of the Restricted Subsidiaries of the Company, to the extent held by Persons other than the Company or a Wholly Owned Subsidiary,

          (i) interest Incurred in connection with investments in discontinued operations and

          (j) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Company or any Subsidiary of the Company may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

     "Consolidated Net Income" means, for any period, the net income of the Company and its Consolidated Subsidiaries for such period; provided, however, that there shall not be included in such Consolidated Net Income:

          (a) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that

             (i) subject to the limitations contained in clause (d) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause
        (c) below) and

             (ii) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

          (b) any net income (or loss) of any person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

          (c) any net income (or loss) of any Restricted Subsidiary (other than any Note Guarantor) if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that

             (i) subject to the limitations contained in clause (d) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to another Restricted Subsidiary, to the limitation contained in this clause) and

             (ii) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

          (d) any gain (loss) realized upon the sale or other disposition of any asset of the Company or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

          (e) any extraordinary gain or loss; and

          (f) the cumulative effect of a change in accounting principles.

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

     "Consolidation" means the consolidation of the amounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; provided, however, that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

     "Credit Agreement" means the credit agreement dated as of May 7, 1999, as amended, restated, supplemented, waived, replaced (whether or not upon termination), restructured, repaid, refunded, refinanced or otherwise modified from time to time including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness under such agreement or increasing the amount loaned thereunder or altering the maturity thereof, initially among American Media, Inc., the Company, the lenders thereunder and The Chase Manhattan Bank, as administrative agent for such lenders.

     "Currency Agreement" means with respect to any Person any foreign exchange contract, currency swap agreements or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Noncash Consideration" means the Fair Market Value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, less the amount of Temporary Cash Investments received in connection with a subsequent sale of such Designated Noncash Consideration.

     "Designated Senior Indebtedness" of the Company means:

          (a) the Bank Indebtedness and

          (b) any other Senior Indebtedness of the Company that, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to at least $10.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the indenture. "Designated Senior Indebtedness" of a Note Guarantor has a correlative meaning.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event:

          (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

          (b) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary; provided that any such conversion or exchange shall be deemed an Incurrence of Indebtedness or an issuance of Disqualified Stock, as applicable) or

          (c) is redeemable at the option of the holder thereof, in whole or in part,

in each case on or prior to 91 days after the Stated Maturity of the exchange notes, provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to 91 days after the Stated Maturity of the exchange notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of the covenants described under "-- Change of Control" and "-- Certain Covenants -- Limitation on Sale of Assets and Subsidiary Stock"; provided, however, that only the portion

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of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's termination, death or disability.

     "EBITDA" for any period means the Consolidated Net Income for such period, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:

          (a) Consolidated income tax expense,

          (b) Consolidated Interest Expense,

          (c) Consolidated depreciation expense,

          (d) Consolidated amortization expense (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period),

          (e) any nonrecurring expenses or charges related to any Equity Offering, Permitted Investment, acquisition or Indebtedness permitted to be incurred by the indenture (whether or not successful) (including fees, expenses or charges related to the Transactions, including the Make-Whole Payments), in each case deducted in such period in computing Consolidated Net Income,

          (f) the amount of any annual monitoring fees paid to Evercore in an amount not to exceed $750,000 during any fiscal year,

          (g) any severance expenses related to the Transactions or make-whole or similar payments or any corporate relocation expenses arising from the relocation of the Company or such Restricted Subsidiary from any of the facilities in which they are located on the Closing Date, in each case Incurred or made within eighteen months after the Closing Date in an amount, taken together with all other amounts under this clause (g), not to exceed $3.0 million in the aggregate, and

          (h) any other noncash charges reducing Consolidated Net Income for such period (excluding any such charge which consists of or requires an accrual of, or cash reserve for, any anticipated cash charges for any prior or in any future period).

     Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and noncash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income; provided, however, that with respect to any Restricted Subsidiary other than a Note Guarantor, such amount shall be added to Consolidated Net Income to compute EBITDA only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

     "Equity Offering" means any public or private sale of common stock or Preferred Stock of the Company or American Media, Inc. (other than Disqualified Stock), other than public offerings with respect to the Company's or American Media Inc.'s common stock registered on Form S-8 or other issuances upon exercise of options by employees of the Company or any of its Restricted Subsidiaries.

     "Evercore" means Evercore Capital Partners L.P., a Delaware limited partnership, and its Affiliates.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. For purposes of clause (iv)(3)(B) under paragraph (a) of the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments," the definition of "Permitted Asset Swap" and calculating the Fair Market Value of Designated Noncash Consideration, the Fair Market Value of property or assets other than cash which involves (a) an aggregate amount in excess of $2.0 million, shall be set forth in a resolution approved by at least a majority of the Board of Directors and (b) an aggregate amount in excess of $10.0 million, shall have been determined in writing by a nationally recognized appraisal or investment banking firm. For all other purposes of the indenture, Fair Market Value will be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of the Board of Directors.

     "GAAP" means generally accepted accounting principles in the United States as in effect as of the Closing Date, including those set forth in:

          (a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

          (b) statements and pronouncements of the Financial Accounting Standards Board,

          (c) such other statements by such other entities as approved by a significant segment of the accounting profession and

          (d) unless otherwise indicated, all ratios and computations based on GAAP contained in the indenture shall be computed in conformity with GAAP.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

          (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or

          (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

     "Holder" means the Person in whose name a Note is registered on the Registrar's books.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

          (a) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

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          (b) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, exchange notes or other similar instruments;

          (c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);

          (d) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

          (e) all Capitalized Lease Obligations and all Attributable Debt of such Person;

          (f) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

          (g) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of

             (i) the Fair Market Value of such asset at such date of determination and

             (ii) the amount of such Indebtedness of such other Persons;

          (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person;

          (i) to the extent not otherwise included, the amount then outstanding (i.e., advanced, and received by, and available for use by, such Person) under any receivables financing (as set forth in the books and records of such Person and confirmed by the agent, trustee or other representative of the institution or group providing such receivables financing); and

          (j) all obligations of the type referred to in clauses (a) through (i) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

     "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person; provided that (a) Hedging Obligations entered into in the ordinary course of business and in compliance with the indenture, (b) endorsements of negotiable instruments and documents in the ordinary course of business and (c) an acquisition of assets, Capital Stock or other securities by the Company for consideration consisting exclusively of Capital Stock (other than Disqualified Stock) of the Company shall not be deemed to be an Investment. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments":

          (a) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a

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     redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to

             (i) the Company's "Investment" in such Subsidiary at the time of such redesignation less

             (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

          (b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

     "Legal Holiday" means a Saturday, Sunday or other day on which banking institutions in New York State are not required by law or regulation to be open.

     "Leverage Ratio" as of any date of determination means the ratio of:

          (a) Total Consolidated Indebtedness as of the date of determination to

          (b) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at the end of the most recent fiscal quarter for which financial statements are available, provided, however, that

          (i) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Leverage Ratio is an Incurrence of Indebtedness, EBITDA and, for the purpose of calculating EBITDA, Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,

          (ii) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Leverage Ratio, EBITDA and, for the purpose of calculating EBITDA, Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness,

          (iii) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to EBITDA (if negative) directly attributable thereto for such period and, for the purpose of calculating EBITDA, Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale),

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          (iv) if since the beginning of such period the Company or any
     Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and, for the purpose of calculating EBITDA, Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and

          (v) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (iii) or
     (iv) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and, for the purpose of calculating EBITDA, Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. Any such pro forma calculations may include operating expense reductions for such period resulting from the acquisition which is being given pro forma effect that (a) would be permitted pursuant to Article XI of Regulation S-X under the Securities Act or (b) have been realized or for which the steps necessary for realization have been taken or are reasonably expected to be taken within six months following any such acquisition, including, but not limited to, the execution or termination of any contracts, the termination of any personnel or the closing (or approval by the Board of Directors of any closing) of any facility, as applicable, provided that, in either case, such adjustments are set forth in an Officers' Certificate signed by the Company's chief financial officer and another Officer which states (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the officers executing such Officers' Certificate at the time of such execution and (iii) that any related Incurrence of Indebtedness is permitted pursuant to the indenture. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of twelve months).

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Make-Whole Payments" means payments in the aggregate of approximately $4.0 million that David J. Pecker, under his employment agreement with EMP, as in effect on the Closing Date (which agreement will be assumed by American Media, Inc. in the merger), is entitled to in connection with the compensation he forfeited upon termination of his employment with Hachette, a portion of which became payable upon Mr. Pecker's termination of employment on March 31, 1999 and the remaining portion of which shall be payable on April 15, 2000.

     "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by

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

the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of:

          (a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition,

          (b) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition,

          (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and

          (d) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

     "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Note Guarantee" means each Guarantee of the obligations with respect to the exchange notes issued by any Person pursuant to the terms of the indenture. Each such Note Guarantee will have subordination provisions equivalent to those contained in the indenture and will be substantially in the form prescribed in the indenture.

     "Note Guarantor" means any Person that has issued a Note Guarantee.

     "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company. An "Officer" of a Note Guarantor has a correlative meeting.

     "Officers' Certificate" means a certificate signed by two Officers.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or a Note Guarantor, as applicable, or the Trustee.

     "Permitted Asset Swap" means any one or more transactions in which the Company or any Restricted Subsidiary exchanges assets (other than the trademarks or other assets related to National Enquirer or Star) for consideration consisting of (a) assets used or useful in a Permitted Business and (b) any cash or Temporary Cash Investments (provided that such cash or Temporary Cash Investments will be considered Net Available Cash from an Asset Disposition); provided, however, that the Fair Market Value of the assets received by the Company or such Restricted Subsidiary in such exchange, together with the amount of any cash or Temporary Cash Investments also received in such exchange, shall be at least equal to the Fair Market Value of the assets exchanged by the Company or such Restricted Subsidiary.

     "Permitted Business" means any business engaged in by the Company or any Restricted Subsidiary on the Closing Date and any Related Business.

     "Permitted Holders" means EMP Group L.L.C. and any Person acting in the capacity of an underwriter in connection with a public or private offering of the Company's or American Media Inc.'s Capital Stock.

     "Permitted Investment" means

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          (a) an Investment by the Company or any Restricted Subsidiary in the
     Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Permitted Business;

          (b) an Investment by the Company or any Restricted Subsidiary in another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Permitted Business;

          (c) an Investment by the Company or any Restricted Subsidiary in Temporary Cash Investments;

          (d) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

          (e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (f) loans or advances to employees of the Company or such Restricted Subsidiary made in the ordinary course of business not exceeding $5 million in the aggregate outstanding at any time;

          (g) an Investment by the Company or any Restricted Subsidiary in stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

          (h) an Investment by the Company or any Restricted Subsidiary in any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with the covenant described under "-- Certain
     Covenants -- Limitation on Sales of Assets and Subsidiary Stock";

          (i) any Investment existing on the Closing Date;

          (j) guarantees (including Guarantees) of Indebtedness permitted under the indenture; and

          (k) without duplication, any Investment in any Person, the amount of which, together with all other Investments in other Persons made pursuant to this clause (k), does not exceed $25.0 million in the aggregate at any time outstanding.

     "Permitted Junior Securities" shall mean debt or equity securities of the Company or any successor corporation issued pursuant to a plan of reorganization or readjustment of the Company that are subordinated to the payment of all then-outstanding Senior Indebtedness of the Company at least to the same extent that the exchange notes are subordinated to the payment of all Senior Indebtedness of the Company on the Closing Date, so long as to the extent that any Senior Indebtedness of the Company outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash or Cash Equivalents on such date, the holders of any such Senior Indebtedness not so paid in full in cash have consented to the terms of such plan or reorganization or readjustment.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

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     "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

     "Purchase Money Indebtedness" means Indebtedness:

          (a) consisting of the deferred purchase price of an asset, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and

          (b) incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements; provided, however, that such Indebtedness is incurred within 180 days after the acquisition by the Company or such Restricted Subsidiary of such asset.

     "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness of the Company or any Restricted Subsidiary existing on the Closing Date or Incurred in compliance with the indenture (including Indebtedness of the Company that Refinances Refinancing Indebtedness); provided, however, that:

          (a) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced,

          (b) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the remaining Average Life of the Indebtedness being refinanced,

          (c) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price), plus costs related to the issuance of such Refinancing Indebtedness, that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced and

          (d) if the Indebtedness being Refinanced is subordinated in right of payment to the exchange notes, such Refinancing Indebtedness is subordinated in right of payment to the exchange notes at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include:

          (i) Indebtedness of a Restricted Subsidiary other than a Note Guarantor that Refinances Indebtedness of the Company or

          (ii) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

     "Related Business" means any business related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Closing Date.

     "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Company.

     "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such

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

Person, other than leases between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

     "SEC" means the Securities and Exchange Commission.

     "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien. "Secured Indebtedness" of a Note Guarantor has a correlative meaning.

     "Senior Subordinated Indebtedness" of the Company means the exchange notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank equal with the exchange notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness. "Senior Subordinated Indebtedness" of a Note Guarantor has a correlative meaning.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

     "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior in right of payment to the exchange notes pursuant to a written agreement. "Subordinated Obligation" of a Note Guarantor has a correlative meaning.

     "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

          (a) such Person,

          (b) such Person and one or more Subsidiaries of such Person or

          (c) one or more Subsidiaries of such Person.

     "Temporary Cash Investments" means any of the following:

          (a) any investment in direct obligations of the United States or any agency thereof or obligations Guaranteed by the United States or any agency thereof,

          (b) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States, any state thereof or any foreign country recognized by the United States having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act),

          (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above,

          (d) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States or any foreign country recognized by the United States

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     with a rating at the time as of which any investment therein is made of
     "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P"), and

          (e) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's Investors Service, Inc.

     "TIA" means the Trust indenture Act of 1939 (15 U.S.C. sec.sec. 77aaa -- 77bbbb) as in effect on the Closing Date.

     "Total Assets" means the total Consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

     "Total Consolidated Indebtedness" means the aggregate amount of all Indebtedness of the Company and its Restricted Subsidiaries, outstanding as of such date of determination, determined on a Consolidated basis, after giving effect to any Incurrence of Indebtedness and the application of the proceeds therefrom giving rise to such determination.

     "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

     "Trustee" means the party named as such in the indenture until a successor replaces it and, thereafter, means the successor.

     "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "Unrestricted Subsidiary" means:

          (a) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and

          (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either:

             (i) the Subsidiary to be so designated has total Consolidated assets of $1,000 or less or

             (ii) if such Subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under the covenant entitled "Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

                (1) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "-- Certain Covenants -- Limitation on Indebtedness" and

                (2) no Default shall have occurred and be continuing. Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and which are not callable or redeemable at the issuer's option.

     "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company and/or one or more Wholly Owned Subsidiaries.

             U.S. FEDERAL TAX CONSIDERATIONS OF THE EXCHANGE OFFER

     The exchange of old notes for exchange notes will not constitute a recognition event for U.S. federal income tax purposes. Consequently, no gain or loss will be recognized by holders upon receipt of the exchange notes. For purposes of determining gain or loss upon the subsequent sale or exchange of exchange notes, a holder's basis in exchange notes will be the same as such holder's basis in the old notes exchanged therefor. Holders will be considered to have held the exchange notes from the time of their original acquisition of the old notes. PERSONS CONSIDERING THE EXCHANGE OF OLD NOTES FOR EXCHANGE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

                              PLAN OF DISTRIBUTION


     Until 90 days after the date of this prospectus, all dealers effecting transactions in the exchange notes, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale for a period of 180 days from the date on which the exchange offer is consummated, or such shorter period as will terminate when all old notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities have been exchanged for exchange notes and such exchange notes have been resold by such broker-dealers.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at prevailing market prices at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers or any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     By its acceptance of the exchange offer, any broker-dealer that receives exchange notes pursuant to the exchange offer hereby agrees to notify us prior to using the prospectus in connection with the sale or transfer of exchange notes, and acknowledges and agrees that, upon receipt of notice from us of the happening of any event which makes any statement in this prospectus untrue in any material respect or which requires the making of any changes in this prospectus in order to make the statements therein not misleading or which may impose upon us disclosure obligations that may have a material adverse effect on us (which notice we agree to deliver promptly to such broker-dealer), such broker-dealer will suspend use of this prospectus until we have notified such broker-dealer that delivery of this prospectus may resume and has furnished copies of any amendment or supplement to the to such broker-dealer. We have agreed to pay all expenses incident to the exchange offer, other than commissions and concessions of any broker-dealers and the fees of any counsel or other advisors or experts retained by the holders of old notes, except as expressly set forth in the exchange and registration rights agreement, and will indemnify the holders of old notes (including any broker-dealers) against certain liabilities, including certain liabilities that may arise under the Securities Act.

                                 LEGAL MATTERS

     Certain legal matters with respect to the exchange notes are being passed upon on behalf of the Company by Simpson Thacher & Bartlett, New York, New York.

                                    EXPERTS

     The financial statements included in this prospectus for the fiscal years ended March 31, 1997, March 30, 1998 and March 29, 1999 have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act of 1933 with respect to the exchange notes. This prospectus, which is a part of that registration statement, does not contain all of the information set forth in the registration statement. For further information about us and the exchange notes, you should refer to the registration statement. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

     We are not currently subject to the information requirements of the Securities Exchange Act of 1934. As a result of this offering, we will become subject to the information requirements of the Exchange Act. Accordingly, we will file reports and other information with the SEC unless and until we obtain an exemption from the requirement to do so. Our registration statement and other SEC filings can be inspected and copied at the Public Reference Section of the SEC located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549 and at regional public reference facilities maintained by the SEC located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates. Such materials may also be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov.

     For so long as any exchange notes remain outstanding we will furnish to you the information that would be required to be furnished by us under Section 13 of the Exchange Act.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Certified Public Accountants..........    F-2
Consolidated Balance Sheets as of March 30, 1998 and March
  29, 1999..................................................    F-3
Consolidated Statements of Income for the Three Fiscal Years
  Ended March 29, 1999......................................    F-4
Consolidated Statements of Stockholder's Equity for the
  Three Fiscal Years Ended March 29, 1999...................    F-5
Consolidated Statements of Cash Flows for the Three Fiscal
  Years Ended March 29, 1999................................    F-6
Notes to Consolidated Financial Statements..................    F-7

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholder of
  American Media Operations, Inc.:

     We have audited the accompanying consolidated balance sheets of American Media Operations, Inc. (a Delaware corporation) and subsidiaries as of March 30, 1998 and March 29, 1999, and the related consolidated statements of income, stockholder's equity and cash flows for each of the three fiscal years in the period ended March 29, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Media Operations, Inc. and subsidiaries as of March 30, 1998 and March 29, 1999, and the results of their operations and their cash flows for each of the three fiscal years in the period ended March 29, 1999, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

West Palm Beach, Florida,
  May 7, 1999.

                AMERICAN MEDIA OPERATIONS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                    AS OF MARCH 30, 1998 AND MARCH 29, 1999

                                                                  1998            1999
                                                              ------------    ------------
                                                              (IN 000'S, EXCEPT PER SHARE
                                                                      INFORMATION)
                                          ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................    $  7,405        $  3,823
  Receivables, net..........................................       7,852           7,977
  Inventories...............................................      10,390           9,830
  Prepaid income taxes......................................       2,612              --
  Prepaid expenses and other................................       3,939           2,650
                                                                --------        --------
          Total current assets..............................      32,198          24,280
                                                                --------        --------
PROPERTY AND EQUIPMENT, at cost:
  Land and buildings........................................       4,039           4,039
  Machinery, fixtures and equipment.........................      18,447          22,040
  Display racks.............................................      21,662          19,543
                                                                --------        --------
                                                                  44,148          45,622
  Less -- accumulated depreciation..........................     (18,149)        (18,762)
                                                                --------        --------
                                                                  25,999          26,860
                                                                --------        --------
DEFERRED DEBT COSTS, net....................................       8,688           5,728
                                                                --------        --------
GOODWILL, net of accumulated amortization of $126,440 and
  $141,595..................................................     478,811         463,656
                                                                --------        --------
OTHER INTANGIBLES, net of accumulated amortization of
  $45,766 and $51,686.......................................     102,234          96,314
                                                                --------        --------
                                                                $647,930        $616,838
                                                                ========        ========
                           LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  Current portion of term loan..............................    $     --        $ 25,000
  Accounts payable..........................................      15,587          11,618
  Accrued expenses..........................................      14,915          13,755
  Accrued interest..........................................      12,249          11,251
  Accrued and current deferred income taxes.................       9,775           9,795
  Deferred revenues.........................................      31,749          27,987
                                                                --------        --------
          Total current liabilities.........................      84,275          99,406
                                                                --------        --------
PAYABLE TO PARENT COMPANY...................................       3,728           3,404
                                                                --------        --------
TERM LOAN AND REVOLVING CREDIT COMMITMENT, net of current
  portion...................................................     297,401         246,000
                                                                --------        --------
SUBORDINATED INDEBTEDNESS:
  11.63% Senior Subordinated Notes Due 2004.................     200,000         200,000
  10.38% Senior Subordinated Notes Due 2002.................         134             134
                                                                --------        --------
                                                                 200,134         200,134
                                                                --------        --------
DEFERRED INCOME TAXES.......................................       7,919           7,696
                                                                --------        --------
COMMITMENTS AND CONTINGENCIES (Notes 2 and 9)
STOCKHOLDERS' EQUITY:
  Common stock, $.20 par value; 10,000 shares authorized,
     7,507.6 shares issued and outstanding shares issued and
     outstanding............................................           2               2
  Additional paid-in capital................................      26,039          26,039
  Retained earnings.........................................      28,432          34,157
                                                                --------        --------
TOTAL STOCKHOLDERS' EQUITY..................................      54,473          60,198
                                                                ========        ========
                                                                $647,930        $616,838
                                                                ========        ========

  The accompanying notes to consolidated financial statements are an integral part of these consolidated balance sheets.

                AMERICAN MEDIA OPERATIONS, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                FOR THE THREE FISCAL YEARS ENDED MARCH 29, 1999

                                                                      FISCAL YEAR ENDED
                                                             -----------------------------------
                                                             MARCH 31,    MARCH 30,    MARCH 29,
                                                               1997         1998         1999
                                                             ---------    ---------    ---------
                                                                         (IN 000'S)
OPERATING REVENUES:
  Circulation..............................................  $273,567     $262,249     $248,630
  Advertising..............................................    24,280       23,643       23,460
  Other....................................................    18,141       21,792       21,369
                                                             --------     --------     --------
                                                              315,988      307,684      293,459
                                                             --------     --------     --------
OPERATING EXPENSES:
  Editorial................................................    28,369       30,497       28,906
  Production...............................................    80,286       82,296       79,691
  Distribution, circulation and other cost of sales........    60,514       66,883       67,640
  Selling, general and administrative expenses.............    30,428       27,101       26,212
  Gain on sale of Soap Opera Assets........................        --           --       (6,499)
  Depreciation and amortization............................    29,220       30,327       32,110
                                                             --------     --------     --------
                                                              228,817      237,104      228,060
                                                             --------     --------     --------
  Operating income.........................................    87,171       70,580       65,399
INTEREST EXPENSE...........................................   (56,284)     (50,486)     (46,897)
OTHER INCOME (EXPENSE), net................................    (1,705)      (1,641)       2,943
                                                             --------     --------     --------
  Income before provision for income taxes and
     extraordinary charge..................................    29,182       18,453       21,445
PROVISION FOR INCOME TAXES.................................    16,716       12,437       13,559
                                                             --------     --------     --------
  Income before extraordinary charge.......................    12,466        6,016        7,886
EXTRAORDINARY CHARGE, net of income taxes of $1,269,
  related to early extinguishment of debt (Note 8).........        --           --       (2,161)
                                                             --------     --------     --------
          Net income.......................................  $ 12,466     $  6,016     $  5,725
                                                             ========     ========     ========

  The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                AMERICAN MEDIA OPERATIONS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                FOR THE THREE FISCAL YEARS ENDED MARCH 29, 1999

                                                         COMMON STOCK       ADDITIONAL
                                                       -----------------     PAID-IN      RETAINED
                                                       SHARES     AMOUNT     CAPITAL      EARNINGS
                                                       -------    ------    ----------    --------
                                                          (IN 000'S, EXCEPT SHARE INFORMATION)
Balance, March 25, 1996..............................  7,507.6      $2       $26,290      $ 9,950
Other................................................       --      --          (251)          --
Net income...........................................       --      --            --       12,466
                                                       -------      --       -------      -------
Balance, March 31, 1997..............................  7,507.6       2        26,039       22,416
Net income...........................................       --      --            --        6,016
                                                       -------      --       -------      -------
Balance, March 30, 1998..............................  7,507.6       2        26,039       28,432
Net income...........................................       --      --            --        5,725
                                                       -------      --       -------      -------
Balance, March 29, 1999..............................  7,507.6      $2       $26,039      $34,157
                                                       =======      ==       =======      =======

  The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                AMERICAN MEDIA OPERATIONS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE THREE FISCAL YEARS ENDED MARCH 29, 1999

                                                                       FISCAL YEAR ENDED
                                                              -----------------------------------
                                                              MARCH 31,    MARCH 30,    MARCH 29,
                                                                1997         1998         1999
                                                              ---------    ---------    ---------
                                                                          (IN 000'S)
Cash Flows from Operating Activities:
  Net income................................................   $12,466     $   6,016    $   5,725
                                                               -------     ---------    ---------
Adjustments to reconcile net income to net cash provided
  from operating activities --
  Gain on sale of Soap Opera Assets.........................        --            --       (6,499)
  Extraordinary charge, net of income taxes.................        --            --        2,161
  Depreciation and amortization.............................    29,220        30,327       32,110
  Deferred debt cost amortization...........................     3,144         2,623        1,506
  Senior subordinated discount note accretion...............     1,500           190           --
  Deferred income tax provision (credit)....................     1,180           186       (3,592)
  Decrease (increase) in --
     Receivables, net.......................................    (2,540)          339         (125)
     Due from Parent Company................................      (431)        1,048           --
     Inventories............................................     1,135         3,001          560
     Prepaid income taxes...................................     1,184        (2,612)       2,612
     Prepaid expenses and other.............................       283        (1,313)       1,289
  Increase (decrease) in --
     Accounts payable.......................................    (3,912)        1,420       (5,203)
     Accrued expenses.......................................     2,894        (3,204)      (1,486)
     Payable to Parent Company..............................        --         3,728         (324)
     Accrued interest.......................................    (2,141)        2,212       (1,010)
     Accrued and current deferred income taxes..............       864        (1,552)       4,658
     Deferred revenues......................................     1,842          (599)      (2,580)
                                                               -------     ---------    ---------
          Total adjustments.................................    34,222        35,794       24,077
                                                               -------     ---------    ---------
     Net cash provided from operating activities............    46,688        41,810       29,802
                                                               -------     ---------    ---------
Cash Flows from Investing Activities:
  Capital expenditures......................................    (8,526)      (11,018)     (15,019)
  Acquisition of business...................................    (2,236)           --           --
  Cash proceeds from sale of Soap Opera Assets..............        --            --       10,000
                                                               -------     ---------    ---------
     Net cash used in investing activities..................   (10,762)      (11,018)      (5,019)
                                                               -------     ---------    ---------
Cash Flows from Financing Activities:
  Term loan and revolving credit commitment principal
     repayments.............................................   (85,744)     (133,855)    (382,401)
  Proceeds from term loan and revolving credit commitment...    54,000       118,500      356,000
  Repayment of senior subordinated indebtedness.............        --       (15,962)          --
  Payment of deferred debt costs............................      (344)         (300)      (1,964)
  Other.....................................................      (251)           --           --
                                                               -------     ---------    ---------
     Net cash used in financing activities..................   (32,339)      (31,617)     (28,365)
                                                               -------     ---------    ---------
Net Increase (Decrease) in Cash and Cash Equivalents........     3,587          (825)      (3,582)
Cash and Cash Equivalents at Beginning of Year..............     4,643         8,230        7,405
                                                               -------     ---------    ---------
Cash and Cash Equivalents at End of Year....................   $ 8,230     $   7,405    $   3,823
                                                               =======     =========    =========
Supplemental Disclosures of Cash Flow Information:
  Cash paid during the year for --
     Income taxes...........................................   $13,203     $  15,422    $   9,570
     Interest...............................................    53,763        45,462       46,389

  The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                AMERICAN MEDIA OPERATIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      (DOLLARS IN THOUSANDS IN ALL TABLES)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Basis of Consolidation --

     The consolidated financial statements include the accounts of the Company ("Operations", a wholly-owned subsidiary of American Media, Inc., "Media") and its subsidiaries (National Enquirer, Inc., Star Editorial, Inc., Weekly World News, Inc., Country Weekly, Inc., DSI and Frontline, among others). We publish four weekly publications: National Enquirer, Star, Weekly World News and Country Weekly. All significant intercompany transactions and balances have been eliminated in consolidation. Our fiscal year, which ends on the last Monday in March, includes 52 weeks for the fiscal years 1998 and 1999 compared to 53 weeks for the fiscal year 1997.

  Revenue Recognition --

     Substantially all publication sales, except subscriptions, are made through unrelated distributors. Issues, other than special topic issues, are placed on sale approximately one week prior to the issue date; however, circulation revenues and related expenses are recognized for financial statement purposes on an issue date basis (i.e., off sale date). Special topic issue revenues and related expenses are recognized at the on sale date. On the date each issue is placed on sale, we receive a percentage of the issue's estimated sales proceeds for our publications as an advance from the distributors. All of our publications are sold with full return privileges.

     Revenues from copy sales are net of reserves provided for expected sales returns which are established in accordance with generally accepted accounting principles after considering such factors as sales history and available market information. We continually monitor the adequacy of the reserves and make adjustments when necessary.

     Subscriptions received in advance of the issue date are recognized as income over the term of the subscription on a straight-line basis. Advertising revenues are recognized in the period in which the related advertising appears in the publications.

     Deferred revenues were comprised of the following:

                                                               1998       1999
                                                              -------    -------
Single Copy.................................................  $ 6,887    $ 5,367
Subscriptions...............................................   24,578     22,334
Advertising.................................................      284        286
                                                              -------    -------
                                                              $31,749    $27,987
                                                              =======    =======

     Other revenues, primarily from marketing services performed for third parties by DSI and Frontline, are recognized when the service is performed.

  Property and Equipment --

     We use straight-line and accelerated depreciation methods for financial reporting and Federal income tax purposes, respectively. The estimated lives used in computing depreciation for financial reporting purposes are 22 years for buildings, 3 years for display racks and 5 to 10 years for all other depreciable fixed assets.

                AMERICAN MEDIA OPERATIONS, INC. AND SUBSIDIARIES

                      (DOLLARS IN THOUSANDS IN ALL TABLES)

  Inventories --

     Inventories are generally stated at the lower of cost or market. We use the last-in, first-out (LIFO) cost method of valuing our inventories. If the first-in, first-out (FIFO) cost method of valuation, which approximates market value, had been used, inventories would have been approximately $170,000 and $430,000 higher than the amounts reported in the accompanying consolidated balance sheets for 1998 and 1999, respectively. Inventories are comprised of the following:

                                                               1998       1999
                                                              -------    ------
Raw materials -- paper......................................  $ 6,573    $6,931
Finished product -- paper, production and distribution
  costs of future issues....................................    3,817     2,899
                                                              -------    ------
                                                              $10,390    $9,830
                                                              =======    ======

  Use of Estimates --

     The preparation of financial statements in conformity with generally accepted accounting principles requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Consolidated Statements of Cash Flows --

     For purposes of the accompanying consolidated statements of cash flows, we consider cash and cash equivalents to be cash on hand or deposited in demand deposit accounts with financial institutions and highly liquid investments purchased with an original maturity of three months or less.

  New Accounting Pronouncements --

     We have adopted the Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income" effective fiscal 1999. SFAS No. 130 defines comprehensive income as a measure of all changes in equity of an enterprise during a period that result from transactions and other economic events during the period other than transactions with owners. For all periods presented comprehensive income is the same as net income.

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement establishes standards for the way that public enterprises report information about operating segments in annual financial statements and interim financial stockholders' reports. The statement requires information to be reported by operating segment on the same basis which we use to evaluate performance internally. We have determined that we have only one operating segment.

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which standardizes the accounting for derivatives, requiring recognition as either assets or liabilities on the balance sheet and measurement at fair value. We plan to adopt SFAS No. 133 in fiscal 2002. We have not yet determined the effect adoption of SFAS No. 133 will have on our consolidated financial statements.

                AMERICAN MEDIA OPERATIONS, INC. AND SUBSIDIARIES

                      (DOLLARS IN THOUSANDS IN ALL TABLES)

(2) SALE OF ASSETS, CERTAIN TRANSACTIONS AND MERGER:

     In February 1999, we ceased publication of Soap Opera News and Soap Opera Magazine and sold certain of the trademarks and other soap opera publishing assets relating to these magazines (collectively, the "Soap Opera Assets") to Primedia, Inc. for $10 million in cash. In addition, we may receive future consideration based upon increased financial performance above certain levels of Primedia, Inc.'s Soap Opera Digest and Soap Opera Weekly publications. There can be no assurance however that we will receive any such future consideration.

     On May 7, 1999 all of the common stock of Media was purchased by EMP Acquisition Corp. ("EMP") a company controlled by Evercore Capital Partners L.P., a private equity firm ("Evercore"). Proceeds to finance the acquisition included (a) a cash equity investment of $235 million by Evercore and certain other investors, (b) borrowings of approximately $350 million under a new $400 million senior bank facility (the "New Credit Agreement") and (c) borrowings of $250 million in the form of senior subordinated notes (the "New Subordinated Notes"). These proceeds were used to (d) acquire all of the outstanding common stock of Media for $299.4 million, (e) repay $267 million then outstanding under the existing credit agreement (the "Credit Agreement") with our banks, (f) retire approximately $199 million of our $200 million Senior Subordinated Notes due 2004 and (g) pay transaction costs, including a financial advisory fee of 1% of the aggregate funds required to finance the acquisition paid to an affiliate of Evercore, (all such transactions in (a) through (g) are collectively referred to as the "Transactions"). Upon consummation of the Transactions, EMP was merged with and into Media (the "Merger") resulting in a change in ownership control of both Media and the Company. As a result of this change in control, as of the Merger date we will reflect a new basis of accounting that will include the elimination of historical amounts of certain assets and liabilities and the revaluation of certain of our tangible and intangible assets.

     The following pro forma financial information reflects the sale of the Soap Opera Assets, the Transactions and the Merger as if each had occurred as of the beginning of fiscal 1999 (unaudited):

Operating revenues                                          $272,184
                                                            ========
Operating expenses                                          $226,688
                                                            ========
Depreciation and amortization                               $(50,307)
                                                            ========
Operating income                                            $ 45,496
                                                            ========
Interest expense                                            ($58,241)
                                                            ========
Net loss                                                    ($18,332)
                                                            ========

     The above pro forma financial information excludes certain non-recurring items including bridge loan commitment and ticking fees related to the New Credit Agreement and the New Subordinated Notes totaling approximately $4.1 million which will be recorded in fiscal 2000. Additional items excluded from the above pro forma financial information includes the pretax gain recorded in connection with the sale of the Soap Opera Assets in the amount of $6.5 million and an extraordinary charge, net of income taxes, totaling approximately $2.2 million, related to the early extinguishment of debt, which were recorded in fiscal 1999.

(3) INTANGIBLE ASSETS:

     Purchase price allocations for acquisitions have been made in accordance with Accounting Principles Board Opinion No. 16. The excess of the purchase price, including liabilities assumed, over tangible net assets acquired has been allocated to either specifically identified intangibles or goodwill.

                AMERICAN MEDIA OPERATIONS, INC. AND SUBSIDIARIES

                      (DOLLARS IN THOUSANDS IN ALL TABLES)

     Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 121 also requires that long-lived assets and certain identifiable intangibles to be disposed of be reported at the lower of carrying amount or fair value less cost to sell. We consider certain events and circumstances including, among others, the historical and projected operating results of acquired businesses, industry trends and general economic conditions to assess whether the remaining estimated useful life of intangible assets may warrant revision or that the remaining balance of intangible assets may not be recoverable. When such assessment indicates that an intangible asset should be evaluated for possible impairment, we use an estimate of undiscounted cash flow over the remaining life of the intangible asset in measuring the recoverability. No such event has occurred to our knowledge and we have determined there to be no impairment.

     Goodwill is amortized on a straight-line basis over 40 years. For each of the fiscal years 1997, 1998 and 1999, amortization of goodwill charged to depreciation and amortization in the accompanying consolidated statements of income totaled approximately $15.2 million.

     An intangible asset recorded in connection with the acquisition of Star is amortized on a straight-line basis over its estimated useful life of 25 years. Amortization expense relating to this intangible asset for each of the fiscal years 1997, 1998 and 1999, totaling approximately $5.9 million, is included in depreciation and amortization in the accompanying consolidated statements of income.

     In connection with the Transactions and Merger, which will be accounted for under the purchase method of accounting, as of May 7, 1999 we will reflect a new basis of accounting that will result in a substantial increase in the amount of intangible assets. It is estimated that intangible assets will total approximately $814.2 million with annual amortization expense of $40.7 million based upon amortizable lives of 20 years. We are currently in the process of appraising the value of our assets and liabilities, therefore the allocation of the actual purchase price may differ significantly from this estimate.

(4) FAIR VALUE OF FINANCIAL INSTRUMENTS:

     The estimated fair value of our financial instruments as of year end is as follows:

                                                       1998                  1999
                                                -------------------   -------------------
                                                CARRYING     FAIR     CARRYING     FAIR
                                                 AMOUNT     VALUE      AMOUNT     VALUE
                                                --------   --------   --------   --------
Term loan and revolving credit facility,
  including current portion...................  $297,401   $297,401   $271,000   $271,000
Subordinated indebtedness.....................   200,134    217,134    200,134    215,152
Interest rate swap agreement liability........       122        299        147      1,193

     The fair value of our financial instruments is estimated based on the quoted market prices for the same or similar issues or on the current rate offered to us for financial instruments of the same remaining maturities. The carrying amount for cash equivalents approximates fair value because of the short maturity of those instruments.

     On occasion we enter into interest rate swap agreements to reduce the interest rate exposure associated with a portion of our variable rate indebtedness. Interest rate swap agreements modify the interest characteristics of our variable rate indebtedness by synthetically converting a portion of the indebtedness to fixed rate. Interest earned (payable) under the interest rate swap is credited (charged) to interest expense using the accrual method. The related accrued receivable or payable is included in accounts receivable or accrued interest payable. The fair market value of the interest rate swap agreement

                AMERICAN MEDIA OPERATIONS, INC. AND SUBSIDIARIES

                      (DOLLARS IN THOUSANDS IN ALL TABLES)

is not reflected in the accompanying consolidated financial statements. We do not utilize derivative financial instruments for trading or other speculative purposes.

     Derivative financial instruments terminated at a gain (loss) prior to maturity are credited (charged) to interest expense over the remaining original life of the derivative financial instrument.

     We have entered into a three-year $100 million notional amount interest rate swap agreement which effectively converts a portion of our variable-rate debt to fixed-rate debt. The interest rate swap agreement which expires in November 2000 has a fixed interest rate of 5.95%. The carrying amounts for the interest rate swap agreement represents net interest payable as of period end. Net interest expense related to the interest rate swap agreement and another swap agreement which expired in May 1998, totaled $793,000, $655,000 and $584,000 for the fiscal years 1997, 1998 and 1999, respectively.

(5) INCOME TAXES:

     We file a consolidated Federal income tax return with Media and calculate our income on a separate return basis. The provision for income taxes consists of the following:

                                                         1997       1998       1999
                                                        -------    -------    -------
Current:
  Federal.............................................  $13,824    $11,232    $15,693
  State...............................................    1,712      1,019      1,458
                                                        -------    -------    -------
     Total current....................................   15,536     12,251     17,151
                                                        -------    -------    -------
Deferred:
  Federal.............................................    1,050        169     (3,287)
  State...............................................      130         17       (305)
                                                        -------    -------    -------
     Total deferred...................................    1,180        186     (3,592)
                                                        -------    -------    -------
                                                        $16,716    $12,437    $13,559
                                                        =======    =======    =======

     A reconciliation of the expected income tax provision at the statutory Federal income tax rate of 35% to the reported income tax provision is as follows:

                                                         1997       1998       1999
                                                        -------    -------    -------
Expected income tax provision at statutory rate.......  $10,214    $ 6,459    $ 7,506
Nondeductible goodwill................................    5,304      5,304      5,304
State income taxes, net of Federal benefit............    1,198        652        749
Other, net............................................       --         22         --
                                                        -------    -------    -------
                                                        $16,716    $12,437    $13,559
                                                        =======    =======    =======

                AMERICAN MEDIA OPERATIONS, INC. AND SUBSIDIARIES

                      (DOLLARS IN THOUSANDS IN ALL TABLES)

     Deferred taxes reflect the impact of temporary differences between the amount of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations. The net deferred tax liability is comprised of the following:

                                                                1998        1999
                                                              --------    --------
Gross deferred tax assets...................................  $    444    $    451
                                                              --------    --------
Intangibles amortization....................................    (5,674)     (5,345)
Expense recognition differences.............................    (3,719)     (1,425)
Subscription acquisition costs..............................    (1,861)       (909)
Accelerated depreciation....................................    (1,806)     (1,912)
Book over tax basis of non-depreciable assets...............      (439)       (439)
Inventory capitalization....................................      (670)       (554)
                                                              --------    --------
     Gross deferred tax liabilities.........................   (14,169)    (10,584)
                                                              --------    --------
     Net deferred tax liabilities...........................  $(13,725)   $(10,133)
                                                              ========    ========

     Included in accrued and current deferred income taxes in the accompanying consolidated balance sheets for fiscal years 1998 and 1999 are net current deferred taxes payable of $5.8 million and $2.4 million, respectively.

(6) CREDIT AGREEMENTS:

     On June 5, 1998, we entered into our Credit Agreement with a bank syndicate whose agent bank is The Chase Manhattan Corporation ( the "Agent Bank" and, collectively, the "Banks" ) The Credit Agreement is comprised of a $250 million term loan commitment and a $120 million revolving credit commitment.

          (a) Term Loan Commitment -- Amounts borrowed under the Credit Agreement's term loan commitment bear interest at rates based upon either the Alternate Base Rate (as defined) plus 0% to .75% or the LIBO Rate (as defined) plus .75% to 1.75%, predicated upon satisfaction of certain covenants related to our operating cash flow levels. Amounts due under the term loan commitment are payable in varying quarterly installments through March 2004. As of March 29, 1999, $250 million was outstanding under the term loan commitment.

          (b) Revolving Credit Commitment -- The Credit Agreement also provides for additional borrowings up to a maximum of $120 million, bearing interest at the term loan commitment rates described above. This commitment, which expires in March 2004, allows funds to be borrowed and repaid from time to time with permanent reductions in the revolving credit commitment permitted at the Company's option. As of March 29, 1999, borrowings of $21 million were outstanding under the Prior Credit Agreement's revolving credit commitment.

          (c) Commitment Fees -- The Company is required to pay a commitment fee ranging from .25% to .50% of the unused portion of the Credit Agreement's revolving credit commitment. Commitment fees under the Prior Credit Agreement totaled approximately $330,000, $246,000 and $338,000 for fiscal years 1997, 1998 and 1999, respectively.

          (d) Guarantee, Collateral and Financial Covenants -- The Company's obligations under the Credit Agreement are guaranteed by all of its subsidiaries and Media. The obligations and such guarantees are secured by
     (i) a pledge by the Company of all of the capital stock of its subsidiaries,

                AMERICAN MEDIA OPERATIONS, INC. AND SUBSIDIARIES

                      (DOLLARS IN THOUSANDS IN ALL TABLES)

     (ii) a pledge of all of the capital stock of the Company and (iii) a security interest in substantially all of the assets of the Company's subsidiaries.

     In addition to the above, the Credit Agreement also contains certain covenants that, among others, restrict paying cash dividends, incurring additional indebtedness, entering into certain mergers or consolidations, making capital expenditures and selling or otherwise disposing of assets. We are also required to satisfy certain financial tests relating to operating cash flow and debt coverage ratios. We plan to pay no cash dividends on our common stock in the foreseeable future, instead using cash generated from operating results principally to make principal and interest payments on its indebtedness.

     As permitted under the covenants of the prior credit agreement, management fees to affiliates totaling $1.8 million, $1.7 million and $1.2 million are included in other expense, net in the accompanying consolidated statements of income for the fiscal years 1997, 1998 and 1999, respectively.

     The effective interest rates under the Credit Agreement and prior credit agreements, including amounts borrowed under the term loan commitments and revolving credit commitment, as of March 29, 1999, and for the fiscal years 1997, 1998 and 1999 were 6.9%, 7.9%, 7.8% and 7.7%, respectively.

     In connection with the Transactions and Merger, on May 7, 1999 we repaid all amounts outstanding under the Credit Agreement and borrowed approximately $350 million under the New Credit Agreement. Our New Credit Agreement, which consists of $340 million in term loan commitments and a $60 million revolving credit commitment, includes the following:

          (a) Term Loan Commitments -- The term loans consist of a $100 million (original amount) commitment (the "Tranche A" loans) and a $240 million (original amount) commitment (the "Tranche B" loans). Amounts borrowed under the Tranche A commitment bear interest at rates based upon either the Alternate Base Rate plus 3/4% to 2% or the LIBO Rate plus 1 3/4% to 3%, predicated upon satisfaction of certain Credit Agreement covenants related to operating results. Tranche B loans bear interest at either the Alternate Base Rate plus 2 1/2% or the LIBO Rate plus 3 1/2%.

          Borrowings under the term loan commitments are payable in varying quarterly installments from July 2001 through April 2007. Beginning as of the fiscal year ending March 2001 and for each fiscal year thereafter we will be required to make Excess Cash Flow payments (as defined) which will be applied ratably to the then outstanding term loans.

          (b) Revolving Credit Commitment -- The New Credit Agreement also provides for additional borrowings up to a maximum of $60 million, bearing interest at the Tranche A rates described above. This commitment, which expires in April 2006, allows funds to be borrowed and repaid from time to time with permanent reductions in the revolving credit commitment permitted at our option.

          (c) Commitment Fees -- We are required to pay a commitment fee ranging from 3/8% to 1/2% of the unused portion of the revolving commitment.

          (d) Guarantees, Collateral and Financial Covenants -- The New Credit Agreement contains certain guarantees, collateral pledges and financial covenant requirements similar to those required under the Credit Agreement as described above.

     As of May 7, 1999 the effective interest rate under the New Credit Agreement, including amounts borrowed under the term loan commitments and revolving credit commitment, was 8.5%.

                AMERICAN MEDIA OPERATIONS, INC. AND SUBSIDIARIES

                      (DOLLARS IN THOUSANDS IN ALL TABLES)

(7) SUBORDINATED INDEBTEDNESS:

     Our 11.63% Senior Subordinated Notes due 2004 (the "Senior Subordinated Notes due 2004"), which mature on November 15, 2004, pay interest semi-annually on May 15 and November 15 and are redeemable at our option after November 14, 1999 at prices ranging from 104.4% to 100.0% of their face amount.

     In connection with the Transactions and Merger, on May 7, 1999 we repaid approximately $199 million in face amount of the Senior Subordinated Notes due 2004; including the tender premium and consent fee the total amount paid was approximately $214.2 million. Our New Subordinated Notes, which mature on May 1, 2009, bear interest at 10 1/4% per annum payable in semi-annual installments on May 1st and November 1st of each year. These notes are redeemable at our option at prices ranging from 105.1% to 100% of their face amount after April 2004. The indenture under which the notes were issued includes certain restrictive covenants that limit, among other things, our ability to incur indebtedness, give guarantees, pay dividends, make investments, sell assets and merge or consolidate.

     Payments of principal due under the New Credit Agreement (excluding any amounts that may be borrowed under the credit commitment or required to be prepaid under the excess cash flow provision), the New Subordinated Notes and other long-term indebtedness follows:

FISCAL YEAR
- -----------
2002......................................................  $  9,300
2003......................................................    16,284
2004......................................................    21,150
Thereafter................................................   544,140
                                                            --------
                                                            $590,874
                                                            ========

(8) DEFERRED DEBT COSTS:

     Certain costs incurred in connection with the issuance of our long-term debt have been deferred and are amortized as part of interest expense over periods from 8 to 10 years. For fiscal years 1997, 1998 and 1999, amortization of deferred debt costs which is included in interest expense in the accompanying consolidated statements of income totaled approximately $3.1 million, $2.6 million, and $1.5 million, respectively. In connection with the amendment and restatement of our senior bank indebtedness (see Note 6) certain unamortized deferred debt costs related to the prior credit agreement totaling approximately $3.4 million were charged to extraordinary loss in fiscal 1999. Costs related to the Credit Agreement are being amortized to interest expense through March 2004.

     In connection with the Transactions and Merger, we repaid all amounts outstanding under the Credit Agreement and approximately $199 million in face amount of the Senior Subordinated Notes due 2004. Net unamortized deferred debt costs related to the Credit Agreement and Senior Subordinated Notes Due 2004 totaling approximately $5.6 million will be written off in connection with the Transactions and Merger.

(9) COMMITMENTS AND CONTINGENCIES:

  Litigation --

     Various suits and claims arising in the ordinary course of business have been instituted against us. We have insurance policies available to recover potential legal costs. We periodically evaluate and assess the risks and uncertainties associated with litigation independent from those associated with our potential claim

                AMERICAN MEDIA OPERATIONS, INC. AND SUBSIDIARIES

                      (DOLLARS IN THOUSANDS IN ALL TABLES)

for recovery from third party insurance carriers. At present, in the opinion of management, after consultation with legal counsel, the liability resulting from litigation, if any, will not have a material effect on our consolidated financial statements.

  Printing Agreement --

     We have entered into a 15 year printing agreement expiring in fiscal 2011 with an unrelated printer to print National Enquirer and Star. Based on current pricing and production levels this contract, which requires pricing adjustments based on changes in the Consumer Price Index, is estimated to cost approximately $172 million over its remaining life as follows:

FISCAL YEAR
- -----------
2000......................................................  $ 14,965
2001......................................................    14,929
2002......................................................    14,929
2003......................................................    15,216
2004......................................................    14,929
Thereafter................................................    97,024
                                                            --------
                                                            $171,992
                                                            ========

$250,000,000[AMERICAN MEDIA, INC. LOGO]

AMERICAN MEDIA OPERATIONS, INC.

OFFER TO EXCHANGE ALL OUTSTANDING 10 1/4% SENIOR SUBORDINATED NOTES DUE 2009 FOR 10 1/4% SENIOR SUBORDINATED NOTES DUE 2009, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") permits the company's board of directors to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action (except settlements or judgments in derivative suits), suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of the company, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

     The company's by-laws provide for the mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and the company has entered into agreements with its officers, directors and certain key employees implementing such indemnification.

     As permitted by sections 102 and 145 of the DGCL the company's certificate of incorporation eliminates a director's personal liability for monetary damages to the company and its stockholders arising from a breach or alleged breach of a director's fiduciary duty except for liability under section 174 of the DGCL, for liability for any breach of the director's duty of loyalty to the company or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction which the director derived an improper personal benefit.

     The directors and officers of the company are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act which might be incurred by them in such capabilities and against which they cannot be indemnified by the company.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

EXHIBIT
NUMBER                                 DESCRIPTION
- -------                                -----------
  *1       --  Purchase Agreement, dated as of April 30, 1999, among
               American Media Operations, Inc., National Enquirer, Inc.,
               Star Editorial, Inc., SOM Publishing, Inc. Weekly World
               News, Inc., Country Weekly, Inc., Distribution Services,
               Inc., Fairview Printing, Inc., NDSI, Inc., Biocide, Inc.,
               American Media Marketing, Inc., Health Xtra, Inc., Retail
               Marketing Network and Marketing Services, Inc. and Chase
               Securities Inc.
  *2.1     --  Agreement and Plan of Merger, dated as of February 16, 1999, by and between EMP Acquisition Corp., a Delaware
               corporation, and American Media, Inc., a Delaware
               corporation.
  *2.2     --  Certificate of Merger of EMP Acquisition Corp. with and into
               American Media, Inc.
  *2.3     --  Management Agreement, dated as of May 7, 1999, between
               American Media, Inc., a Delaware corporation and Evercore
               Advisors, Inc., a Delaware limited liability company.
  *3.1     --  Certificate of Incorporation of Enquirer/Star, Inc. and
               amendments thereto.(1)
  *3.2     --  Amended By-Laws of Enquirer/Star, Inc.(1)

EXHIBIT
NUMBER                                 DESCRIPTION
- -------                                -----------
  *3.3     --  Amendment of Certificate of Incorporation of Operations,
               dated November 7, 1994, changing its name to American Media
               Operations, Inc. from Enquirer/Star, Inc.
  *3.4     --  Articles of Incorporation of American Media Marketing, Inc.
  *3.5     --  By-laws of American Media Marketing, Inc.
  *3.6     --  Certificate of Incorporation of Biocide, Inc.
  *3.7     --  By-laws of Biocide, Inc.
  *3.8     --  Certificate of Incorporation of Country Weekly, Inc.
  *3.9     --  By-laws of Country Weekly, Inc.
  *3.10    --  Certificate of Incorporation of Distribution Services, Inc.
  *3.11    --  Restated By-laws of Distribution Services, Inc.
  *3.12    --  Articles of Incorporation of Fairview Printing, Inc.
  *3.13    --  By-laws of Fairview Printing, Inc.
  *3.14    --  Articles of Incorporation of Health Xtra, Inc.
  *3.15    --  By-laws of Health Xtra, Inc.
  *3.16    --  Certificate of Incorporation of Marketing Services, Inc.
  *3.17    --  By-laws of Marketing Services, Inc.
  *3.18    --  Amendments of Articles of Incorporation of National
               Enquirer, Inc.
  *3.19    --  Restated By-laws of National Enquirer, Inc.
  *3.20    --  Amendment of Certificate of Incorporation of NDSI, Inc.
  *3.21    --  By-laws of NDSI, Inc.
  *3.22    --  Restated Certificate of Incorporation of Retail Marketing
               Network, Inc.
  *3.23    --  By-laws of Retail Marketing Network, Inc.
  *3.24    --  Amendment of Certificate of Incorporation of Star Editorial,
               Inc.
  *3.25    --  By-laws of Star Editorial, Inc. (formerly known as "Video
               Digest Inc.").
  *3.26    --  Amendments of Articles of Incorporation of SOM Publishing,
               Inc.
  *3.27    --  By-laws of SOM Publishing, Inc. (formerly known as "The
               Medium Corporation").
  *3.28    --  Articles of Incorporation of Weekly World News, Inc.
  *3.29    --  By-laws of Weekly World News, Inc.
  *4.1     --  Indenture, dated as of May 7, 1999, among American Media
               Operations, Inc., National Enquirer, Inc., Star Editorial,
               Inc., SOM Publishing, Inc. Weekly World News, Inc., Country
               Weekly, Inc., Distribution Services, Inc., Fairview
               Printing, Inc., NDSI, Inc., Biocide, Inc., American Media
               Marketing, Inc., Health Xtra, Inc., Retail Marketing Network
               and Marketing Services, Inc., and The Chase Manhattan Bank,
               a New York banking corporation, as Trustee.
  *4.2     --  Exchange and Registration Rights Agreement, dated as of May
               7, 1999, among American Media Operations, Inc., National
               Enquirer, Inc., Star Editorial, Inc., SOM Publishing, Inc.
               Weekly World News, Inc., Country Weekly, Inc., Distribution
               Services, Inc., Fairview Printing, Inc., NDSI, Inc.,
               Biocide, Inc., American Media Marketing, Inc., Health Xtra,
               Inc., Retail Marketing Network, Inc. and Marketing Services,
               Inc. and Chase Securities Inc.

EXHIBIT
NUMBER                                 DESCRIPTION
- -------                                -----------
  *4.3     --  Credit Agreement, dated as of May 7, 1999, among American
               Media Inc., American Media Operations, Inc., the Lenders
               party thereto, The Chase Manhattan Bank, as Administrative
               Agent, and Chase Securities Inc., as Arranger.
  *4.4     --  Guarantee Agreement, dated as of May 7, 1999, among American
               Media, Inc., each of the subsidiaries listed on Schedule I thereto and The Chase Manhattan Bank, as Collateral Agent
               for the Secured Parties (as defined in the Security
               Agreement).
  *4.5     --  Indemnity, Subrogation and Contribution Agreement, dated as of May 7, 1999, among American Media Operations, Inc., each subsidiary of American Media, Inc. listed on Schedule I
               thereto and The Chase Manhattan Bank, as Collateral Agent
               for the Secured Parties (as defined in the Security
               Agreement).
  *4.6     --  Pledge Agreement, dated as of May 7, 1999, among American
               Media Operations, Inc., American Media, Inc., each
               subsidiary of Media listed on Schedule I thereto and The
               Chase Manhattan Bank, as Collateral Agent for the Secured
               Parties (as defined in the Security Agreement).
  *4.7     --  Security Agreement, dated as of May 7, 1999, among American
               Media Operations, Inc., American Media, Inc., each
               subsidiary of Media listed on Schedule I thereto and The
               Chase Manhattan Bank, as collateral agent for the Secured
               Parties (as defined herein).
 **5       --  Opinion of Simpson Thacher & Bartlett.
 *10.1     --  David J. Pecker Employment Agreement, dated as of February
               16, 1999.
 *10.2     --  Side Letter regarding David J. Pecker Employment Agreement to David Pecker from EMP Group L.L.C., dated as of April 13,
               1999.
 *12       --  Computation of Ratio of Earnings to Fixed Charges.
 *21       --  Subsidiaries of American Media Operations, Inc.
 *23.1     --  Consent of Arthur Anderson LLP.
**23.2     --  Consent of Simpson Thacher & Bartlett (included in Exhibit
               5).
 *24       --  Powers of Attorney (included on pages II-6 through II-20).
 *25       --  Form T-1 Statement of Eligibility under the Trust Indenture
               Act of 1939 of The Chase Manhattan Bank, as Trustee.
 *27       --  Financial Data Schedule for period ended March 29, 1999.
**99.1     --  Form of Letter of Transmittal.
**99.2     --  Form of Notice of Guaranteed Delivery.


- ---------------
(1) Enquirer/Star, Inc. is now named American Media Operations, Inc. ("Operations"); Enquirer/Star Group, Inc. ("Group") is now named American Media, Inc. ("Media").


*  Previously filed.



** Filed herewith.

ITEM 22.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" Table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON AUGUST 3, 1999.


                                          AMERICAN MEDIA OPERATIONS, INC.


                                          By /s/     PETER A. NELSON

                                            ------------------------------------

                                             Name: Peter A. Nelson


                                             Title:  Executive Vice President
                                            and Chief
                                                Financial Officer (Principal
                                            Financial
                                                and Accounting Officer)


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:


                     SIGNATURE                                    TITLE                      DATE
                     ---------                                    -----                      ----

                         *                           Chairman of the Board,             August 3, 1999
- ---------------------------------------------------    President, Chief Executive
                  David J. Pecker                      Officer and Director
                                                       (Principal Executive Officer)

                         *                           Director                           August 3, 1999
- ---------------------------------------------------
                 Austin M. Beutner

                         *                           Director                           August 3, 1999
- ---------------------------------------------------
                   Neeraj Mital

                         *                           Director                           August 3, 1999
- ---------------------------------------------------
                  Saul D. Goodman

                         *                           Director                           August 3, 1999
- ---------------------------------------------------
                Robert V. Seminara

                     SIGNATURE                                    TITLE                      DATE
                     ---------                                    -----                      ----
                         *                           Director                           August 3, 1999
- ---------------------------------------------------
                 Paul G. Yovovich

                         *                           Director                           August 3, 1999
- ---------------------------------------------------
                  Helene Belanger

                         *                           Director                           August 3, 1999
- ---------------------------------------------------
                 Brian J. Richmand

                         *                           Director                           August 3, 1999
- ---------------------------------------------------
                 J. William Grimes

  * By signing his name hereto, Peter A. Nelson
    signs this Registration Statement on behalf of
    each of the persons indicated above pursuant to
    a power of attorney duly executed by such
    persons and filed with the Securities and
    Exchange Commission.
By: /s/           PETER A. NELSON
    (Peter A. Nelson, Attorney-in-fact)

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON AUGUST 3, 1999.

                                          AMERICAN MEDIA MARKETING, INC.


                                          By /s/     PETER A. NELSON

                                            ------------------------------------

                                             Name: Peter A. Nelson,
                                             Attorney-in-fact



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:



                     SIGNATURE                                     TITLE                     DATE
                     ---------                                     -----                     ----

                         *                           Chairman of the Board, President,  August 3, 1999
- ---------------------------------------------------    Chief Executive Officer and
                  David J. Pecker                      Director

                         *                           Director                           August 3, 1999
- ---------------------------------------------------
                 Austin M. Beutner

                         *                           Director                           August 3, 1999
- ---------------------------------------------------
                   Neeraj Mital

                         *                           Director                           August 3, 1999
- ---------------------------------------------------
                  Saul D. Goodman

                         *                           Director                           August 3, 1999
- ---------------------------------------------------
                Robert V. Seminara

  * By signing his name hereto, Peter A. Nelson
    signs this Registration Statement on behalf of
    each of the persons indicated above pursuant to
    a power of attorney duly executed by such
    persons and filed with the Securities and
    Exchange Commission.
By: /s/           PETER A. NELSON
    (Peter A. Nelson, Attorney-in-fact)

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON AUGUST 3, 1999.


                                          BIOCIDE, INC.


                                          By /s/     PETER A. NELSON

                                            ------------------------------------

                                             Name: Peter A. Nelson,
                                             Attorney-in-fact



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:



                     SIGNATURE                                    TITLE                      DATE
                     ---------                                    -----                      ----

                         *                           Chairman of the Board,             August 3, 1999
- ---------------------------------------------------    President, Chief Executive
                  David J. Pecker                      Officer and Director

                         *                           Director                           August 3, 1999
- ---------------------------------------------------
                 Austin M. Beutner

                         *                           Director                           August 3, 1999
- ---------------------------------------------------
                   Neeraj Mital

                         *                           Director                           August 3, 1999
- ---------------------------------------------------
                  Saul D. Goodman

                         *                           Director                           August 3, 1999
- ---------------------------------------------------
                Robert V. Seminara

  * By signing his name hereto, Peter A. Nelson
    signs this Registration Statement on behalf of
    each of the persons indicated above pursuant to
    a power of attorney duly executed by such
    persons and filed with the Securities and
    Exchange Commission.
By: /s/           PETER A. NELSON
    (Peter A. Nelson, Attorney-in-fact)

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON AUGUST 3, 1999.

                                          COUNTRY WEEKLY, INC.


                                          By /s/     PETER A. NELSON

                                            ------------------------------------

                                             Name: Peter A. Nelson,
                                             Attorney-in-fact



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:



                     SIGNATURE                                     TITLE                     DATE
                     ---------                                     -----                     ----

                         *                           Chairman of the Board, President,  August 3, 1999
- ---------------------------------------------------    Chief Executive Officer and
                  David J. Pecker                      Director

                         *                           Director                           August 3, 1999
- ---------------------------------------------------
                 Austin M. Beutner

                         *                           Director                           August 3, 1999
- ---------------------------------------------------
                   Neeraj Mital

                         *                           Director                           August 3, 1999
- ---------------------------------------------------
                  Saul D. Goodman

                         *                           Director                           August 3, 1999
- ---------------------------------------------------
                Robert V. Seminara

  * By signing his name hereto, Peter A. Nelson
    signs this Registration Statement on behalf of
    each of the persons indicated above pursuant to
    a power of attorney duly executed by such
    persons and filed with the Securities and
    Exchange Commission.
By: /s/           PETER A. NELSON
    (Peter A. Nelson, Attorney-in-fact)

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON AUGUST 3, 1999.


                                          DISTRIBUTION SERVICES, INC.


                                          By /s/     PETER A. NELSON

                                            ------------------------------------

                                             Name: Peter A. Nelson,
                                             Attorney-in-fact



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:



                     SIGNATURE                                     TITLE                     DATE
                     ---------                                     -----                     ----

                         *                           Chairman of the Board and          August 3, 1999
- ---------------------------------------------------    Director
                  David J. Pecker

                         *                           Director                           August 3, 1999
- ---------------------------------------------------
                 Austin M. Beutner

                         *                           Director                           August 3, 1999
- ---------------------------------------------------
                   Neeraj Mital

                         *                           Director                           August 3, 1999
- ---------------------------------------------------
                  Saul D. Goodman

                         *                           Director                           August 3, 1999
- ---------------------------------------------------
                Robert V. Seminara

  * By signing his name hereto, Peter A. Nelson
    signs this Registration Statement on behalf of
    each of the persons indicated above pursuant to
    a power of attorney duly executed by such
    persons and filed with the Securities and
    Exchange Commission.
By: /s/           PETER A. NELSON
    (Peter A. Nelson, Attorney-in-fact)

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON AUGUST 3, 1999.

                                          FAIRVIEW PRINTING, INC.


                                          By /s/     PETER A. NELSON

                                            ------------------------------------

                                             Name: Peter A. Nelson,
                                             Attorney-in-fact



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:



                     SIGNATURE                                     TITLE                     DATE
                     ---------                                     -----                     ----

                         *                           Chairman of the Board, President,  August 3, 1999
- ---------------------------------------------------    Chief Executive Officer and
                  David J. Pecker                      Director

                         *                           Director                           August 3, 1999
- ---------------------------------------------------
                 Austin M. Beutner

                         *                           Director                           August 3, 1999
- ---------------------------------------------------
                   Neeraj Mital

                         *                           Director                           August 3, 1999
- ---------------------------------------------------
                  Saul D. Goodman

                         *                           Director                           August 3, 1999
- ---------------------------------------------------
                Robert V. Seminara

  * By signing his name hereto, Peter A. Nelson
    signs this Registration Statement on behalf of
    each of the persons indicated above pursuant to
    a power of attorney duly executed by such
    persons and filed with the Securities and
    Exchange Commission.
By: /s/           PETER A. NELSON
    (Peter A. Nelson, Attorney-in-fact)

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON AUGUST 3, 1999.


                                          HEALTH XTRA, INC.


                                          By: /s/    PETER A. NELSON

                                            ------------------------------------

                                              Name: Peter A. Nelson,
                                              Attorney-in-fact



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:



                     SIGNATURE                                     TITLE                     DATE
                     ---------                                     -----                     ----

                         *                           Chairman of the Board, President,  August 3, 1999
- ---------------------------------------------------    Chief Executive Officer and
                  David J. Pecker                      Director

                         *                           Director                           August 3, 1999
- ---------------------------------------------------
                 Austin M. Beutner

                         *                           Director                           August 3, 1999
- ---------------------------------------------------
                   Neeraj Mital

                         *                           Director                           August 3, 1999
- ---------------------------------------------------
                  Saul D. Goodman

                         *                           Director                           August 3, 1999
- ---------------------------------------------------
                Robert V. Seminara

  * By signing his name hereto, Peter A. Nelson
    signs this Registration Statement on behalf of
    each of the persons indicated above pursuant to
    a power of attorney duly executed by such
    persons and filed with the Securities and
    Exchange Commission.
By: /s/           PETER A. NELSON
    (Peter A. Nelson, Attorney-in-fact)

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON AUGUST 3, 1999.

                                          MARKETING SERVICES, INC.


                                          By: /s/    PETER A. NELSON

                                            ------------------------------------

                                              Name: Peter A. Nelson,
                                              Attorney-in-fact



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:



                     SIGNATURE                                     TITLE                     DATE
                     ---------                                     -----                     ----

                         *                           Chairman of the Board, President,  August 3, 1999
- ---------------------------------------------------    Chief Executive Officer and
                  David J. Pecker                      Director

                         *                           Director                           August 3, 1999
- ---------------------------------------------------
                 Austin M. Beutner

                         *                           Director                           August 3, 1999
- ---------------------------------------------------
                   Neeraj Mital

                         *                           Director                           August 3, 1999
- ---------------------------------------------------
                  Saul D. Goodman

                         *                           Director                           August 3, 1999
- ---------------------------------------------------
                Robert V. Seminara

  * By signing his name hereto, Peter A. Nelson
    signs this Registration Statement on behalf of
    each of the persons indicated above pursuant to
    a power of attorney duly executed by such
    persons and filed with the Securities and
    Exchange Commission.
By: /s/           PETER A. NELSON
    (Peter A. Nelson, Attorney-in-fact)

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON AUGUST 3, 1999.


                                          NATIONAL ENQUIRER, INC.


                                          By: /s/    PETER A. NELSON

                                            ------------------------------------

                                              Name: Peter A. Nelson,
                                              Attorney-in-fact



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:



                     SIGNATURE                                     TITLE                     DATE
                     ---------                                     -----                     ----

                         *                           Chairman of the Board, President,  August 3, 1999
- ---------------------------------------------------    Chief Executive Officer and
                  David J. Pecker                      Director

                         *                           Director                           August 3, 1999
- ---------------------------------------------------
                 Austin M. Beutner

                         *                           Director                           August 3, 1999
- ---------------------------------------------------
                   Neeraj Mital

                         *                           Director                           August 3, 1999
- ---------------------------------------------------
                  Saul D. Goodman

                         *                           Director                           August 3, 1999
- ---------------------------------------------------
                Robert V. Seminara

  * By signing his name hereto, Peter A. Nelson
    signs this Registration Statement on behalf of
    each of the persons indicated above pursuant to
    a power of attorney duly executed by such
    persons and filed with the Securities and
    Exchange Commission.
By: /s/           PETER A. NELSON
    (Peter A. Nelson, Attorney-in-fact)

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON AUGUST 3, 1999.


                                          NDSI, INC.


                                          By /s/     PETER A. NELSON

                                            ------------------------------------

                                             Name: Peter A. Nelson,
                                             Attorney-in-fact



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:



                     SIGNATURE                                     TITLE                     DATE
                     ---------                                     -----                     ----

                         *                           Chairman of the Board, President,   August 3, 1999
- ---------------------------------------------------    Chief Executive Officer and
                  David J. Pecker                      Director

                         *                           Director                            August 3, 1999
- ---------------------------------------------------
                 Austin M. Beutner

                         *                           Director                            August 3, 1999
- ---------------------------------------------------
                   Neeraj Mital

                         *                           Director                            August 3, 1999
- ---------------------------------------------------
                  Saul D. Goodman

                         *                           Director                            August 3, 1999
- ---------------------------------------------------
                Robert V. Seminara

  * By signing his name hereto, Peter A. Nelson
    signs this Registration Statement on behalf of
    each of the persons indicated above pursuant to
    a power of attorney duly executed by such
    persons and filed with the Securities and
    Exchange Commission.
By: /s/           PETER A. NELSON
    (Peter A. Nelson, Attorney-in-fact)

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON AUGUST 3, 1999.

                                          RETAIL MARKETING NETWORK, INC.


                                          By /s/     PETER A. NELSON

                                            ------------------------------------

                                             Name: Peter A. Nelson,
                                             Attorney-in-fact



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:



                     SIGNATURE                                     TITLE                     DATE
                     ---------                                     -----                     ----

                         *                           Chairman of the Board, President,   August 3, 1999
- ---------------------------------------------------    Chief Executive Officer and
                  David J. Pecker                      Director

                         *                           Director                            August 3, 1999
- ---------------------------------------------------
                 Austin M. Beutner

                         *                           Director                            August 3, 1999
- ---------------------------------------------------
                   Neeraj Mital

                         *                           Director                            August 3, 1999
- ---------------------------------------------------
                  Saul D. Goodman

                         *                           Director                            August 3, 1999
- ---------------------------------------------------
                Robert V. Seminara

  * By signing his name hereto, Peter A. Nelson
    signs this Registration Statement on behalf of
    each of the persons indicated above pursuant to
    a power of attorney duly executed by such
    persons and filed with the Securities and
    Exchange Commission.
By: /s/           PETER A. NELSON
    (Peter A. Nelson, Attorney-in-fact)

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON AUGUST 3, 1999.


                                          STAR EDITORIAL, INC.


                                          By /s/     PETER A. NELSON

                                            ------------------------------------

                                             Name: Peter A. Nelson,
                                             Attorney-in-fact



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:



                     SIGNATURE                                     TITLE                     DATE
                     ---------                                     -----                     ----

                         *                           Chairman of the Board, President,   August 3, 1999
- ---------------------------------------------------    Chief Executive Officer and
                  David J. Pecker                      Director

                         *                           Director                            August 3, 1999
- ---------------------------------------------------
                 Austin M. Beutner

                         *                           Director                            August 3, 1999
- ---------------------------------------------------
                   Neeraj Mital

                         *                           Director                            August 3, 1999
- ---------------------------------------------------
                  Saul D. Goodman

                         *                           Director                            August 3, 1999
- ---------------------------------------------------
                Robert V. Seminara

  * By signing his name hereto, Peter A. Nelson
    signs this Registration Statement on behalf of
    each of the persons indicated above pursuant to
    a power of attorney duly executed by such
    persons and filed with the Securities and
    Exchange Commission.
By: /s/           PETER A. NELSON
    (Peter A. Nelson, Attorney-in-fact)

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON AUGUST 3, 1999.

                                          SOM PUBLISHING, INC.


                                          By /s/     PETER A. NELSON

                                            ------------------------------------

                                             Name: Peter A. Nelson,
                                             Attorney-in-fact



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:



SIGNATURE                                                         TITLE                      DATE
- ---------                                                         -----                      ----

                         *                           Chairman of the Board,              August 3, 1999
- ---------------------------------------------------    President, Chief Executive
                  David J. Pecker                      Officer and Director

                         *                           Director                            August 3, 1999
- ---------------------------------------------------
                 Austin M. Beutner

                         *                           Director                            August 3, 1999
- ---------------------------------------------------
                   Neeraj Mital

                         *                           Director                            August 3, 1999
- ---------------------------------------------------
                  Saul D. Goodman

                         *                           Director                            August 3, 1999
- ---------------------------------------------------
                Robert V. Seminara

  * By signing his name hereto, Peter A. Nelson
    signs this Registration Statement on behalf of
    each of the persons indicated above pursuant to
    a power of attorney duly executed by such
    persons and filed with the Securities and
    Exchange Commission.
By: /s/           PETER A. NELSON
    (Peter A. Nelson, Attorney-in-fact)

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON AUGUST 3, 1999.


                                          WEEKLY WORLD NEWS, INC.


                                          By /s/     PETER A. NELSON

                                            ------------------------------------

                                             Name: Peter A. Nelson,
                                             Attorney-in-fact



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:



                     SIGNATURE                                    TITLE                      DATE
                     ---------                                    -----                      ----

                         *                           Chairman of the Board,              August 3, 1999
- ---------------------------------------------------    President, Chief Executive
                  David J. Pecker                      Officer and Director

                         *                           Director                            August 3, 1999
- ---------------------------------------------------
                 Austin M. Beutner

                         *                           Director                            August 3, 1999
- ---------------------------------------------------
                   Neeraj Mital

                         *                           Director                            August 3, 1999
- ---------------------------------------------------
                  Saul D. Goodman

                         *                           Director                            August 3, 1999
- ---------------------------------------------------
                Robert V. Seminara

  * By signing his name hereto, Peter A. Nelson
    signs this Registration Statement on behalf of
    each of the persons indicated above pursuant to
    a power of attorney duly executed by such
    persons and filed with the Securities and
    Exchange Commission.
By: /s/           PETER A. NELSON
    (Peter A. Nelson, Attorney-in-fact)

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                 DESCRIPTION
- -------                                -----------
  *1       --  Purchase Agreement, dated as of April 30, 1999, among
               American Media Operations, Inc., National Enquirer, Inc.,
               Star Editorial, Inc., SOM Publishing, Inc. Weekly World
               News, Inc., Country Weekly, Inc., Distribution Services,
               Inc., Fairview Printing, Inc., NDSI, Inc., Biocide, Inc.,
               American Media Marketing, Inc., Health Xtra, Inc., Retail
               Marketing Network and Marketing Services, Inc. and Chase
               Securities Inc.
  *2.1     --  Agreement and Plan of Merger, dated as of February 16, 1999, by and between EMP Acquisition Corp., a Delaware
               corporation, and American Media, Inc., a Delaware
               corporation.
  *2.2     --  Certificate of Merger of EMP Acquisition Corp. with and into
               American Media, Inc.
  *2.3     --  Management Agreement, dated as of May 7, 1999, between
               American Media, Inc., a Delaware corporation and Evercore
               Advisors, Inc., a Delaware limited liability company.
  *3.1     --  Certificate of Incorporation of Enquirer/Star, Inc. and
               amendments thereto.(1)
  *3.2     --  Amended By-Laws of Enquirer/Star, Inc.(1)
  *3.3     --  Amendment of Certificate of Incorporation of Operations,
               dated November 7, 1994, changing its name to American Media
               Operations, Inc. from Enquirer/Star, Inc.
  *3.4     --  Articles of Incorporation of American Media Marketing, Inc.
  *3.5     --  By-laws of American Media Marketing, Inc.
  *3.6     --  Certificate of Incorporation of Biocide, Inc.
  *3.7     --  By-laws of Biocide, Inc.
  *3.8     --  Certificate of Incorporation of Country Weekly, Inc.
  *3.9     --  By-laws of Country Weekly, Inc.
  *3.10    --  Certificate of Incorporation of Distribution Services, Inc.
  *3.11    --  Restated By-laws of Distribution Services, Inc.
  *3.12    --  Articles of Incorporation of Fairview Printing, Inc.
  *3.13    --  By-laws of Fairview Printing, Inc.
  *3.14    --  Articles of Incorporation of Health Xtra, Inc.
  *3.15    --  By-laws of Health Xtra, Inc.
  *3.16    --  Certificate of Incorporation of Marketing Services, Inc.
  *3.17    --  By-laws of Marketing Services, Inc.
  *3.18    --  Articles of Incorporation of National Enquirer, Inc. and
               amendments thereto.
  *3.19    --  Restated By-laws of National Enquirer, Inc.
  *3.20    --  Certificate of Incorporation of NDSI, Inc. and amendments thereto.
  *3.21    --  By-laws of NDSI, Inc.
  *3.22    --  Restated Certificate of Incorporation of Retail Marketing
               Network, Inc.
  *3.23    --  By-laws of Retail Marketing Network, Inc.
  *3.24    --  Certificate of Incorporation of Star Editorial, Inc. and
               amendments thereto.
  *3.25    --  By-laws of Star Editorial, Inc. (formerly known as "Video
               Digest Inc.")
  *3.26    --  Articles of Incorporation of SOM Publishing, Inc. and
               amendments thereto.
  *3.27    --  By-laws of SOM Publishing, Inc. (formerly known as "The
               Medium Corporation").
  *3.28    --  Articles of Incorporation of Weekly World News, Inc.
  *3.29    --  By-laws of Weekly World News, Inc.

EXHIBIT
NUMBER                                 DESCRIPTION
- -------                                -----------
  *4.1     --  Indenture, dated as of May 7, 1999, among American Media
               Operations, Inc., National Enquirer, Inc., Star Editorial,
               Inc., SOM Publishing, Inc. Weekly World News, Inc., Country
               Weekly, Inc., Distribution Services, Inc., Fairview
               Printing, Inc., NDSI, Inc., Biocide, Inc., American Media
               Marketing, Inc., Health Xtra, Inc., Retail Marketing Network
               and Marketing Services, Inc., and The Chase Manhattan Bank,
               a New York banking corporation, as Trustee.
  *4.2     --  Exchange and Registration Rights Agreement, dated as of May
               7, 1999, among American Media Operations, Inc., National
               Enquirer, Inc., Star Editorial, Inc., SOM Publishing, Inc.
               Weekly World News, Inc., Country Weekly, Inc., Distribution
               Services, Inc., Fairview Printing, Inc., NDSI, Inc.,
               Biocide, Inc., American Media Marketing, Inc., Health Xtra,
               Inc., Retail Marketing Network and Marketing Services, Inc.
               and Chase Securities Inc.
  *4.3     --  Credit Agreement, dated as of May 7, 1999, among American
               Media Inc., American Media Operations, Inc., the Lenders
               party thereto, The Chase Manhattan Bank, as Administrative
               Agent, and Chase Securities Inc., as Arranger.
  *4.4     --  Guarantee Agreement, dated as of May 7, 1999, among American
               Media, Inc., each of the subsidiaries listed on Schedule I thereto and The Chase Manhattan Bank, as Collateral Agent
               for the Secured Parties (as defined in the Security
               Agreement).
  *4.5     --  Indemnity, Subrogation and Contribution Agreement, dated as of May 7, 1999, among American Media Operations, Inc., each subsidiary of American Media, Inc. listed on Schedule I
               thereto and The Chase Manhattan Bank, as Collateral Agent
               for the Secured Parties (as defined in the Security
               Agreement).
  *4.6     --  Pledge Agreement, dated as of May 7, 1999, among American
               Media Operations, Inc., American Media, Inc., each
               subsidiary of Media listed on Schedule I thereto and The
               Chase Manhattan Bank, as Collateral Agent for the Secured
               Parties (as defined in the Security Agreement).
  *4.7     --  Security Agreement, dated as of May 7, 1999, among American
               Media Operations, Inc., American Media, Inc., each
               subsidiary of Media listed on Schedule I thereto and The
               Chase Manhattan Bank, as collateral agent for the Secured
               Parties (as defined herein).
 **5       --  Opinion of Simpson Thacher & Bartlett.
 *10.1     --  David J. Pecker Employment Agreement, dated as of February
               16, 1999.
 *10.2     --  Side Letter regarding David J. Pecker Employment Agreement to David Pecker from EMP Group L.L.C., dated as of April 13,
               1999.
 *12       --  Computation of Ratio of Earnings to Fixed Charges.
 *21       --  Subsidiaries of American Media Operations, Inc.
**23.1     --  Consent of Arthur Andersen LLP
**23.2     --  Consent of Simpson Thacher & Bartlett (included in Exhibit
               5).
 *24       --  Powers of Attorney (included on pages II-6 through II-20).
 *25       --  Form T-1 Statement of Eligibility under the Trust Indenture
               Act of 1939 of The Chase Manhattan Bank, as Trustee.
 *27       --  Financial Data Schedule for period ended March 29, 1999.
**99.1     --  Form of Letter of Transmittal.
**99.2     --  Form of Notice of Guaranteed Delivery.


- ---------------
(1) Enquirer/Star, Inc. is now named American Media Operations, Inc. ("Operations"); Enquirer/Star Group, Inc. ("Group") is now named American Media, Inc. ("Media").


*   Previously filed.



**  Filed herewith.